UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Soliciting Material under §240.14a-12

LOUISIANA-PACIFIC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT AND NOTICE TO STOCKHOLDERS OF ANNUAL MEETING	414 Union Street, Suite 2000 Nashville, Tennessee 37219 (615) 986-5600 LP is a trademark of Louisiana-Pacific Corporation.

W. BRADLEY SOUTHERN

CHAIR OF THE BOARD OF DIRECTORS & CHIEF EXECUTIVE OFFICER

+27%

SIDING

SOLUTIONS GROWTH

$1.3B

SHARE BUYBACKS

“2021 was a record year for LP Building Solutions. Our sustainable business model helped employees overcome the ongoing challenges of the COVID-19 pandemic and significant supply chain disruptions to meet robust demand for new residential construction and repair and remodeling. The result was all-time high revenue and EBITDA for all LP segments.”

Dear Stockholder:

On behalf of the Board of Directors of Louisiana-Pacific Corporation (“LP”), thank you for your investment and continued confidence in LP. I cordially invite you to attend our 2022 Annual Meeting of Stockholders. In light of public health and safety concerns regarding the continuing coronavirus (“COVID-19”) pandemic and related restrictions, this year’s Annual Meeting of Stockholders will be held virtually via live audio webcast at http:// www.virtualshareholdermeeting.com/LPX2022 on April 27, 2022 at 7:30 a.m. Central Time.

At this year’s meeting, you will be asked to vote on (1) the election of three directors, (2) the ratification of the appointment of LP’s independent registered public accounting firm for 2022, (3) the approval of the Louisiana-Pacific Corporation 2022 Omnibus Stock Award Plan, and (4) the approval, on a non-binding, advisory basis, of named executive officer compensation. Our Board of Directors unanimously recommends a vote for each of the directors and for Items 2, 3 and 4. Action may also be taken on any other matters that may properly come before the meeting.

Regardless of the number of shares you own, your vote is important. Whether or not you expect to attend the meeting, we urge you to vote promptly according to the instructions in the Notice of Internet Availability of Proxy Materials you received by mail or in the proxy statement.

Sincerely,

W. Bradley Southern

March 18, 2022

NOTICE of Annual Meeting of Stockholders
DATE	TIME	PLACE
Wednesday	7:30 a.m.	Via audio webcast at
April 27, 2022	Central Time	http://www.virtualshareholdermeeting.com/LPX2022

ITEMS OF BUSINESS:

The 2022 Annual Meeting of Stockholders will be held for the following purposes:

1.	To elect three Class I directors;
2.	To ratify the appointment of Deloitte & Touche LLP as LP’s independent registered public accounting firm for 2022;
3.	To approve the Louisiana-Pacific Corporation 2022 Omnibus Stock Award Plan;
4.	To approve, on a non-binding, advisory basis, named executive officer compensation; and
5.	To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

By Order of the Board of Directors,

Nicole Daniel

SVP, General Counsel & Corporate Secretary

Nashville, Tennessee
March 18, 2022

WHO MAY VOTE:

Only stockholders of record at the close of business on March 3, 2022 are entitled to notice of, and to vote at, the 2022 Annual Meeting of Stockholders.

In accordance with the General Corporation Law of the State of Delaware, a complete list of the holders of record of LP’s Common Stock entitled to vote at the meeting will be available at http://www.virtualshareholdersmeeting.com/LPX2022 during the meeting.

ADMISSION:

You do not have to register in advance to attend the virtual Annual Meeting of Stockholders. You can be admitted to and attend the virtual Annual Meeting of Stockholders at http://www.virtualshareholdermeeting.com/LPX2022 by entering the 16 digit voting control number found on your proxy card. Stockholders may vote, submit questions, and access the list of stockholders entitled to vote during the Annual Meeting of Stockholders by following the instructions available on the website above during the meeting.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF THREE WAYS:

Whether or not you expect to attend the virtual Annual Meeting of Stockholders, please vote as soon as possible according to the instructions in the Notice of Internet Availability of Proxy Materials you received by mail or, if you requested a paper copy of the proxy statement, on your enclosed proxy card. You may revoke your proxy by following the instructions listed on Page 7 of the proxy statement.	INTERNET	BY MAIL	DURING THE MEETING

www.lpcorp.com

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 27, 2022

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of each of the proxy statement and our Annual Report to Stockholders (with our Form 10-K for the year ended December 31, 2021). The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access the proxy materials over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the proxy statement, the Annual Report to Stockholders (with our Form 10-K for the year ended December 31, 2021) and a form of proxy card. The proxy statement and form of proxy card accompanying this notice are being furnished to stockholders on or about March 18, 2022. On written request, LP will provide, without charge, a copy of its Annual Report to Stockholders (with our Form 10-K for the year ended December 31, 2021 filed with the SEC (including the financial statements and a list briefly describing the exhibits thereto)) to any record holder or beneficial owner of LP’s Common Stock on March 3, 2022, the record date for the 2022 Annual Meeting, or to any person who subsequently becomes such a record holder or beneficial owner. The report will be available for mailing in mid-March 2022. Requests should be mailed via first class U.S. postage to: Corporate Affairs, Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

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PROXY STATEMENT

Louisiana-Pacific Corporation, a Delaware corporation (“LP”), is soliciting proxies on behalf of its Board of Directors (“Board”) to be voted at the 2022 Annual Meeting of Stockholders (including any postponement or adjournment of the meeting). This proxy statement and the accompanying proxy card are first being distributed to stockholders beginning on March 18, 2022.

PROPOSALS AND BOARD RECOMMENDATIONS

Our 2022 Annual Meeting of Stockholders will be held via audio webcast at http://www.virtualshareholdermeeting. com/LPX2022 on Wednesday, April 27, 2022, at 7:30 a.m. Central time. At the time this proxy statement was printed, management knew of only the following four items of business to be presented at the 2022 Annual Meeting of Stockholders, as listed in the Notice of Annual Meeting of Stockholders and the Notice of Internet Availability of Proxy Materials (further described under “Voting Procedure” below).

— PROPOSAL 1 – TO ELECT THREE CLASS I DIRECTORS

The LP Board recommends a vote “FOR” the election of three Class I director nominees, Ms. Embree, Ms. Gottung and Mr. McCoy, all of whom are current members of the Board. Ms. Embree is an independent director and serves as a member of the Compensation Committee and as a member of the Governance and Corporate Responsibility Committee (“Governance Committee”). Ms. Gottung is an independent director and serves as Chair of the Governance Committee and as a member of the Compensation Committee and Executive Committee. Mr. McCoy is the Lead Independent Director and serves as Chair of the Compensation Committee and as a member of the Executive Committee and Governance Committee. Additional biographical information regarding each nominee may be found below under “Proposal 1: Election of Directors—Nominees for Director.”

— PROPOSAL 2 – TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS LP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

The LP Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as LP’s independent registered public accounting firm for 2022. Additional information regarding the independent registered public accounting firm may be found below under “Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.”

— PROPOSAL 3 – TO APPROVE THE LOUISIANA-PACIFIC CORPORATION 2022 OMNIBUS STOCK AWARD PLAN

The LP Board recommends a vote “FOR” the approval of the Louisiana-Pacific Corporation 2022 Omnibus Stock Award Plan. Additional information regarding the plan may be found below under “Proposal 3: Approval of the Louisiana-Pacific Corporation 2022 Omnibus Stock Award Plan.”

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— PROPOSAL 4 – TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION

The LP Board recommends a vote “FOR” the approval, on a non-binding, advisory basis, of the compensation of LP’s named executive officers, as disclosed in LP’s proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation of Executive Officers—Compensation Discussion and Analysis” section, the “Summary Compensation Table”, the other executive compensation tables and accompanying footnotes and narrative discussion. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders an opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers. We believe that our executive compensation programs must attract, retain and motivate our management team to lead our company to sustainable financial performance that furthers the long-term interests of LP and its stakeholders. Stockholders approved the named executive officer compensation described in our 2021 Proxy Statement for the 2021 Annual Meeting of Stockholders by a favorable vote of approximately 97% of the votes cast. Additional information regarding executive compensation may be found below under “Compensation of Executive Officers.”

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VOTING PROCEDURE

As allowed by rules and regulations of the SEC, we are providing access to this proxy statement by internet. You will not receive a paper copy of this proxy statement by mail unless you request it. Instead, you were sent a Notice of Internet Availability of Proxy Materials providing instructions on how to view this proxy statement and vote your proxy by internet.

If you requested a paper copy of this proxy statement, a proxy card is enclosed for your use. To vote by mail, please sign, date, and return the proxy card promptly. For your convenience, a return envelope is enclosed, which requires no postage if mailed in the United States. You may indicate your voting instructions on the proxy card in the spaces provided. Properly completed proxies will be voted as instructed. If you return a proxy without indicating voting instructions, your shares will be voted in accordance with the recommendations of the Board for the directors nominated in Item 1 and for Item 2, Item 3 and Item 4 listed in the Notice of Annual Meeting of Stockholders.

If you vote your proxy prior to the meeting, you may revoke it by (1) filing either a written notice of revocation or a properly signed proxy bearing a later date with the Corporate Secretary of LP at any time before the meeting, (2) voting in person at the 2022 Annual Meeting of Stockholders, or (3) following the instructions in the Notice of Internet Availability of Proxy Materials.

If shares are held for your account in the Automatic Dividend Reinvestment Plan administered by Computershare Trust Company, N.A., all your shares held in the plan will be voted in the same manner as shares you vote by proxy. If you do not vote by proxy, the shares held for your account in the plan will not be voted.

Only stockholders of record at the close of business on March  3, 2022, are entitled to receive notice of the 2022 Annual Meeting of Stockholders and to vote at the 2022 Annual Meeting of Stockholders. At the record date, there were 86,027,851 shares of common stock of LP, $1 par value per share (“Common Stock”), outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon. A majority of the outstanding shares of Common Stock represented at the meeting will constitute a quorum. Additional information concerning holders of outstanding Common Stock may be found under the heading “Holders of Common Stock” below.

The Board has adopted a confidential voting policy which provides that the voting instructions of stockholders are not to be disclosed to LP except (a) in the case of communications intended for management, (b) in the event of certain contested matters or (c) as required by law. Votes will be tabulated by independent tabulators and summaries of the tabulation will be provided to management.

Banks and brokers acting as nominees for beneficial owners are not permitted to vote proxies with regard to Items 1, 3 and 4 on behalf of beneficial owners who have not provided voting instructions to the nominee (a “broker non-vote”), making it especially important that, if you hold your shares in “street name,” you send your broker your voting instructions.

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PROPOSAL 1 ELECTION OF DIRECTORS

—  GENERAL

We have a professionally diverse and independent Board. The Board currently has eight members, consisting of our Chief Executive Officer and seven independent directors. LP’s Bylaws provide for a classified Board consisting of three classes, with each class serving three-year terms. If elected at the 2022 Annual Meeting of Stockholders, the term of our Class I directors will expire at the 2025 Annual Meeting of Stockholders. The term of our Class II directors will expire at the 2023 Annual Meeting of Stockholders and the term of our Class III directors will expire at the 2024 Annual Meeting of Stockholders.

Stockholders are being asked to vote on the election of three Class I directors, Ms. Embree, Ms. Gottung and Mr. McCoy, to serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each of these director nominees currently serves as a Class I director. The Board has determined that each of Ms. Embree, Ms. Gottung and Mr. McCoy (i) has no material relationship with LP (either directly or as a partner, stockholder, officer or director of an organization that has a relationship with LP) other than his or her service as a director of LP, and (ii) is independent under the listing standards adopted by the New York Stock Exchange (the “NYSE”).

Your shares represented by a properly completed and returned proxy card will be voted “FOR” the election of the three nominees named above unless you specify otherwise (Item 1 on the proxy card). If any nominee becomes unavailable to serve, your proxy will be voted for a substitute nominee designated by the Board. Each nominee who receives the affirmative vote of a majority of the total votes cast on their election will be elected, meaning that the number of shares voted for a director’s election exceeds the number of votes cast against that director’s election. Abstentions and broker non-votes will not count in determining the total number of votes cast on their election.

Set forth below is certain information about the background, skills and expertise of each director nominated for election relevant to their service as a director, as well as certain information about the background, skills and expertise of the other members of the Board whose terms of office will continue beyond the 2022 Annual Meeting of Stockholders. The summary of qualifications that the Governance Committee uses in its review of director qualifications is described below under “Corporate Governance—Consideration of Director Nominees” following the individual director biographical information below.

THE NOMINEES HAVE BEEN RECOMMENDED TO THE BOARD BY THE GOVERNANCE COMMITTEE OF THE BOARD. THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES IDENTIFIED BELOW.

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— NOMINEES FOR DIRECTOR

(For Three-Year Terms Expiring at the 2025 Annual Meeting)

Age 48 Director since: 2016 INDEPENDENT DIRECTOR	TRACY EMBREE

Vice President and President of Distribution Business Segment of Cummins, Inc.

Background: Ms. Embree has worked at Cummins Inc. (NYSE: CMI), a leader in the design, manufacture, distribution and service of diesel and alternative fuel engines and related technologies (“Cummins”), since 2000 and has held the role of Vice President and President of Cummins’ Distribution Business Segment since 2019. Prior to leading the Distribution Business Segment, Ms. Embree served as Vice President and President of Cummins’ Components Group from 2015 to 2019. She also previously served as the President of Cummins Turbo Technologies. Since she joined Cummins, Ms. Embree has served in a variety of roles with increasing responsibility and leadership, including marketing and sales and manufacturing, and she has been a corporate Vice President of Cummins since 2011. Ms. Embree graduated from Massachusetts Institute of Technology with a bachelor of science in Chemical Engineering and holds an M.B.A. from Harvard Business School. She is a board member of the Cummins Foundation.

Skills and Expertise: The Board selected Ms. Embree to serve as a director based upon a number of considerations, including her experience in formulating corporate strategy, implementing new market strategies, sales, and operations for a global business. The Board believes that her leadership experience in these areas make her particularly well-suited to serve as a director of LP.

Committees: Compensation Committee, Governance Committee

Age 65 Director since: 2006 INDEPENDENT DIRECTOR	LIZANNE C. GOTTUNG

Retired EVP-Senior Adviser to the CEO/Chairman of Kimberly-Clark Corporation

Background: Ms. Gottung joined the board of directors of Sylvamo Corporation (NYSE: SLVM), a global producer of uncoated paper, in October 2021 and serves as the Chair of the Management Development and Compensation Committee. Ms. Gottung retired from Kimberly-Clark Corporation (NYSE: KMB) in 2017 as EVP-Senior Adviser to the CEO/Chairman of Kimberly-Clark Corporation. Prior to that appointment, Ms. Gottung served as Senior Vice President and Chief Human Resources Officer of Kimberly-Clark Corporation from 2002 to 2017. She held a variety of human resources, manufacturing and operational roles of increasing responsibility with Kimberly-Clark Corporation over the 36 years prior to her retirement. Ms. Gottung graduated from State University of New York at Albany with a bachelor’s degree in Business Administration.

Skills and Expertise: The Board selected Ms. Gottung to serve as a director based upon a number of considerations, including her experience in labor relations and human resources with a large publicly held corporation. The Board believes that her extensive experience in leading, designing and implementing human capital strategies including compensation and benefits, both domestically and globally, talent management, diversity and inclusion, organizational effectiveness and corporate health services make her particularly well-suited to serve as a director of LP.

Committees: Compensation Committee, Executive Committee, Governance Committee (Chair)

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Age 72 Director since: 2002 LEAD INDEPENDENT DIRECTOR	DUSTAN E. MCCOY

Retired Chairman and Chief Executive Officer of Brunswick Corporation

Background: Mr. McCoy was Chairman and Chief Executive Officer and director of Brunswick Corporation (NYSE: BC), a market leader in the marine, fitness and billiards industries, from December 2005 until his retirement on February 29, 2016. He joined Brunswick Corporation in September 1999 and in addition to the roles above, also served as Vice President, General Counsel and Corporate Secretary until October 2000, and served as President of the Brunswick Boat Group from October 2000 to December 2005. In 1999, he served as Executive Vice President of Witco Corporation, which traded on the NYSE under the ticker symbol WIT prior to its merger with Crompton & Knowles in 1999, and prior to that served as Witco’s Senior Vice President, General Counsel and Corporate Secretary. Mr. McCoy is also the lead independent director of Freeport-McMoRan Inc. (NYSE: FCX) and a director of YETI Holdings, Inc. (NYSE: YETI). Mr. McCoy graduated from Eastern Kentucky University with a bachelor’s degree in Political Science and a J.D. from Salmon P. Chase College of Law at Northern Kentucky University.

Skills and Expertise: The Board selected Mr. McCoy to serve as a director because of his extensive experience in legal and compliance matters, and specifically his experience in corporate governance and disclosure matters for publicly traded companies. The Board believes that Mr. McCoy’s broad understanding of the operational, financial and strategic issues facing large global companies, his leadership and oversight in LP’s compliance matters, his leadership roles for companies producing both commodity and specialty products, and his valuable strategic advice to the Board and management in advancing LP’s interests make him particularly well-suited to serve as a director of LP.

Committees: Compensation Committee (Chair), Executive Committee, Governance Committee

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— CONTINUING DIRECTORS

The current members of the Board whose terms of office will continue beyond the 2022 Annual Meeting of Stockholders are listed below. The Board has determined that each continuing director named below, other than Mr. Southern, (i) has no material relationship with LP (either directly or as a partner, stockholder, officer or director of an organization that has a relationship with LP) other than his or her service as a director of LP, and (ii) is independent under the listing standards adopted by the NYSE.

Age 50 Director since: 2021 – Current Term Expiring 2023 INDEPENDENT DIRECTOR	JOSE A. BAYARDO

Senior Vice President and Chief Financial Officer of NOV Inc.

Background: Mr. Bayardo is the Senior Vice President and Chief Financial Officer of NOV Inc. (NYSE: NOV), a leading global provider of equipment and technology to the energy industry (“NOV”), a position he has held since August 2015. Prior to joining NOV in 2015, Mr. Bayardo served as Senior Vice President of Resource and Business Development at Continental Resources, Inc. (NYSE: CLR), a petroleum and natural gas exploration and production company, and spent nine years serving in various roles at Complete Production Services, Inc., an oilfield service provider which traded on the NYSE under the ticker symbol CPX prior to its acquisition by Superior Energy Services Inc. in 2012, including Senior Vice President, Chief Financial Officer and Treasurer. Prior to that, he was an investment banker with J.P. Morgan Securities, Inc. Mr. Bayardo graduated from the University of Texas at Austin with a bachelor of science degree in Chemical Engineering, from the McCormick School of Engineering at Northwestern University with a master’s degree in Engineering Management and from Kellogg Graduate School of Management at Northwestern University with an M.B.A.

Skills and Expertise: The Board selected Mr. Bayardo to serve as a director based on his broad financial expertise and experience as a chief financial officer of a large public company. Mr. Bayardo also has extensive experience with mergers and acquisitions and global manufacturing. The Board believes this experience makes him particularly well-suited to serve as a director of LP.

Committees: Audit Committee, Governance Committee

Age 58 Director since: 2019 – Current Term Expiring 2024 INDEPENDENT DIRECTOR	F. NICHOLAS GRASBERGER III

Chairman and Chief Executive Officer of Harsco Corporation

Background: Mr. Grasberger is Chairman and Chief Executive Officer of Harsco Corporation (NYSE: HSC), a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector (“Harsco”). He joined Harsco in 2013 as Chief Financial Officer and was appointed President and Chief Executive Officer in 2014. He became Chairman in October 2018. Prior to joining Harsco, Mr. Grasberger served as Managing Director of the Precision Polymers Division of Fenner PLC, which traded the London Stock Exchange under the ticker symbol FENR prior to its acquisition by Compagnie Générale des Établissements Michelin in 2018. Earlier, he spent four years with Armstrong World Industries, Inc. (NYSE: AWI), first as Senior Vice President and Chief Financial Officer, and later as Executive Vice President of Building Products and Asia Pacific. Mr. Grasberger also held the positions of Vice President and Chief Financial Officer for Kennametal, Inc. (NYSE: KMT), and as Corporate Treasurer and Director of Corporate Planning at H. J. Heinz Company, which has since merged into Kraft Heinz Company (NASDAQ: KHC). He started his career with USX Corporation, since renamed United States Steel Corporation (NYSE: X). Mr. Grasberger graduated from the University of Notre Dame with a bachelor’s degree in Business Administration and Finance, and from the University of Pittsburgh’s Katz Graduate School of Business with an M.B.A.

Skills and Expertise: The Board selected Mr. Grasberger to serve as a director based upon his broad financial expertise and strong leadership experience. The Board believes that Mr. Grasberger’s significant record as a successful chief executive officer and his experience leading public companies will provide strategic insight to LP and makes him particularly well-suited to serve as a director of LP.

Committees: Audit Committee (Chair), Executive Committee, Governance Committee

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Age 71 Director since: 2016 – Current Term Expiring 2024 INDEPENDENT DIRECTOR	OZEY K. HORTON, JR.

Director Emeritus of McKinsey & Company

Background: Mr. Horton has been a Director Emeritus of McKinsey & Company, a global management and consulting firm, since 2011, when he retired after nearly 30 years with the firm. At McKinsey & Company, Mr. Horton worked in various practice areas around the globe, including Pulp, Paper and Packaging, Industrial, Change Management, Global Operations in Energy and Materials, and Basic Materials. Mr. Horton is a faculty member for McKinsey & Company’s leadership development program and also serves as an independent business advisor. Mr. Horton also serves as a director of Worthington Industries, Inc. (NYSE: WOR). Mr. Horton graduated from Duke University with a bachelor of science in Civil and Environmental Engineering and from Harvard Business School with an M.B.A.

Skills and Expertise: The Board selected Mr. Horton to serve as a director because of his extensive experience in global operations, strategic planning, merger and acquisition integration and change management. The Board believes that Mr. Horton’s broad understanding of the operational and strategic issues facing large global companies and his experience in both change management and merger and acquisition integration make him particularly well-suited to serve as a director of LP.

Committees: Audit Committee, Governance Committee

Age 61 Director since: 2019 – Current Term Expiring 2023 INDEPENDENT DIRECTOR	STEPHEN E. MACADAM

Retired Chief Executive Officer of EnPro Industries, Inc.

Background: Mr. Macadam served as Chief Executive Officer and President of EnPro Industries, Inc. (NYSE: NPO), a manufacturing company (“Enpro”), from April 2008 to July 2019. He served on the board of directors of EnPro from 2008 until his retirement effective February 29, 2020, including as Vice Chairman beginning in August 2019. Prior to joining EnPro, he was Chief Executive Officer of BlueLinx Holdings Inc. (NYSE: BXC), a building products wholesaler, from October 2005 to March 2008. Mr. Macadam was President and Chief Executive Officer of Consolidated Container Company, a plastic packaging manufacturer, from 2001 to 2005. From March 1998 until August 2001, he held executive positions with Georgia-Pacific Corporation, which traded on the NYSE under the ticker symbol GP prior to its acquisition by Koch Industries, Inc. in 2005. Mr. Macadam held positions of increasing responsibility with McKinsey & Company, Inc., a global management and consulting firm, from 1988 until 1998, culminating in the role of principal in charge of its Charlotte, NC operation. Mr. Macadam also serves on the board of directors for each of Veritiv Corporation (NYSE: VRTV) and Valvoline Inc. (NYSE: VVV), and has served in such roles since 2020 and 2016, respectively. He previously served as a director for Axiall Corporation, which traded on the NYSE under the ticker symbol AXLL prior to its acquisition by Westlake Chemical Corporation (NYSE: WLK) in 2016, from 2009 to 2014. Mr. Macadam received a bachelor of science degree in Mechanical Engineering from the University of Kentucky, a master of science degree in Finance from Boston College and an M.B.A. from Harvard University, where he was a Baker Scholar.

Skills and Expertise: The Board selected Mr. Macadam to serve as a director because of his valuable financial expertise and his experience and knowledge in the areas of corporate governance, industrial products manufacturing, building products, product distribution, and procurement. The Board also believes that Mr. Macadam’s extensive experience leading publicly traded companies makes him particularly well-suited to serve as a director of LP.

Committees: Audit Committee, Compensation Committee, Governance Committee

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Age 62 Director since: 2017 – Current Term Expiring 2024	W. BRADLEY SOUTHERN

Chair of the Board and Chief Executive Officer of LP

Background: Mr. Southern has been Chair of the Board since May 22, 2020 and Chief Executive Officer of LP since July 1, 2017. Mr. Southern served as Executive Vice President and Chief Operating Officer of LP from November 1, 2016 to June 30, 2017. Prior to that, Mr. Southern served as Executive Vice President and General Manager of Oriented Strand Board (“OSB”) beginning in 2015 and Senior Vice President of Siding beginning in 2012. Mr. Southern started with LP in 1999 and held multiple positions with increasing responsibilities before being named Vice President of Specialty Operations in 2004. Mr. Southern also serves as a director of Astec Industries, Inc. (NASDAQ: ASTE). Mr. Southern was named to the National Association of Manufacturers Board of Directors in October 2020. Mr. Southern has a bachelor of science degree and a master’s degree in Forest Resources, both from the University of Georgia.

Skills and Expertise: The Board selected Mr. Southern to serve as a director based upon a number of considerations, including his appointment as Chief Executive Officer of LP, his performance as an executive at LP and his long history and deep familiarity with LP’s operational matters. The Board also considered Mr. Southern’s expansive knowledge of the Forest Products industry in North and South America, together with his knowledge and experience in strategic planning, finance, accounting, specialty products and plant management. The Board also believes Mr. Southern is an effective liaison between the Board and management.

Committees: Executive Committee (Chair)

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CORPORATE GOVERNANCE

— CURRENT BOARD COMPOSITION

The following matrix provides information regarding the members of our Board, including demographic information for, and certain qualifications and experience possessed by, the members of our Board, which our Board believes are relevant to our business and industry and provide a range of viewpoints that are invaluable for our Board’s discussions and decision-making processes. The matrix does not encompass all of the qualifications, experiences or attributes of the members of our Board, and the fact that a particular qualification, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular qualification, experience or attribute with respect to any of the members of our Board does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of qualification and experience listed below may vary among the members of the Board.

Qualifications and Experience	Bayardo	Embree	Gottung	Grasberger	Horton	Macadam	McCoy	Southern
Public Company Board Experience
C-Suite Leadership
Financial Literacy / Accounting
Manufacturing and Distribution / Sourcing / Logistics
Global Operations Experience
HR / Labor Relations
Sales / Marketing
Risk Management
Strategic Planning
Corporate Governance / Ethics / Legal
Environmental / Sustainability / Corporate Responsibility
Demographics
Race / Ethnicity
African American
Asian / Pacific Islander
White / Caucasian
Hispanic / Latino
Native American
Gender
Male
Female
Non-Binary
LGBTQ+
Board Tenure
Years of Service	<1	6	16	3	6	3	20	5

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DIRECTOR INDEPENDENCE	BOARD TENURE

RACE/ETHNICITY AND GENDER DIVERSITY	AGE DIVERSITY

— PRINCIPLES OF CORPORATE GOVERNANCE

Strong corporate leadership of the highest ethics and integrity has long been a major focus of LP’s Board and management. The key tenets of LP’s Corporate Governance Guidelines include the following:

•	The Board elects the director who serves as Chair of the Board, who may be the Chief Executive Officer (or “CEO”) or any other director. Currently, the CEO serves as Chair of the Board. Pursuant to LP’s Corporate Governance Guidelines, when the positions of Chair of the Board and CEO are held by the same person, the Board adopts a counterbalancing governance strategy, pursuant to which a Lead Independent Director is elected annually by the independent directors to preside over executive sessions of the independent directors, facilitate information flow and communications between the directors and the Chair of the Board, coordinate the activities of the other independent directors and perform such other duties as specified by the Board and outlined in the Lead Independent Director Profile contained in LP’s Corporate Governance Guidelines. Currently, Dustan E. McCoy serves as Lead Independent Director.

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•	A majority of the members of the Board and all members of the Finance and Audit Committee (the “Audit Committee”), the Compensation Committee, and Governance Committee must be independent. To be considered independent under LP’s Corporate Governance Guidelines, a director must:
–	meet the applicable standards imposed by the SEC and the NYSE and any federal laws as may from time to time be made applicable to the Board;
–	be independent of management and LP and free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence;
–	have not been an officer or employee of LP (including its subsidiaries or affiliates) at any time in the past three years and in order to qualify for service on the Compensation Committee, have not been an officer or employee of LP (including its subsidiaries or affiliates) at any time in the past five years; and
–	have no material relationship with LP or any of its affiliates or any executive officer of LP or any of its affiliates (either directly or as a partner, shareholder or officer of an organization) as affirmatively determined by action of the Board.
•	The Board has determined that each current director other than Mr. Southern is independent under the standards listed above. LP’s independence standards are available on its website at www.lpcorp.com by clicking on “About LP,” then “Investor Relations,” then “Corporate Governance,” together with the rest of LP’s Corporate Governance Guidelines, as summarized in this section.
•	The independent directors meet in executive session without management present in connection with each quarterly Board meeting.
•	Following any material change in his or her principal occupation or business association, including retirement from any such other occupation or association, that director must immediately tender his or her resignation for consideration by the Board, which may choose not to accept it.
•	Directors must retire as of the date of the next annual meeting of stockholders after attaining age 75.
•	Directors are provided with orientation and continuing education opportunities on an ongoing basis relating to performance of their duties as directors and Board committee members.
•	The composition, structure, purpose, responsibilities and duties of each of the standing Board committees are set forth in written charters approved from time to time by the Board.
•	The Board and each of the Board committees have authority to engage outside advisers, including an independent compensation consultant and outside legal counsel, who are independent of management to provide expert or legal advice to the directors.
•	The Governance Committee oversees annual evaluations of the operations and effectiveness of the Board and the Governance Committee in governing LP, with feedback from the Lead Independent Director, and communicates the results of these evaluations to the full Board.
•	Each director must receive a majority of the stockholder votes cast in uncontested elections of directors.
•	LP has adopted both a Code of Business Conduct and Ethics and a Code of Ethics for senior financial officers.
–	The Code of Business Conduct and Ethics is applicable to all directors, officers, and employees and addresses, among other matters, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, legal and regulatory compliance, and reporting of illegal or unethical behavior.
–	The Code of Ethics for senior financial officers, including the CEO, relates to conflicts of interest and full, fair and accurate financial reporting.
–	Directors and executive officers may be granted waivers of either Code only by a decision of the Board (or a Board committee to which this responsibility is delegated), which will be promptly disclosed to LP’s stockholders by posting on LP’s website at www.lpcorp.com. In 2021, there were no waiver requests.
•	LP’s CEO is responsible for maintaining a succession-planning process with respect to top management positions and must report to the Board at least annually regarding specific assessments and recommendations.
•	The Board has adopted stock ownership guidelines for both directors and executive officers. The guidelines specify target amounts of share ownership. Each outside director is expected to acquire and hold a number of shares equal in value to five times the regular annual cash retainer for outside directors within five years of joining the Board. For 2021, all of the directors met the guidelines. See the section below captioned “—Director Stock Ownership Guidelines.” The guidelines for executive officers are discussed under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis—Additional Policies and Guidelines Affecting Executive Compensation.”

Current copies of LP’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for senior financial officers are available on LP’s website at www.lpcorp. com by clicking on “About LP,” then “Investor Relations,” then “Corporate Governance.” Any amendments to either Code will also be posted at www.lpcorp.com. Copies of any of these documents may also be obtained free of charge by writing to Corporate Affairs, Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

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— THE BOARD LEADERSHIP STRUCTURE

The members of the Board have a diverse set of skills and experiences and all of the members, except our CEO, are independent. As discussed above, the CEO of LP currently serves as the Chair of the Board and the Board has elected Mr. McCoy to serve as our Lead Independent Director. We believe that our leadership structure is in the best interests of LP and its stockholders and that it fosters innovative, responsive and strong leadership for LP as a whole. Our Board has determined that the election of an executive Chair must be accompanied by the election of a Lead Independent Director with a clearly defined and dynamic leadership role in the governance of the Board. In May 2020, the Board determined that appointing Mr. Southern as Chair of the Board and Mr. McCoy as Lead Independent Director would result in the governance structure best suited to enable our Board and management to carry out their responsibilities to our stockholders and promote the growth of LP. We believe the structure promotes, through the clearly articulated roles and responsibilities of the Lead Independent Director and Board committees, the objective and effective oversight of management.

The Chair’s current Board duties include: calling meetings of the Board; taking primary responsibility for preparing agendas for Board meetings in consultation with the Lead Independent Director and other directors and management; chairing meetings of the Board and the annual meeting of stockholders; receiving feedback from executive sessions of the independent directors; chairing meetings of the Executive Committee; communicating with directors on key issues and concerns outside of Board meetings; and representing LP to, and interacting with, external stakeholders and LP employees.

The Lead Independent Director’s current duties include: participating in Board meetings; acting as an intermediary in the event the Chair refers to the Lead Independent Director for guidance or to have something taken up at executive session of the independent directors; suggesting calling Board meetings to the Chair when appropriate; calling meetings of the independent directors and setting the agenda for, and leading, executive sessions of the independent directors; briefing the Chair on issues arising in the executive sessions; collaborating with the Chair to set the Board agenda and providing the Board with information; facilitating discussion among the independent directors on key issues and concerns outside of Board meetings; serving as the exclusive conduit to the Chair of views, concerns and issues of the independent directors; retaining advisors and consultants at the request of independent directors; serving on the Executive Committee of the Board; and coordinating with the Compensation Committee in the performance and evaluation of the CEO.

— OVERSIGHT OF RISK

The directors are elected representatives of the stockholders and act as fiduciaries on their behalf. In performing its general oversight function, the Board reviews and assesses LP’s strategic and business planning as well as management’s approach to addressing significant risks. All committees report directly to the Board regularly, and all committee minutes are distributed for review by the entire Board. Additionally, the Board and committees are authorized to retain independent advisers, including attorneys or other consultants, to assist in their oversight activities.

As set out in LP’s Corporate Governance Guidelines, it is the responsibility of the CEO, and of executive management under the CEO’s direction, to:

•	operate and manage the business of LP on a day-to-day basis in a competent and ethical manner to produce value for the stockholders;
•	regularly inform the Board of the status of LP’s business operations;
•	engage in strategic planning;
•	prepare annual operating plans and budgets; and
•	oversee risk management and financial reporting.

The Board fulfills its oversight responsibilities as set out in the Corporate Governance Guidelines on behalf of the stockholders and in furtherance of LP’s long-term health. The Board’s role does not involve managing the daily complexities of business transactions. The current leadership structure provides directors with significant information related to risks faced by LP, as well as an opportunity to synthesize, discuss and consider these risks independent of management and to provide guidance to management.

As part of its oversight responsibilities, the Board and its committees are involved in the oversight of risk management of LP. It does so in part through its review of findings and recommendations by LP’s Risk Management Council, the participants of which are executives and/or functional department leaders in the areas of risk management, finance, internal audit, legal and compliance, information technology (including cybersecurity), environmental, and product quality, all of whom supervise day-to-day risk management throughout LP. The purpose of the Risk Management Council is to help the CEO assess the effectiveness of LP’s identification and handling of risks. The Board and its committees have direct access to financial and compliance leaders on a quarterly basis or more frequently if requested. Further, the Board is provided a comprehensive report as to the Risk Management Council’s risk mapping efforts, as well as management’s efforts to mitigate and transfer risk.

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The Board committees consider risks within their areas of responsibilities under each of their charters. The Audit Committee is responsible for the following risk oversight functions:

•	overseeing LP’s enterprise risk management program, which includes consideration of operational risks, cyber-security risks, and financial risk related to accounting matters, financial reporting and legal and regulatory compliance;
•	reviewing various guidelines for cash, credit and liquidity measures;
•	reviewing risks related to financial disclosures and reporting; and
•	reviewing the audit risk assessment identifying internal controls and risks that affect the audit plan for the coming year.

The Governance Committee is responsible for oversight of risk related to various regulatory changes and trends related to corporate governance, including Board member selection and maintaining appropriate corporate governance principles and guidelines, as well as overseeing annual evaluations to assess Board and committee effectiveness. Additionally, the Governance Committee is responsible for the responsibilities previously delegated to the Environmental Quality and Compliance Committee, including oversight of risk related to LP’s sustainability strategy, safety, environmental and product quality policies and practices, programs for ethics and business conduct, including various matters raised through LP’s anonymous hotline reporting service, legal compliance, political activities and advocacy and human resource practices.

The Compensation Committee is responsible for oversight of risk relating to employment policies and LP’s compensation and benefits systems and annually reviewing these policies and practices to determine whether they are reasonably likely to have a material adverse effect on LP.

— SUSTAINABILITY

As a good corporate citizen, LP believes in “Doing the Right Thing Always.” This deeply rooted cultural norm drives the decisions we make and the actions we take every day. With strongly shared values and ethics, we strive to maintain the highest standards in how we treat each other, run our operations, work with our customers, and contribute to our communities. This commitment is reflected in our ongoing initiatives to sustainably source our key raw material (wood), to create high-quality, sustainable products, to safeguard the health and well-being of our employees, and to support our communities. These initiatives reflect our purpose of Building a Better World™. LP has been doing these things for a long time. We believe it is important to ensure that our actions are aligned with the diverse perspectives of our stakeholders and to be visible and transparent about our actions and how they fit into our corporate strategy.

Board Governance and Oversight

Our Governance Committee provides a specific governance framework for our environmental, social, and governance (ESG) efforts. These efforts are brought to life by our ESG Executive Council and Task Force, with cross-departmental representation within the company.

The Governance Committee takes a leadership role in shaping the governance of the corporation and provides oversight and direction regarding the functioning and operation of the Board. The Governance Committee is responsible for overseeing our (i) sustainability programs and practices, including human resources practices; (ii) safety, environmental, and product quality policies and practices; and (iii) ethics and business conduct.

Corporate Leadership and Management

The ESG Executive Council—comprised of our chief financial officer, senior vice president, chief human resources officer, senior vice president of manufacturing services, and senior vice president, general counsel—oversees our ESG Task Force. The ESG Task Force, which includes a cross-functional group of LP employees, is designed to lead our ESG efforts and further develop sustainability objectives and action plans toward specific, measurable goals.

Sustainability Framework

LP’s sustainability framework comprises five key areas: governance; our people; our products; our communities; and the environment. We evaluate risks and opportunities in each of these areas carefully. In 2021, we initiated an assessment of ESG priorities, engaging a broad group of stakeholders to identify the ESG topics most relevant to the long-term sustainability of our business. As part of this process, we initiated workshops that engaged internal subject matter experts across various business functions, including our ESG Task Force, Executive Leadership Team, Risk Management Council, and the Board, to understand important risks and opportunities for LP. The assessment revealed the most critical sustainability topics for the company. For each topic, we are gathering information and working with internal and external subject matter experts to establish specific goals necessary to address the key risks and opportunities. Once goals are identified, we will develop action plans for each one to help us achieve those goals.

The Value Reporting Foundation’s SASB Standards Board is an independent standards board that oversees the SASB Standards, an ESG guidance framework that sets standards for the disclosure of relevant and material sustainability information to investors. LP is aligned with SASB’s Forestry Management and Building Products & Furnishings standards.

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Our Governance

We have a diverse, independent Board that helps the company manage risk, as well as Board committees that oversee auditing, corporate responsibility, and executive compensation.

Our Code of Business Conduct and Ethics, Code of Ethics for senior financial officers and Supplier Code of Conduct guide our actions every day.

Our People

We are focused broadly on our employees’ safety and well-being, as well as on promoting and maintaining a diverse, talented, and growing workforce.

SAFETY

At LP, our first priority—now and always—is the safety and well-being of our employees, our customers, and the communities in which we operate. We see safety as so fundamental to our operations that we use it as a metric to evaluate operational excellence. Our leading-edge approach to safety relies on an advanced form of safety management that measures serious injury and fatality (SIF) potential in order to prevent incidents before they occur. This approach means every employee is supported and empowered to speak up when it comes to safety. Using SIF represents a shift away from the more traditional total incident rate approach, which is a lagging indicator of past occurrences. Since 2010, LP has won over 70 safety awards, including nine APA Safest Company Awards. During this time, LP also won the National Safety Council’s Occupational Excellence Achievement Award. LP has one of the lowest Total Incident Rates in the industry.

As the novel coronavirus (COVID-19) pandemic continues to impact the world around us, LP remains steadfast in its focus on the health and safety of employees. In accordance with the guidelines and regulations that health and government authorities have put in place, LP established robust COVID-19 safety protocols to prevent and reduce transmission among employees. Our goal is to maintain a healthy work environment while ensuring the integrity of our business operations. Protocols include physical distancing, masking, enhanced cleaning and disinfection measures, increased ventilation, and requirements for exposure-related quarantines and isolation following illness. LP will continue to take the necessary steps to protect the health and safety of our employees.

DIVERSITY AND INCLUSION

LP’s commitment to diversity, equity, and inclusion (DEI) is central to our values as well as our long-term sustainability and success. Employees who can be their authentic selves at work are more engaged, happy, and productive. Ensuring a diverse workforce supported by an inclusive work environment is not only the right thing to do, but we believe it also offers a competitive advantage. Our commitment to DEI is not about checking a box, nor is it an exercise in compliance or quotas. It is personal and it is real. It will take time and dedication, but we are committed to cultivating a safe and supportive workplace that bridges the racial and gender opportunity gaps and offers equal opportunity for all.

Our Code of Business Conduct and Ethics requires us to treat each other, our suppliers and customers, our neighbors, and all members of the LP community with respect. LP does not tolerate any form of physical, verbal, sexual, racial, or any other form of discrimination, harassment, or abuse. Specifically, LP prohibits discrimination in employment and takes action to prevent discriminatory conduct based on race, color, sex, age, religion, national origin, sexual orientation, physical or mental disability, veteran status, or any other status protected by local, state, or federal laws. There is no place in our company for hatred and discrimination. We are also committed to ensuring our employees feel safe and heard, and that LP operates within the ideals of fairness, mutual respect, and equal treatment for all. These principles are the foundation of our culture.

In 2021, we released the LP DEI Pledge for Action, which prioritizes gender and racial diversity, equity, and inclusion as critical focus areas for the company. The ultimate goal of LP’s DEI journey is to cultivate an inclusive work environment that attracts and retains a diverse and high-performing workforce to enable LP to best serve the needs of our rapidly diversifying markets and communities. LP is committed to executing our Pledge for Action by focusing within LP while also engaging with industry and community partners.

DIVERSITY OF EXECUTIVE TEAM	DIVERSITY OF EMPLOYEES
Race/Ethnicity and Gender	Race/Ethnicity and Gender

Our Products

LP is committed to manufacturing products using engineered wood technology that helps reduce construction costs, minimizes waste, provides protection from fire and moisture intrusion, and increases energy efficiency in homes. We continue to invest in solutions that meet customer demand for building products that align with their sustainability goals. During 2021, we completed a lifecycle assessment for our key siding product, LP® SmartSide® Trim & Siding. This assessment gave us greater insight and ability to more effectively determine SmartSide’s environmental footprint.

The Environment

LP is committed to managing its environmental footprint and conserving natural resources through sustainable sourcing processes and other initiatives set forth in LP’s Policy on Environmental Stewardship.

SUSTAINABLE SOURCING

We believe that one of the greatest environmental opportunities we have at LP is to ensure that the forest resources we rely on are managed sustainably to meet the needs of future generations. Our fiber sourcing and forest management processes are certified to the Sustainable Forestry Initiative® (SFI®) and Programme for the Endorsement of Forest

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Certification (PEFC®) standards. All the wood used in our products is sourced in compliance with our Commitment to Sustainable Forestry and our SFI® and PEFC® standards. This gives LP and our customers the assurance needed that these forestlands are being managed responsibly and are achieving the environmental standards we demand.

MANUFACTURING EFFICIENCY

LP strives to be efficient in all our operations, including how we use energy and how little waste is generated in our processes. Ninety-five percent of all materials that enter our facilities are used or recycled and a significant percentage of the thermal energy we consume is generated using biomass. When capital projects are developed, we incorporate the best available technologies for our power-consuming equipment. Additionally, we are currently evaluating our carbon footprint to better quantify the impact of our operations on the climate.

QUANTIFYING OUR CARBON FOOTPRINT

LP is working to quantify contributions to greenhouse gas (GHG) emissions related to product manufacturing (Scope 1 and 2) and contributions across our supply chain (Scope 3) using globally recognized protocols. Compared to 2019, our 2020 Scope 1 GHG emissions decreased by 19%, and our Scope 2 emissions decreased by 3%. This is primarily a result of declining natural gas usage and temporary production curtailments due to the COVID-19 pandemic. This information provides our initial baseline that we will use to establish measurable targets for reducing our carbon emissions going forward.

LP is also undertaking a climate change risk and opportunity assessment using the framework established by the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures (TCFD). We hope this work will help ensure our business remains financially resilient and transparent through the global challenges presented by climate change and demonstrate the actions we plan to undertake in order to effectively transition to a low-carbon economy.

Our Communities

LP seeks to make a positive impact on our communities in many ways, including through corporate philanthropy via the LP Foundation (our 501(c)(3) nonprofit), mill community grants, disaster relief, and volunteerism. At LP, we are Building a Better World™ by supporting the communities where we live and work. We created the LP Foundation, which, along with LP, contributes cash to deserving 501(c)(3) nonprofits, registered Canadian charities, and public schools that fall within our giving areas, including housing programs, K–12 public education, environmental programs, DEI programs and community needs in areas near LP mills and offices. The LP Foundation has donated more than $20 million to deserving nonprofits and K–12 public schools in the communities where we operate. For the last several years, the LP Foundation generally has donated approximately $500,000 each year through five programs:

•	Grants and Sponsorships
•	Community Mill Grants
•	Employee Giving Match Program
•	Employee Nonprofit Board Sponsorships
•	Disaster Relief

More Information

More information about our corporate and social responsibility programs is available in LP’s 2021 Sustainability Report located at lpcorp.com/sustainability. Information contained on the website is not incorporated by reference herein.

— PROHIBITION ON HEDGING

LP’s Insider Trading Policy prohibits LP’s directors, executive officers, and certain employees at LP from engaging in short-term, hedging or speculative transactions involving LP Common Stock. LP maintains this policy because such transactions, which might be considered short-term bets on the movements of LP Common Stock, could create the appearance that the person is trading on insider information. In addition, hedging transactions may permit a director, executive officer, or manager of LP to continue to own securities of LP obtained through employee benefit plans or otherwise but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as LP’s other stockholders.

Under LP’s Insider Trading Policy, the following hedging and monetization transactions with respect to LP securities are prohibited unless otherwise approved in writing by LP’s General Counsel:

•	engaging in “short sales”;
•	buying and selling options (“put” or “call”);
•	prepaid variable forwards;
•	equity swaps;
•	collars; and
•	exchange funds.

In addition, while not prohibited, under the Insider Trading Policy, LP discourages insiders from placing standing or limit orders on LP securities.

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— BOARD AND COMMITTEE MEETINGS

During 2021, each director attended at least 75% of the total number of meetings of the Board and meetings held by all committees of the Board on which he or she served during his or her tenure on the Board or such committees. The Board held four meetings in 2021. While LP does not have a policy regarding attendance by directors at LP’s annual meetings of stockholders, all directors serving on the Board at that time attended the 2021 Annual Meeting of Stockholders.

The Board’s committees and membership on each committee as of March 3, 2022 are set forth in the table below. Each committee shown below has a written charter delineating its membership, duties and functions. Copies of the current committee charters are available on LP’s website, www.lpcorp.com, by clicking on “About LP,” then “Investor Relations,” and then “Corporate Governance” and may also be obtained by writing to the address listed above.

Name of Director	Audit	Compensation	Governance	Executive
Jose A. Bayardo
Tracy A. Embree
Lizanne C. Gottung
F. Nicholas Grasberger III
Ozey K. Horton, Jr.
Stephen E. Macadam
Dustan E. McCoy
W. Bradley Southern
2021 Meetings	4	4	4	0

= Committee member          = Chair

Finance and Audit Committee

The Audit Committee is responsible for:

•	assisting the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of LP (including LP’s financial statements);
•	LP’s compliance with legal and regulatory reporting requirements;
•	oversight of LP’s enterprise risk management program and certain other risks, as described under the heading “—Oversight of Risk” above;
•	receiving and reviewing regular reports regarding issues such as:
–	the status and findings of internal audits and audits being conducted by LP’s independent registered public accounting firm,
–	the status of material litigation,
–	significant accounting events,
–	accounting changes that could affect LP’s financial statements, and
–	proposed audit adjustments;
•	because of the importance of the integrity of our information technology systems to financial reporting, reviewing LP’s information technology platform and processes, as well as strategies, to prevent, detect and mitigate any cybersecurity threat; and
•	such other duties as directed by the Board.

Additionally, the Audit Committee has sole authority for the appointment, compensation and oversight of LP’s independent registered public accounting firm, including the approval of any significant non-audit relationship. To satisfy its various oversight responsibilities, the Audit Committee meets regularly with LP’s Chief Financial Officer, Director of Internal Audit, LP’s independent registered public accounting firm and other members of management, as needed.

The Audit Committee charter requires that each member of the Audit Committee meet the qualification and independence requirements of the listing standards adopted by the NYSE and independence standards set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each member of the Audit Committee has met such qualification and independence requirements.

We also have, and will continue to have, at least one member of the Audit Committee who has past employment experience in finance or accounting and requisite professional certification in accounting or other comparable experience that results in the individual’s financial sophistication. The Board of Directors has determined that Mr. Grasberger, Mr. Macadam and Mr. Bayardo are audit committee financial experts (as such term is defined under applicable rules of the SEC).

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Compensation Committee

The Compensation Committee is responsible for:

•	assisting the Board in fulfilling its responsibility for oversight relating to the compensation of the executive officers of LP;
•	reviewing and approving the strategy and design of LP’s compensation and benefits systems;
•	making recommendations to the Board for incentive compensation and equity-based compensation plans, including specifically reviewing and making recommendations regarding the compensation of LP’s CEO and reviewing and approving salaries and incentive compensation of other executive officers;
•	administering LP’s equity and cash incentive compensation plans;
•	selecting and regularly reviewing the peer group used for benchmarking compensation for executive officers; and
•	oversight of certain risks related to LP’s employment practices and compensation as described under the heading “—Oversight of Risk” above.

The Compensation Committee meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made. In accordance with its written charter adopted by the Board, the Compensation Committee has oversight responsibility with respect to compensation policies designed to align compensation with our overall business strategy, values and management initiatives. In discharging its oversight responsibility, the Compensation Committee has retained its own independent compensation consultant, FW Cook, to advise the Compensation Committee regarding market and general compensation trends, assist in determining the appropriate executive officer compensation in 2021 and advise the Compensation Committee about its executive compensation programs and policies. At the Compensation Committee’s request, FW Cook attends committee meetings and meets with individual committee members to plan for committee meetings. The Compensation Committee chair also regularly meets between formal Compensation Committee meetings with management and the Compensation Committee’s consultant. In 2021, the Compensation Committee generally sought input from FW Cook on a range of factors related to the company’s compensation programs, including comparative peer company data, competitive positioning of executive and director pay, plan design, long-term incentive pay practices, and market trends.

FW Cook is responsible solely to the Compensation Committee and undertook no work with the management of LP without approval from the Compensation Committee chair. The Compensation Committee has affirmed the independence of FW Cook through a review of the firm’s independence policy and other relevant matters, and is not aware of any conflict of interest that would prevent the consultant from providing independent advice to the Compensation Committee regarding executive compensation matters. FW Cook has had no other business relationship with LP and has received no payments from us other than fees for services to the Compensation Committee and the Governance Committee. FW Cook is not the beneficial owner of any shares of LP Common Stock, and fees payable by LP to FW Cook during 2021 were less than 1% of the firm’s gross revenues.

LP’s Chief Executive Officer makes recommendations to, and participates in the deliberations with, the Compensation Committee regarding the amount and form of the compensation of the other executive officers, but does not participate in the determination of his own compensation or the compensation of directors.

The Compensation Committee charter requires that each member of the Compensation Committee qualify as an “independent director” under the listing standards adopted by the NYSE. The Board has determined that each member of the Compensation Committee has met such independence requirements.

Governance and Corporate Responsibility Committee

The Governance Committee is responsible for, among other things:

•	making recommendations to the Board as to the candidates to be elected as Chair of the Board and Lead Independent Director;
•	determining criteria for selecting and evaluating potential nominees for director, including skills and diversity that would be advantageous to add to the Board, identifying persons qualified to become directors and recommending candidates for membership on the Board;
•	if appropriate, in the sole discretion of the Governance Committee, retaining a search firm to identify potential candidates for the Board and approving such firm’s fees and other retention terms;
•	considering and making recommendations to the Board regarding the composition of the Board and Board committees, the nomination of directors, and all elements of compensation of directors;
•	developing, and recommending for consideration by the Board, a set of corporate governance guidelines applicable to LP and reviewing charters of all committees of the Board;
•	managing the Board evaluation process, with feedback from the Lead Independent Director, and assessing the effectiveness of the Governance Committee, including the adequacy of its charter, at least annually;
•	managing the CEO selection and evaluation process used by the Board and reviewing management succession processes;

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•	providing oversight and direction on LP’s (i) sustainability strategy and (ii) safety, environmental and product quality policies and practices;
•	reviewing the implementation of LP’s safety products and trends and the environmental performance of LP as it affects employees, communities, vendors and customers; reviewing and implementing LP product quality policies and standards, including claims and quality incident reports;
•	oversight of LP’s (i) programs for ethics and business conduct, including reviewing matters raised through LP’s confidential hotline reporting service, and (ii) political activities and advocacy, including political fundraising and contributions;
•	reviewing, at least annually, LP’s ethics and business conduct practices, trends and issues and reporting to the Board on findings related thereto;
•	providing oversight of LP’s compliance with federal and state laws, regulations and rules;
•	providing oversight and policy direction on diversity and employee satisfaction; and
•	oversight of certain risks related to corporate governance as described under the heading “—Oversight of Risk” above.

The Governance Committee charter requires that each member of the Governance Committee be an independent director. The Board has determined that each member of the Governance Committee has met the independence requirements of the listing standards adopted by the NYSE.

— DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board has adopted stock ownership guidelines for directors as part of LP’s Corporate Governance Guidelines, which specify target amounts of share ownership. Each outside director is expected to acquire and hold a number of shares equal in fair market value to five times the regular annual cash retainer for outside directors within five years of joining the Board. As of December 31, 2021, all of the then-serving directors met the guidelines.

— CONSIDERATION OF DIRECTOR NOMINEES

The Board believes that all directors must possess a considerable amount of education and business management experience. The Board also believes that it is necessary for each of LP’s directors to possess certain general qualities, while there are other skills and experiences that should be represented on the Board as a whole, but not necessarily by each individual director.

General qualities for all directors:	Specific experiences, qualifications and backgrounds to be represented on the Board as a whole:
• Extensive executive leadership experience	• Financial and/or accounting expertise
• Excellent business judgment	• Knowledge of international markets
• High level of integrity and ethics	• Chief executive officer/chief operating officer/chief financial officer experience
• Original thinking	• Extensive board experience
• Strong commitment to LP’s goal of maximizing stockholder value	• Diversity of skill, background and viewpoint

Under the Governance Committee charter, the Governance Committee is responsible for determining the criteria for membership on the Board. The Governance Committee uses the results of annual evaluations of the Board and Board committees in evaluating the skills and attributes desired in new director candidates. The following are criteria for membership on the Board:

•	directors must be persons of integrity, with significant accomplishments and recognized business stature, who will bring a diversity of perspectives to the Board;
•	one or more directors should have significant experience in the type of industry and business in which LP operates;
•	experience in some capacity with publicly traded companies is a desirable attribute;
•	although the Board has not adopted a specific policy with regard to considering diversity in identifying director nominees, the Corporate Governance Guidelines require the Governance Committee to take into account diversifying factors that it deems appropriate which include, among other things, diversity in professional and personal experience, skills, expertise, background, expertise, gender, race, ethnic background and cultural and geographical diversity, and
•	directors must be able to commit the requisite time to prepare for and attend all regularly scheduled meetings of the Board and committees on which they serve, except when there are unavoidable business or personal conflicts.

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Additionally, the Governance Committee believes it to be desirable for all new outside directors (as is true of all current outside directors) to qualify as independent under the listing standards adopted by the NYSE and applicable SEC rules. The Corporate Governance Guidelines recognize that LP’s CEO will normally be a director and that other senior officers may be elected to the Board in appropriate circumstances, as long as a majority of directors are independent as determined by the Board in accordance with the listing standards adopted by the NYSE and applicable SEC rules.

As part of its annual self-assessment process, the Board and its committees determine the specific skill sets and necessary characteristics for an effective committee and the Board as a whole. If the Board, generally or through the Governance Committee, determines that a necessary skill set or perspective is absent, the Board will authorize an increase in the number of Board members.

In the event of a vacancy on the Board, the Governance Committee determines which skills should be sought in filling the vacancy and then each current director is asked to suggest names of potential director candidates based on the applicable criteria. The Governance Committee is also authorized by its charter to retain a third-party search firm to assist in identifying director candidates. As part of its search process for potential candidates for director, the Governance Committee considers a potential candidate’s ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. After potential candidates are identified, the Governance Committee designates one or more directors to screen each potential candidate. Following that screening process, the Governance Committee (or a subcommittee) conducts in-person or telephone interviews with candidates warranting further consideration, and based on the results of those interviews, the Governance Committee recommends a candidate to the full Board for election, as well as alternative candidates whom the Board may wish to consider.

The Governance Committee will consider stockholders’ recommendations concerning nominees for director. Any such recommendation, including the name and qualifications of a nominee, may be submitted to LP at its corporate offices: Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, to the attention of the Chair of the Governance Committee. Stockholder-recommended candidates will be evaluated using the same qualities and criteria described above.

— STOCKHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

LP’s Bylaws provide that nominations for election to the Board may be made by the Board or by any stockholder of record entitled to vote for the election of directors. Notice of a stockholder’s intent to make such a nomination must be given in writing to the Secretary of LP, and generally must include the following:

•	The name and address of such stockholder and each proposed nominee;
•	The class, series and number of shares of LP beneficially owned or owned of record by such stockholder;
•	A representation (i) that the stockholder is a record holder of Common Stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (ii) as to whether the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of LP entitled to vote and required to approve the nomination and, if so, identifying such stockholder;
•	A description of (i) any option, warrant, convertible security, stock appreciation right or other right or interest with an exercise or conversion privilege or a settlement payment or mechanism at a price related to securities of LP or with a value derived in whole or in part from the value of securities of LP, directly or indirectly held of record or owned beneficially by such stockholder and (ii) each other direct or indirect right or interest that may enable such stockholder to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of LP’s securities (any such right or interest referred to in this section, being a “Derivative Interest”);
•	Any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of LP or which has the effect of increasing or decreasing the voting power of such stockholder;
•	Any rights directly or indirectly held of record or beneficially by such stockholder to dividends on the shares of LP that are separated or separable from the underlying shares of LP;
•	Any performance-related fees (other than an asset-based fee) to which such stockholder may be entitled as a result of any increase or decrease in the value of shares of LP or Derivative Interests;
•	Any other information relating to such stockholder or a proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such stockholder in support of the nomination proposed to be brought before the meeting;
•	A description of any arrangements or understandings pursuant to which the nominations are to be made;
•	A completed written questionnaire with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made;

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•	A written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of LP, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to LP or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of LP, with the proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than LP with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein or subsequently disclosed to LP and (iii) if elected as a director of LP, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of LP; and
•	All other information regarding each nominee as would be required to be included in LP’s proxy statement if the person had been nominated by the Board (including such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected).

The notice must be delivered to, or mailed and received by, LP’s Secretary at least 45, and no more than 75, calendar days prior to the first anniversary of the initial mailing date of LP’s proxy materials for the preceding year’s annual meeting of stockholders. For the 2023 Annual Meeting of Stockholders, this notice must be received by LP at its corporate offices: Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219, no later than February 1, 2023.

— COMMUNICATIONS BETWEEN THE BOARD AND STOCKHOLDERS, EMPLOYEES OR OTHER INTERESTED PARTIES

Stockholders may communicate with the Board by sending written correspondence to either the Chair of the Governance Committee or our Lead Independent Director by email at governance@lpcorp.com, or to our headquarters at Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219. If the communication is addressed to an individual director, it will first be sent to that individual for a determination as to whether it relates to a personal matter rather than an LP or an LP Board matter. Absent a conflict of interest, the Chair of the Governance Committee and the Lead Independent Director, in their sole discretion, will determine how to handle each communication, including forwarding it for consideration by the full Board, the independent directors only, a Board committee, or an individual director.

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PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as LP’s independent registered public accounting firm to, among other services, audit its consolidated financial statements for 2022. Although LP is not required to seek stockholder approval of this appointment, the Board considers the appointment of LP’s independent registered public accounting firm to be an important matter of stockholder concern and therefore, as a matter of good corporate governance, requests stockholder ratification of this action. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible basis for the negative vote and consider the results of its investigation in connection with the appointment of LP’s independent registered public accounting firm for 2023.

Representatives of Deloitte & Touche LLP are expected to attend the 2022 Annual Meeting of Stockholders where they will be available to respond to questions and, if they desire, may make a statement.

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast on this proposal. Abstentions will have no effect on the outcome of the vote on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS LP’S OUTSIDE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

— PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has pre-approved all audit services provided by LP’s independent registered public accounting firm, Deloitte & Touche LLP, for the years ended December 31, 2021 and 2020. The Audit Committee also pre-approved all audit-related and permissible non-audit services provided by Deloitte & Touche LLP during 2021 and 2020 and concluded that the provision of those services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm must provide a statement that such service is consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at its next scheduled meeting. Unless specified otherwise by the Audit Committee, the Chair of the Audit Committee has been delegated pre-approval authority under the pre-approval policy.

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The aggregate fees, including expenses, billed to LP for the years ended December 31, 2021 and 2020, by LP’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu LLC, and their respective affiliates, were as follows:

	2021	2020
Audit Fees(1)	$2,274,159	$2,551,443
Audit-Related Fees(2)	210,666	354,265
Total Audit and Audit-Related Fees	2,484,825	2,905,708
Tax Fees	—	—
All Other Fees(3)	1,895	2,000
TOTAL FEES	$2,486,720	$2,907,708
(1)	Audit Fees. Includes fees for audit services involving the audit of LP’s consolidated financial statements, review of interim quarterly statements, the audit of LP’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, any other procedures required to be performed by LP’s independent registered public accounting firm in order to render its opinion on LP’s consolidated financial statements, and services in connection with statutory audits and financial audits for certain of LP’s subsidiaries.
(2)	Audit-Related Fees. Includes any fees for assurance and related services that are traditionally performed by the independent registered public accounting firm and are not reported as audit fees. These audit-related services may include due diligence services pertaining to potential business acquisitions or dispositions, due diligence procedures related to debt or equity offerings, accounting consultations related to accounting, financial reporting, or disclosure matters not classified as audit services, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities not classified as audit services, financial audits of employee benefit plans, and assistance with internal control reporting requirements. Audit-related fees for 2021 and 2020 primarily included fees for audits of employee benefit plans in Canada and services related to environmental agreed upon procedures.
(3)	All Other Fees. Amounts represent fees for a license to use a financial accounting technical research database.

As described above, all audit and permissible non-audit services provided by Deloitte & Touche LLP to LP during 2021 and 2020 were pre-approved by the Audit Committee.

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PROPOSAL 3 APPROVAL OF THE LOUISIANA-PACIFIC CORPORATION 2022 OMNIBUS STOCK AWARD PLAN

On February 10, 2022, the Compensation Committee of the Board recommended to the Board, and on February 17, 2022 the Board unanimously approved, the adoption of the Louisiana-Pacific Corporation 2022 Omnibus Stock Award Plan (the “2022 Plan”), subject to stockholder approval. Our Board is seeking stockholder approval of the 2022 Plan in accordance with the NYSE Listed Company Manual. A copy of the 2022 Plan is attached as Annex A to this proxy statement.

— OVERVIEW OF THE 2022 PLAN

One of our general compensation philosophies is that a significant portion of the total compensation paid to each of our executive officers should be in the form of “at risk” pay in order to create proper incentives for our executives to achieve corporate and strategic performance objectives, and to maximize stockholder value over the long term. We further believe that each executive’s long-term incentive compensation should be closely aligned with our stockholders’ interests, as more fully described in the “Compensation of Executive Officers—Compensation Discussion and Analysis” section beginning on page 47 below.

Participants in our long-term incentive compensation program generally include our executive officers, certain of our key management-level employees, and our non-employee directors. We believe that the utilization of equity-based incentive compensation has been effective over the years in enabling us to attract and retain the talent critical to LP and that stock ownership has focused our key employees on improving our performance and helped create a culture that encourages our officers and employees to think and act as stockholders. Thus, the 2022 Plan authorizes the Board to grant incentive compensation awards based on shares of our Common Stock (“Shares”) to such eligible participants.

— INFORMATION ABOUT THE 2022 PLAN

Background

The 2022 Plan is intended to replace our existing incentive compensation plan, the Louisiana-Pacific Corporation 2013 Omnibus Stock Award Plan, as amended (for purposes of this Item 3, the “Prior Plan”). If our stockholders approve the 2022 Plan at the Annual Meeting, the 2022 Plan will become effective as of the date of such approval. Following the effective date of the 2022 Plan, no further Shares will be available for grant, and no further awards will be made, under the Prior Plan. Outstanding awards under the Prior Plan, however, will continue to be governed by the Prior Plan, and the agreements pursuant to which they were granted.

Our Board and the Compensation Committee believe that the current share reserve under the Prior Plan is insufficient to meet the future needs of LP to attract and retain talented employees as well as to provide incentives for our employees to exert maximum efforts for our success and ultimately increase stockholder value. We believe that increasing the Shares reserved for issuance by an additional 1,725,209 Shares will provide us enough Shares to continue to offer competitive equity compensation at least through 2025. This calculation is based on the average rate at which time based and performance based awards were granted and canceled over the past three fiscal years and assumes that future wards under the 2022 Plan would be granted at a similar rate.

We believe that the 2022 Plan is essential to our success and will help us to attract, retain and motivate highly qualified directors, officers and other key employees, align their interests with those of our stockholders and incentivize them to expend maximum effort to achieve our long-term strategic objectives. We believe that we would be at a severe competitive disadvantage if we could not use equity-based awards to recruit and compensate our directors, officers and other key employees.

If our stockholders do not approve the 2022 Plan, compensatory grants may continue to be made under the

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Prior Plan to the extent that Shares remain available for grant under the Prior Plan. As of March 3, 2022, 2,293,748 Shares remained available for grant under the Prior Plan, which has an expiration date of May 3, 2023. If our stockholders do not approve the proposed share increase under the 2022 Plan, however, we believe that we will not be able to continue to offer competitive equity packages to retain our current officers and employees and hire new officers and employees, and that we may not be competitive with other companies that offer equity compensation. We believe that this competitive disadvantage could significantly impede our plans for growth and adversely affect our ability to operate our business. In addition, if our stockholders do not approve the 2022 Plan, we may need to increase significantly the cash component of compensation for our directors, officers and other key employees, instead of returning that cash to stockholders or reinvesting it in LP. Replacing equity awards with cash may also weaken the alignment of the participants’ interests with the investment interests of LP’s stockholders.

We further believe that we have demonstrated a commitment to sound equity compensation practices. We have carefully managed the Prior Plan and the equity incentive compensation awards we have granted under the Prior Plan and other prior plans. In connection with the goals described above, we have targeted our equity compensation practices to incentivize participants while remaining generally consistent with market practices, and our historical share usage has been responsible when viewed in the light of stockholder interests.

Key Terms of the 2022 Plan

The 2022 Plan allows us to offer equity-based compensation to our officers, employees, directors and consultants in the form of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, other stock and cash-based awards. The proposal to approve the 2022 Plan does not imply that we intend to materially alter our compensation practices, although, as was the case under the Prior Plan, LP and the Compensation Committee maintain the ability to do so. Key features of the 2022 Plan (and, where applicable, changes from the Prior Plan) are highlighted below.

Plan Feature	2022 Plan Terms	Change from the Prior Plan
Authorized Shares (Section 4.2 of the 2022 Plan)	The total number of Shares available for issuance is (a) 4,018,957 Shares (which includes (i) 1,725,209 newly authorized Shares, and (ii) 2,293,748 Shares authorized and available for grant as of March 3, 2022, under the Prior Plan), less (b) any Shares granted under the Prior Plan after March 3, 2022.	The Prior Plan originally authorized 5,888,570 Shares to be available for grant (including the Shares remaining available for issuance under the 1997 Incentive Stock Award Plan), of which 2,293,748 Shares remained available for grant as of March 3, 2022.
Expiration Date (Section 4.1 of the 2022 Plan)	April 27, 2032.	The Prior Plan expires on May 3, 2023.
Limited Share Recycling (Section 4.4 of the 2022 Plan)	Shares underlying the following awards will not again become available for awards: (1) Shares tendered or withheld in payment of the option price of an option; (2) Shares tendered or withheld to satisfy any tax withholding obligation with respect to an option or stock appreciation right (SAR); (3) Shares repurchased by LP with proceeds received from the exercise of an option; and (4) Shares subject to a SAR that are not issued in connection with the stock settlement of that SAR upon its exercise.	Under the Prior Plan, Shares tendered or withheld to satisfy any tax withholding obligation with respect to any award (not just options and SARs) would not again become available for issuance.
Forfeited Awards (Section 4.4 of the 2022 Plan)	Awards made under the 2022 Plan (and the Prior Plan) which terminate, expire unexercised or are settled for cash, forfeited or canceled will be added back to the share reserve on a one for one basis.	No change.
No Repricing (Section 6.8 of the 2022 Plan)	The 2022 Plan prohibits the repricing of stock options or SARs without stockholder approval. This restriction applies to both direct repricing (lowering the option price of a stock option) and indirect repricing (canceling an outstanding stock option in exchange for a cash award or another award).	No change.

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Plan Feature	2022 Plan Terms	Change from the Prior Plan
Treatment of Awards in a Change of Control (Section 6.7 of the 2022 Plan)	In the event of a Change of Control (as defined in the 2022 Plan), the 2022 Plan requires “double trigger” vesting, whereby participants must continue to provide services to the entity surviving the Change of Control in order for their outstanding awards to vest; provided, that if a participant’s employment is involuntarily terminated (other than for cause) or if the awards are not assumed in the Change of Control, the outstanding awards will thereupon vest.	The Prior Plan did not prescribe any particular treatment for outstanding awards in the event of a Change of Control.
Minimum Vesting Requirement (Section 4.7 of the 2022 Plan)	No award will have a vesting period of less than one year (except for substitute awards, vesting in connection with the death or disability of a participant, or in the event of Change of Control). Up to 5% of the awards under the 2022 Plan will not be subject to this requirement.	The Prior Plan did not require a minimum vesting period for options or SARs, and required a minimum vesting period of three years for full value awards, such as restricted stock and restricted stock units, granted to employees and one year for such awards granted to directors.
Recoupment/ Clawback Provision (Section 6.6(g) of the 2022 Plan)	Awards will be subject to recoupment under certain circumstances, including to the extent (1) set forth in any award agreement, (2) the recipient is subject to a clawback policy adopted by us (including to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, once final SEC clawback rules are adopted), or (3) the recoupment provisions of the Sarbanes-Oxley Act apply to the recipient.	No change.
Limit on Non-Employee Director Compensation (Section 4.8 of the 2022 Plan)	The aggregate value of all compensation (both cash and equity) paid or granted, as applicable, to any non-employee director in any calendar year shall not exceed $700,000 (subject to exceptions for extraordinary circumstances such as service on a special committee).	The Prior Plan did not impose any limit on compensation paid to non-employee directors.

We recognize that equity-based compensation programs dilute stockholder equity and need to be used judiciously. We manage our long-term dilution by considering the number of Shares subject to equity-based awards that we grant annually, commonly expressed as a percentage of total Shares outstanding and referred to as burn rate. Burn rate is a key measure of dilution that shows how rapidly a company is depleting its Shares reserved for equity-based compensation plans and differs from annual dilution because it does not take into account cancellations and other Shares returned to the reserve. We believe our historical share utilization rate has been prudent and mindful of stockholder interests.

The Compensation Committee’s independent consultant, FW Cook, provided analysis regarding the number of Shares to reserve for issuance pursuant to the 2022 Plan and conducted a general review of the 2022 Plan with respect to current market practices. In determining the number of Shares to request for issuance under the 2022 Plan, LP’s legal, finance and human resources departments and the Board collaborated to evaluate LP’s recent share usage, the availability of Shares under the Prior Plan, LP’s historical burn rate, the potential cost to stockholders of the new share request under the 2022 Plan, and the overhang associated with outstanding equity awards granted under the Prior Plan.

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Burn Rate Information

The table below sets forth information regarding historical awards granted in 2021, 2020 and 2019 and the corresponding Unadjusted Burn Rate and Adjusted Burn Rate (as such terms are defined below):

	2021	2020	2019
Stock options granted(1)	-	-	-
Full-value awards (RSUs and PSUs) granted(2)	538,287	540,678	674,059
Total awards granted	538,287	540,678	674,059
Weighted-average common shares outstanding(3)	97,029,645	111,279,033	122,537,702
Annual Unadjusted Burn Rate(4)	1%	0%	1%
Three Year Average Annual Unadjusted Burn Rate(4)	1%	0%	0%
Annual Adjusted Burn Rate(5)	1%	1%	1%
Three Year Average Annual Adjusted Burn Rate(5)	1%	0%	1%
(1)	During the last three years, LP, consistent with its current compensation practices, has not granted any stock options to its employees or directors.
(2)	Consists of (i) time-based restricted stock unit (RSU) awards and performance-based RSU (PSU) awards granted to key employees and officers during the applicable fiscal year, with all PSU awards being valued at the target (100%) performance level at the time of grant, and (ii) time-based RSU awards granted to non-employee directors during the applicable fiscal year.
(3)	For purposes of the calculation above, weighted-average common shares outstanding is calculated using the basic shares outstanding, as reported in the footnotes to our Annual Report on Form 10-K for the applicable year.
(4)	Unadjusted Burn Rate for an applicable fiscal year is equal to (i) the number of full-value awards granted during such year, divided by (ii) the weighted-average common shares outstanding during such year.
(5)	Adjusted Burn Rate for an applicable fiscal year is equal to (i) the number obtained by multiplying (a) the number of full-value awards granted during such year times (b) 2.5, divided by (ii) the weighted-average common shares outstanding during such year. The published burn rate methodology of a leading proxy advisory firm considers each full-value award as being more than one share for purposes of converting such shares to a stock option equivalent, with the multiplier depending on the volatility of an issuer’s stock over the last three years. The 2.5 times multiplier included in the above calculation is based on our past stock price volatility utilizing the burn rate methodology of this proxy advisory firm. The calculation above taking into account this multiplier is for illustrative purposes only.

In addition, in fiscal year 2022 through March 3, 2022, we granted 135,381 RSUs and 88,239 PSUs based on target payout of 100%. On March 3, 2022, the closing price of a share of common stock on the NYSE was $71.70 per share.

Overhang Information – Prior Plan

An additional metric that we use to measure the cumulative impact of our equity incentive program is overhang. Our actual overhang as of December 31, 2021 was 4%, which is calculated as (i) the sum of (A) all equity-based awards outstanding (239,329 stock options and SARs and 1,087,994 RSUs, and PSUs*), and (B) the total number of shares available to be granted under the Prior Plan (2,605,607), divided by (ii) the sum of the total number of our common shares outstanding (85,636,154), plus (A) and (B). Our actual overhang as of March 3, 2022 was 4%.

Overhang Information – 2022 Plan (as of March 3, 2022)

As of March 3, 2022 (taking into account the impact of our adoption of the 2022 Plan if approved by our stockholders at the Annual Meeting) and including the remaining 2,293,748 previously authorized Shares carried over from the Prior Plan, our overhang would have been 6%, which is calculated as (i) the sum of (A) all equity-based awards outstanding (239,329 stock options and SARs with a weighted average exercise price of $16.93 and weighted average remaining term of 0.87 years and 1,399,853 RSUs and PSUs*) and (B) the total number of Shares available to be granted under the 2022 Plan, prior to reduction for any awards granted pursuant to the Prior Plan after March 3, 2022 (4,018,957), divided by (ii) the sum of the total number of our common shares outstanding on the record date (March 3, 2022), plus (A) and (B).

LP believes that the burn rate and overhang referenced above reflect the sound compensation practices of LP and represent a judicious use of equity for compensation purposes.

*	For purposes of this calculation, the total number of outstanding PSU awards included in the total number of RSU and PSU awards above is determined by valuing all PSUs at the target (100%) performance level.

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— GENERAL PLAN INFORMATION

The following description is a summary of the principal features of the 2022 Plan. This summary is not a complete description of all the provisions of the 2022 Plan and is qualified in its entirety by reference to the 2022 Plan, a copy of which is attached hereto as Annex A to this proxy statement. References to the “Code” means to the U.S. Internal Revenue Code of 1986, as amended.

Purpose

The purpose of the 2022 Plan is to promote the long-term interests of LP and its subsidiaries and stockholders by, among other things, aiding LP in attracting, retaining, and motivating employees, officers, and directors, and to further enhance the mutuality of interests between such employees, officers and directors and LP’s stockholders.

Administration

The 2022 Plan will be administered by the Board which may delegate its powers and duties to one or more committees of the Board (the “Administrator”). Any and all exercise of authority with respect to the administration of awards to executive officers shall be by non-employee directors and will be subject to the requirements of Rule 16b-3 promulgated under the Exchange Act, the rules of the principal stock exchange on which the Shares are traded, and other applicable laws and regulations.

The Administrator will select the participants, determine the types of awards to be granted to participants, determine the Shares subject to awards, and determine the terms and conditions of individual award agreements. Subject to the terms of the 2022 Plan, the Administrator has full discretionary authority to administer the 2022 Plan, including but not limited to the authority to: (a) interpret the provisions of the 2022 Plan; (b) prescribe, amend and rescind rules and regulations relating to the 2022 Plan; (c) correct any defect, supply any omission, or reconcile any inconsistency in any award or award agreement in the manner and to the extent it deems desirable to carry the 2022 Plan into effect; and (d) make all other determinations necessary or advisable for the administration of the 2022 Plan.

The Administrator may delegate the administration of the 2022 Plan to one or more officers or employees of LP, and such delegate administrator(s) may have the authority to execute and distribute award agreements, to maintain records relating to awards, to process or oversee the issuance of Shares under awards, to interpret and administer the terms of awards and to take such other actions as may be necessary or appropriate for the administration of the 2022 Plan and of awards under the 2022 Plan; provided that in no case shall any such delegate administrator be authorized to take any action inconsistent with the 2022 Plan or applicable law. Any action by any such delegate administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Administrator and, except as otherwise specifically provided, references in the 2022 Plan to the Administrator shall include any such delegate administrator. The Administrator shall have sole authority to determine whether to review any actions and/ or interpretations of any such delegate administrator, and if the Administrator shall decide to conduct such a review, any such actions and/or interpretations of any such delegate administrator shall be subject to approval, disapproval or modification by the Administrator. The Board delegates the authority for ministerial administration of the 2022 Plan and awards made under the 2022 Plan to LP.

Eligibility

Grants under the 2022 Plan may be awarded to employees of LP or other persons having a service relationship with LP. The number of persons eligible to participate as of December 31, 2021, had the 2022 Plan been in effect, is estimated to be approximately 193 employees, officers, consultants and other persons having a service relationship with LP as a class, and seven non-employee directors. Historically, LP has not granted awards to more than approximately 220 individuals in any single fiscal year. LP has not, however, at the present time determined who will receive grants under the 2022 Plan after the date hereof. “Employees” are persons, including officers, in the regular employment of LP. As used herein and in the 2022 Plan, the term “participant” means an employee, non-employee member of the Board, consultant or other person having a service relationship with LP, to whom one or more awards have been made pursuant to the 2022 Plan and remain outstanding. The mere status of an individual as an employee, director or otherwise, shall not entitle such individual to an award under the 2022 Plan.

Duration

The 2022 Plan will become effective as of April 27, 2022, provided that the 2022 Plan has been approved by LP’s stockholders. The 2022 Plan will remain in effect until the earliest to occur of (a) ten years after the effective date, (b) the date on which awards have been granted covering all available Shares and all outstanding awards have been exercised, settled, or terminated in accordance with the terms of the applicable award agreement(s), and (c) the date as of which the 2022 Plan is otherwise terminated by the Board. Termination of the 2022 Plan will not affect outstanding awards.

Stock Subject to Plan

Shares delivered under the 2022 Plan may be authorized but unissued Shares or treasury Shares that LP acquires in the open market, in private transactions or otherwise. Subject to adjustment as provided by the terms of the 2022 Plan, the maximum aggregate number of Shares with respect to which

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awards may be granted under the 2022 Plan (the “Share Reserve”) will be (a) 4,018,957 Shares (which includes (i) 1,725,209 Shares newly authorized by the 2022 Plan, and (ii) 2,293,748 shares currently authorized and remaining available for grant as of March 3, 2022 under the Prior Plan), less (b) one (1) Share for every Share that was subject to an award granted after March 3, 2022 under the Prior Plan. In determining the number of Shares that remain available for grant pursuant to awards at any time, the Share Reserve shall be adjusted as follows:

•	The Share Reserve shall be reduced by the number of Shares subject to the grant of an award and, in the case of an award that is not denominated in Shares, the number of Shares actually delivered upon payment or settlement of the award;
•	The Share Reserve shall be increased for each Share that is subject to an award granted under the 2022 Plan or the Prior Plan that is surrendered or forfeited, expires unexercised or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement;
•	The Share Reserve shall be increased by the number of Shares withheld from an award (other than an option or stock appreciation right) to satisfy any tax withholding obligation or liability of a participant;
•	The following Shares will not again become available for awards under the 2022 Plan: (w) Shares tendered or withheld in payment of the exercise price of an option, (x) Shares tendered or withheld to satisfy any tax withholding obligation with respect to an option or stock appreciation right, (y) Shares repurchased by LP with proceeds received from the exercise of an option, and (z) Shares subject to a stock appreciation right that are not issued in connection with the Share settlement of that stock appreciation right upon its exercise.

— DESCRIPTION OF AWARDS

Subject to the provisions of the 2022 Plan, the Administrator may from time to time grant awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock-based awards and/or cash-based awards to 2022 Plan participants, in such form and having such terms, conditions and limitations as the Administrator may determine. The terms, conditions and limitations of each award under the 2022 Plan must be evidenced by a written award agreement, in a form approved by the Administrator and consistent with the terms of the 2022 Plan, which may contain any provision approved by the Administrator, including vesting requirements, exercise price, performance criteria, exercise and/or distribution provisions, and forfeiture provisions applicable to the award. Any award agreement may make provision for any matter that is within the discretion of the Administrator or may retain the Administrator’s discretion to approve or authorize any action with respect to the award during the term of the award agreement.

Options

The Administrator may grant options to purchase Shares to participants under the 2022 Plan. At the time of grant, the Administrator shall determine the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Administrator deems appropriate. Unless otherwise provided in an award agreement, an option granted under the 2022 Plan will be treated as a “non-qualified stock option” for U.S. federal income tax purposes. The exercise price per Share of an option will be determined by the Administrator and may not be less than the fair market value of a Share on the date the option is granted (subject to later adjustment pursuant to the 2022 Plan). In addition to other restrictions contained in the 2022 Plan, an option granted under the 2022 Plan may not be exercised more than 10 years after the date it is granted. Payment of the option exercise price will be made (i) in cash or cash equivalents, (ii) other Shares, provided that accepting such Shares will not result in any adverse financial accounting consequences to LP, (iii) consideration received by LP under cashless exercise program (whether through a broker or otherwise) implemented by LP in connection with the 2022 Plan, (iv) with the exception of options intended to be “incentive stock options” for U.S. federal income tax purposes, through net exercise directly with LP, and (v) by such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws. The Administrator may provide in any award agreement for the automatic exercise of an option upon such terms and conditions as established by the Administrator.

Stock Appreciation Rights

A stock appreciation right is an award that entitles the participant to receive, upon exercise, an amount payable in cash or Shares equal to the number of Shares subject to the award multiplied by the excess of (a) the fair market value of a Share on the date the award is exercised, over (b) the exercise price specified in the award agreement. An award of stock appreciation rights may be granted independent of, or in connection with, the grant of an option. The exercise price per Share of a stock appreciation right will in no event be less than the fair market value of a Share on the date the award is granted. Payment upon exercise of the stock appreciation right may be made in Shares (including restricted Shares) or in cash, or a combination of both. A stock appreciation right granted pursuant to the 2022 Plan may not be exercised more than 10 years after the date it is granted. A stock appreciation

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right may be exercised by giving written notice to LP specifying the whole number of stock appreciation rights which are being exercised and by executing such documents as LP may reasonably request. The Administrator may provide in any award agreement for the automatic exercise of a stock appreciation right upon such terms and conditions as established by the Administrator.

Restricted Stock and Restricted Stock Units

The Administrator is authorized to grant awards of restricted stock and restricted stock units. A share of restricted stock is a Share subject to transfer restrictions as well as forfeiture upon certain terminations of employment (or other service-providing capacity) prior to the end of a stated restricted period or other conditions specified by the Administrator in the award agreement. A participant granted an award of restricted stock generally has many of the rights of a stockholder of LP with respect to the restricted stock shares, including the right to receive dividends and the right to vote such shares. None of the restricted stock, however, may be transferred for value, encumbered or disposed of (other than pursuant to will or the laws of descent) during the restricted period or until after fulfillment of the restrictive conditions.

A restricted stock unit is an award of an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions. The Administrator determines, in its sole discretion, the restrictions applicable to the restricted stock units. The applicable award agreement will specify whether a participant will be entitled to receive dividend rights or dividend equivalents in respect of any restricted stock units in respect of the payment of dividends to stockholders on Shares; provided, no dividend rights or dividend equivalents shall be paid on unvested restricted stock units unless, and only to the extent that, such restricted stock units vest.

Performance Awards; Cash-Based Awards

A performance award consists of a right that is denominated in cash or Shares and that is valued in accordance with the achievement of certain performance objectives during certain performance periods and that is subject to such other restrictions, in each case as established by the Administrator. Earned performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Administrator. The applicable award agreement will specify whether a participant will be entitled to receive dividend rights or dividend equivalents in respect of any Share-based performance award in respect of the payment of dividends to stockholders on Shares; provided, dividend rights or dividend equivalents shall be subject to the same vesting conditions as the underlying performance award, and no dividend rights or dividend equivalents shall be paid on unvested performance awards unless, and only to the extent that, such performance award vests.

A cash-based award will entitle a participant to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the cash-based award, the amount of cash to which the cash-based award pertains, the terms and conditions upon which the cash-based award shall become vested or payable, and such other provisions as the Administrator shall determine.

The performance goals for performance awards granted to executive officers of LP may relate to corporate performance, business unit performance, or a combination of both. Corporate performance goals will be based on financial performance goals related to the performance of LP as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, cash flow, revenue growth, return on equity, return on assets, return on invested capital, or other measures. Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives; introductory products; constructing facilities; environmental, social and governance related objectives; or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenue growth, earnings, profitability, efficiency, operating profit, costs of production, cash flow, return on equity, return on assets, return on invested capital, or other measures. Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

Other Stock-Based Awards

The Administrator may grant other awards under the 2022 Plan pursuant to which Shares are or may be in the future acquired, or awards denominated in or measured by Share equivalent units, including awards valued using measures other than the market value of Shares. The Administrator may also grant awards under the 2022 Plan in tandem or combination with other awards or in exchange for awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of LP.

Dividends and Dividend Equivalents

In the sole discretion of the Administrator, an award, other than an option or stock appreciation right, may provide the participant with dividend rights or dividend equivalents,

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payable in cash, Shares, other securities or other property. All dividend rights or dividend equivalent which are not paid currently may, at the Administrator’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividend equivalents credited in connection with restricted stock units or performance awards, be credited as additional Shares and paid to the participant if and when, and to the extent that, payment is made pursuant to such award. The Share Reserve shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as performance awards. No award under the 2022 Plan may provide for the payment of dividends or dividend equivalents unless, and only to the extent that, the underlying award becomes vested.

Substitute Awards

LP may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an award under the 2022 Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the 2022 Plan if the terms of such assumed award could be applied to an award granted under the 2022 Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an award under the 2022 Plan if the other company had applied the rules of the 2022 Plan to such grant. In the event LP assumes an award granted by another company, the terms and conditions of such award will remain unchanged (after appropriate adjustments have been made to reflect the acquisition). In the event LP elects to grant a new option or stock appreciation right under the 2022 Plan in substitution rather than assuming an existing stock right, such new option or stock appreciation right may be granted with a similarly adjusted exercise price. Any Shares subject to awards issued or assumed by LP as Substitute Awards shall not reduce the Share Reserve, nor shall Shares subject to a Substitute Award be added to the Share Reserve in the event of their cancellation, forfeiture, expiration or cash settlement.

In addition, in the event that a company acquired by LP or with which LP combines has shares available under a pre-existing plan approved by such other company’s stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the 2022 Plan and shall not reduce the Share Reserve; provided that awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not employees or directors of LP prior to such acquisition or combination.

— OTHER TERMS

Non-Employee Director Compensation Limit

The aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director with respect to any calendar year, including equity-based awards granted and cash fees paid by LP to such non-employee director, will not exceed $700,000 in value, calculating the value of any awards granted under the 2022 Plan based on the grant date fair value of such awards for financial reporting purposes. The Board may make exceptions to this applicable limit described above for individual non-employee directors in extraordinary circumstances, such as where any such non-employee director is serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation involving such non-employee director.

Prohibition on Repricing

Except in connection with a share event or a material business event, the Administrator shall not have the power to (i) amend the terms of previously granted options or stock appreciation rights to reduce the exercise price thereof, (ii) cancel such options or stock appreciation rights in exchange for a cash payment or any other award under the 2022 Plan, or (iii) take any other action with respect to an option or stock appreciation rights that would be treated as a “repricing” under the rules and regulations of the NYSE or the principal securities exchange on which the Shares are traded, in each case without the approval of LP’s stockholders.

Termination of Employment

Unless an award agreement or other contractual agreement between a participant and LP provides otherwise, upon a participant’s termination of employment, and upon such other times specified in the award agreement, the portion of an award that is not vested (and does not thereupon become vested pursuant to the terms of the award or other applicable

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contractual provision) as of the date of such termination shall be forfeited to LP for no consideration. Notwithstanding anything to the contrary contained in the 2022 Plan, any award agreement may provide, or the Administrator may provide at any time, for the acceleration of the vesting of the applicable award in the event of the retirement, death or disability of the participant, or upon such other event determined by the Administrator.

Minimum Vesting Period

Except for substitute awards, in connection with the death or disability of a participant, or in the event of a Change of Control (as defined in the 2022 Plan), no award will have a vesting period of less than one year from the date of grant (inclusive of any performance periods related thereto); provided, that the Administrator has the discretion to waive this requirement with respect to an award, so long as the total number of Shares that are issued pursuant to awards having an originally stated vesting period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Share Reserve.

Non-Transferability of Awards

Except as otherwise provided in the 2022 Plan, each award will be nontransferable other than by will or the laws of descent and distribution and awards requiring exercise will be exercisable during the lifetime of the participant only by the participant or, in the event the participant becomes legally incompetent, by the participant’s guardian or legal representative. Notwithstanding the foregoing, the Administrator, in its discretion, may include in any award agreement a provision, or otherwise provide, that the award is transferable, without payment of consideration, to immediate family members of the participant or to a trust for the benefit of or a partnership composed solely of such family members, but in no event will any award granted under the 2022 Plan be transferable for value.

Awards Subject to Clawback

Each participant’s rights, payments, and benefits pursuant to any award will be subject to mandatory repayment by the participant to LP (i) to the extent set forth in any award agreement, or (ii) to the extent that such participant is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Board, including policies adopted to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

Determination of Fair Market Value of a Share

The “fair market value” of a Share means on any given date, the closing price per Share as reported for such day by the principal stock exchange on which Shares are traded (as determined by the Administrator) or, in the absence of reported sales on such date, on the next preceding day on which sales were reported (or in either case, such other price based on actual trading on the applicable date that the Administrator determines is appropriate). In the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Administrator in a manner that complies with Section 409A of the Code. The determination of fair market value for purposes of income tax withholding may be made in the Administrator’s discretion subject to applicable tax laws and is not required to be consistent with the determination of fair market value for other purposes.

Adjustments Upon a Share Event or a Material Business Event

In the event of any stock split (including a reverse stock split), stock dividend, extraordinary distribution, merger or consolidation, separation (including a spin-off), reorganization, partial or complete liquidation, or other corporate transaction or change in capitalization affecting the Shares not specifically addressed above, the Administrator in its sole discretion (and, as applicable, in such manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder) shall make such substitution or adjustment, if any, that it deems to be equitable as to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the 2022 Plan or outstanding awards (including the provision for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect), to the exercise price or grant price applicable to outstanding awards, the amount and type of payment to be received under outstanding awards, and any other revisions to outstanding awards to reflect the effect of such event, including provision for a cash payment to the holder of an outstanding award. Additionally, upon any such event, the Administrator, in its sole discretion, shall make appropriate adjustments and modifications in the terms and conditions of outstanding awards under the 2022 Plan, including modifications and accelerations of vesting provisions, performance goals or targets and restriction periods. The determination of the occurrence of such an event affecting the Shares, as well the appropriate adjustments or modifications, shall be made in the sole discretion of the Administrator, and its determinations shall be conclusive and binding on all interested parties, including participants under the 2022 Plan.

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Change of Control Provisions

In the event of a Change of Control in which the entity surviving the Change of Control (the “Successor”) assumes an award, the original terms of such award shall continue in effect as adjusted pursuant to the 2022 Plan; provided, that performance awards for which the applicable performance period has not yet ended shall be deemed to be earned at such pro rata performance levels based on actual performance and/or the fractional performance period determined by the Administrator as of the date of the Change of Control, or all or a portion of a performance award as determined by the Administrator shall revert to a solely time-based vesting award for the remainder of the performance period; provided, further, that if the participant’s employment with the Successor is terminated without cause by the Successor or on account of the participant’s death or disability, or is terminated for good reason by the participant, in each case within twelve (12) months following such Change of Control, the participant’s outstanding awards will immediately vest, become fully exercisable, and/or be issued to the participant free of all restrictions, limitations and conditions.

In the event of a Change of Control in which the Successor does not assume or substitute for an award, the 2022 Plan and all outstanding awards shall terminate. In such case, except as otherwise provided in an applicable award agreement or by the Administrator at any time, all outstanding awards will vest, become fully exercisable, and/or be issued to the participant free of all restrictions as of immediately before the Change of Control, and outstanding performance awards shall become vested and nonforfeitable at target performance levels or such other levels as the Administrator shall determine in its sole discretion. In the event of such a termination of the 2022 Plan and the awards thereunder, LP may (in its sole discretion) (i) make or provide for a payment, in cash or in kind, to participants holding options and stock appreciation rights in an amount equal to the difference between (A) the fair market value of a Share in the Change of Control transaction multiplied by the number of Shares subject to outstanding options and stock appreciation rights, and (B) the aggregate exercise prices of all such outstanding options and grant prices of all such outstanding stock appreciation rights; or (ii) permit each participant, within a specified period of time prior to the consummation of the Change of Control as determined by the Administrator, to exercise all outstanding options and stock appreciation rights (to the extent then exercisable) held by such participant. In addition, LP may (in its sole discretion) make or provide for a payment, in cash or in kind, to participants holding other awards in an amount equal to the fair market value of a Share in the Change of Control multiplied by the number of vested Shares under such awards.

Subject to certain qualifications and exceptions set forth in the 2022 Plan, the 2022 Plan defines a “Change of Control” to mean:

•	Any person (with certain exceptions) is or becomes the beneficial owner, directly or indirectly, of securities of LP representing 25% or more of the combined voting power of the then outstanding securities of LP that may be cast for election of directors of LP (other than as a result of an issuance of securities initiated by LP in the ordinary course of business and certain other exceptions);
•	Consummation by LP of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of LP, the acquisition of assets of another entity or any other business combination unless, following such transaction, (i) all or substantially all of the beneficial owners of the outstanding Shares and the voting securities, respectively, of LP immediately prior to such transaction remained the beneficial owners, directly or indirectly, of greater than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities of the corporation resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, (ii) no person (with certain exceptions) beneficially owns, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the transaction, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such transaction;
•	During any twelve consecutive-month period, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Board, treating any individual whose election or nomination was approved by a majority of the incumbent directors, other than an individual initially elected as a director of LP as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board, as an incumbent director for this purpose; or
•	A complete liquidation or dissolution of LP.

Amendment

The Board may amend, modify, suspend, add to, or terminate the 2022 Plan or any portion of the 2022 Plan at any time, provided no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange. Unless otherwise specified by the Board, an amendment to the 2022 Plan will be deemed to be an amendment to any outstanding award. Any such amendment which the Administrator determines, in its sole discretion, to be necessary or appropriate to conform the award to, or otherwise satisfy, any legal requirement (including, without limitation, the provisions of Code Sections 409A and 422, or the regulations or rulings promulgated thereunder), may be made retroactively or prospectively and without the approval or consent of the participant. Additionally, the Administrator may, without the

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approval or consent of the participant, make adjustments in the terms and conditions of an award in recognition of unusual or nonrecurring events affecting LP or the financial statements of LP in order to prevent the dilution or enlargement of the benefits intended to be made available pursuant to the award. No amendment, alteration, suspension or termination of the 2022 Plan or an award may materially and adversely impair the rights of any participant, other than pursuant to a Change of Control or an event requiring a Share adjustment, unless mutually agreed otherwise in writing between the participant and LP, except as such modification or amendment is provided for or contemplated in the terms of the award or the 2022 Plan.

Withholding Taxes

LP will have the right to deduct from any settlement of any award under the 2022 Plan, any U.S. federal, state or local or non-U.S. taxes of any kind required by applicable laws to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of LP to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the 2022 Plan must make arrangements satisfactory to LP for the satisfaction of any such withholding tax obligations. LP will not be required to make any such payment or distribution under the 2022 Plan until such obligations are satisfied. The Administrator, in its discretion, may permit a participant to satisfy the participant’s U.S. federal, state or local or non-U.S. tax, or related tax withholding obligations with respect to an award by having LP retain (or the participant tender) the number of Shares having a fair market value equal to the amount of taxes or withholding taxes under such circumstances, in each case to the extent such action will not cause LP to incur an adverse financial accounting consequence. In no event will the amount of any Shares so withheld exceed the amount necessary to satisfy required U.S. federal, state and local and non-U.S. taxes and related withholding obligations using the maximum or other applicable statutory withholding rates for such tax purposes, including payroll taxes, that are applicable to supplemental wages or similar tax measure.

— CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain U.S. federal income tax aspects of awards under the 2022 Plan based upon the U.S. federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend upon his or her particular circumstances and other factors. Participants may also be subject to certain U.S., state and local taxes and non-U.S. taxes, which are not described herein. The 2022 Plan participants are encouraged to consult their own tax advisors with respect to any state, local or non-U.S. tax considerations or particular U.S. federal tax implications of awards granted under the 2022 Plan.

Tax Consequences to Participants

Non-Qualified Stock Options. In general, (1) no income will be recognized by a participant at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the participant in an amount equal to the difference between the exercise price paid for the Shares and the fair market value of the Shares, if unrestricted, on the date of exercise; and (3) at the time of sale of Shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the Shares have been held by the Participant.

Incentive Stock Options. No income generally will be recognized by a participant upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability.

If Shares are issued to the participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such Shares is made by such participant within two years after the date of grant or within one year after the transfer of such Shares to the participant, then upon sale of such Shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss.

If Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares at the time of exercise (or, if less, the amount realized on the disposition of such Shares if a sale or exchange) over the exercise price paid for such Shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the participant’s holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of stock appreciation rights. When the stock appreciation rights are exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received on the exercise.

Restricted Stock. A participant who receives an award of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock, if any) at such time as the Shares are no

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longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. A recipient who so elects under Section 83(b) of the Code, however, within 30 days of the date of grant of the restricted stock will have taxable ordinary income on the date of grant of the restricted stock equal to the excess of the fair market value of such restricted stock (determined without regard to any such restrictions) over the purchase price, if any, of such restricted stock, and the participant’s holding period with respect to the Shares underlying the award of restricted stock will begin on such date of grant. If an election is made under Section 83(b) of the Code, and (i) the Shares subsequently decrease in value, any losses recognized on a subsequent disposition of such Shares would be capital losses, the deductibility of which is subject to certain limitations, or (ii) if the participant ultimately forfeits the Shares, no deduction will be available to such participant with respect to any income inclusion that resulted from the election. If an election under Section 83(b) of the Code has not been made, any dividends received with respect to restricted stock prior to or upon vesting generally will be treated as compensation that is taxable as ordinary income to the participant at the time such dividends are made available to the participant, and the participant’s holding period with respect to the Shares underlying the award of restricted stock will begin on the vesting date thereof.

Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units to a participant. A participant who receives an award of restricted stock units generally will be subject to tax at ordinary income rates at the time such restricted stock units are settled on the amount of cash, or the fair market value of unrestricted Shares on the date that such Shares are transferred to the participant, in each case including any dividend rights or dividend equivalents included therein. The participant’s holding period with respect to any Shares so transferred will commence on such date.

Performance Awards. No income generally will be recognized by a participant upon the grant of a performance award. Upon payment (including the release of restrictions on Shares) in respect of the satisfaction of the applicable performance goals of the performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received.

Tax Consequences to Corporation

To the extent that a participant recognizes ordinary income in the circumstances described above, LP will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

The 2022 Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

— REGISTRATION WITH THE SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Shares under the 2022 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2022 Plan by our stockholders.

— NEW 2022 BENEFIT PLANS

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2022 Plan because the grant and actual pay-out of awards under the 2022 Plan are subject to the discretion of the Administrator.

Approval of this proposal requires the affirmative vote of a majority of the total votes properly cast on this proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE LOUISIANA-PACIFIC CORPORATION 2022 OMNIBUS STOCK AWARD PLAN.

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PROPOSAL 4 APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION

The Board recognizes the interest of stockholders in executive compensation matters. As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, LP provides its stockholders an opportunity to cast an advisory vote to approve, on a non-binding, advisory basis, the compensation of LP’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory vote is commonly referred to as the “say on pay” vote. In LP’s advisory say-on-pay vote at the 2021 Annual Meeting of Stockholders, approximately 97% of the votes cast were “FOR” approval of the executive compensation as disclosed in our 2021 Proxy Statement for the 2021 Annual Meeting of Stockholders. LP values continued and constructive feedback from our stockholders on compensation and other important matters.

As described in the “Compensation of Executive Officers—Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement, we believe that our compensation packages provide competitive compensation that enables us to attract, retain and motivate a high-performance executive management team, link executive performance to corporate financial performance, and align the interests of management and stockholders by promoting ownership of LP Common Stock. For more details on our compensation philosophy, please read the CD&A which discusses our executive compensation programs, including specific information about the compensation of our named executive officers for 2021.

On behalf of the stockholders, the Compensation Committee continually reviews current market practices and data, and our compensation programs and ancillary policies, in addition to actual executive compensation. The Compensation Committee seeks to achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests. As a result of the Compensation Committee’s review in 2021, the Compensation Committee took several important actions and maintained existing compensation practices, including the following:

•	Maintained compensation packages, with assistance from an independent compensation consultant, so that each executive is within a competitive range of total compensation for executives in comparable positions;

•	Continued to place a strong emphasis on variable compensation through our annual cash incentive award plan and performance share awards which are designed so that the payout opportunity is directly linked to the achievement of pre-determined financial performance metrics;

•	Maintained objective financial goals, adjusted EBITDA and economic profit, for annual cash incentive award metrics based upon business unit and corporate performance;

•	Aligned annual incentive compensation programs between our executives and other employees to encourage a unified effort in achieving our goals and objectives; and

•	Maintained the performance metric for the performance stock unit (“PSU”) awards to Cumulative Company Cash Flow (as defined herein) while keeping the Total Shareholder Return (“TSR”) modifier to align with public reporting.

We believe that proper administration of our executive compensation programs will result in attracting and retaining a management team that is motivated to lead our company to improved fundamental financial performance furthering the long-term interests of LP and its stockholders.

We are asking our stockholders to vote on the following resolution:

“Resolved, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K adopted by the SEC, including the Compensation Discussion and Analysis section, the Summary Compensation Table, the other executive compensation tables and accompanying footnotes and narrative discussion, is hereby approved.”

The above resolution will be deemed to be approved if it receives the affirmative vote of a majority of the total votes properly cast on this proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. As this vote is an advisory vote, the outcome is not binding with respect to future executive compensation decisions, including those relating to our named executive officers. Our Compensation Committee and Board will, however, take the outcome of the vote into account in making future executive compensation decisions, as they have done in prior years. At LP’s 2017 Annual Meeting of Stockholders, a majority of the votes cast on an advisory basis as to the frequency with which LP should conduct its say-on-pay vote were cast in favor of conducting a say-on-pay vote annually. Accordingly, LP presently intends to conduct a say-on-pay vote annually until the next required advisory vote on the frequency of say-on-pay votes.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION ABOVE TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE NAMED EXECUTIVE OFFICER COMPENSATION.

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OTHER BUSINESS

At the time this proxy statement was printed, management knew of no matters to be presented at the 2022 Annual Meeting of Stockholders other than the items of business listed in the Notice of Annual Meeting of Stockholders and the Notice of Internet Availability of Proxy Materials. If any matters other than the listed items properly come before the meeting, the proxy named in the accompanying form of proxy will vote or refrain from voting on such matters in accordance with his judgment.

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AUDIT COMMITTEE REPORT

The Audit Committee oversees LP’s financial reporting process on behalf of LP’s management and is responsible for (i) the preparation of complete and accurate annual and quarterly consolidated financial statements in accordance with generally accepted accounting principles in the United States, (ii) maintaining appropriate accounting and financial reporting principles and policies and internal controls designed to assure compliance with accounting standards and laws and regulations, and (iii) an assessment of the effectiveness of internal control over financial reporting. LP’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and conducting in accordance with the standards of the Public Company Accounting Oversight Board an audit of LP’s annual consolidated financial statements and a review of LP’s quarterly consolidated financial statements and expressing opinions on LP’s financial statements and internal control over financial reporting based on the integrated audits.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP regarding LP’s accounting functions and the audit process, as well as the fair and complete presentation of LP’s results and the assessment of LP’s internal control over financial reporting. The Audit Committee has also reviewed and discussed LP’s audited consolidated financial statements for the year ended December 31, 2021 with management and Deloitte & Touche LLP. The Audit Committee discussed and reviewed with Deloitte & Touche LLP all matters that the firm was required to communicate and discuss with the Audit Committee under applicable auditing standards and all other legal, regulatory and corporate governance standards, including those described in Auditing Standard 1301, as amended, regarding communications with audit committees.

In addition, the Audit Committee has reviewed and discussed with Deloitte & Touche LLP the auditor’s independence from LP and its management. As part of that review, Deloitte & Touche LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and has discussed Deloitte & Touche LLP’s independence from LP.

The Audit Committee also has considered whether Deloitte & Touche LLP’s provision of non-audit services to LP is compatible with the auditor’s independence. The Audit Committee has concluded that Deloitte & Touche LLP is independent from LP and its management.

In reliance on the reviews and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board, and the Board has approved, that LP’s audited consolidated financial statements for the year ended December 31, 2021, be included in LP’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Respectfully submitted,

Nicholas Grasberger III, Chair
Jose A. Bayardo
Ozey K. Horton, Jr.
Stephen E. Macadam

This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate this Audit Committee Report by reference therein.

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HOLDERS OF COMMON STOCK

—  FIVE PERCENT BENEFICIAL OWNERS

The following table provides information concerning the beneficial ownership of Common Stock by the persons known to LP to beneficially own 5% or more of the outstanding Common Stock as of March 3, 2022.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	7,757,851	9.02%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	10,087,146	11.73%
(1)	The information with respect to BlackRock, Inc. is based solely on its Schedule 13G/A filed with the SEC on February 1, 2022. BlackRock, Inc. possesses sole voting power of 7,368,687 shares of Common Stock and sole dispositive power over 7,757,851 shares of Common Stock. BlackRock Fund Advisors, a subsidiary of BlackRock, Inc., beneficially owns at least 5% of LP’s outstanding Common Stock.
(2)	The information with respect The Vanguard Group is based solely on its Schedule 13G/A filed with the SEC on February 10, 2022. The Vanguard Group possesses shared voting power of 51,169 shares of Common Stock, sole dispositive power of 9,957,693 shares of Common Stock and shared dispositive power of 129,453 shares of Common Stock.

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—  DIRECTORS AND NAMED EXECUTIVE OFFICERS

The following table summarizes the beneficial ownership of Common Stock of (i) each of LP’s directors, nominees for director, and named executive officers (“NEOs”) and (ii) all of LP’s directors and all of LP’s executive officers as a group, as of March 3, 2022. Unless otherwise noted, the address of each beneficial owner is c/o Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee 37219.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Common Stock
Jose A. Bayardo	—		—
Tracy A. Embree	27,245	(3)	*
Lizanne C. Gottung	35,705	(4)	*
F. Nicholas Grasberger III	10,101		*
Alan J.M. Haughie	48,328		*
Ozey K. Horton, Jr.	23,751		*
Stephen E. Macadam	28,679		*
Dustan E. McCoy	55,639	(4)	*
Jason P. Ringblom	75,378		*
Neil Sherman	93,036		*
Michael J. Sims(5)	74,480		*
W. Bradley Southern	533,326	(4)	*
All directors and executive officers as a group (14 persons)	1,081,732	(4)	1.26%
*	Less than 1%.

(1)	Shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted below, the named person has the sole power to vote or direct the voting of, and the sole power to dispose of, or direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set forth opposite their respective names.

(2)	Excluded from this table are time-vested RSUs issued under the 2013 Omnibus Stock Award Plan, as amended, which will convert into Common Stock as of their vesting dates, over which the following executive officers do not, and will not have within 60 days after March 3, 2022, voting or dispositive power: Mr. Bayardo, 685 shares; Ms. Embree, 1,733 shares; Ms. Gottung, 1,733 shares; Mr. Grasberger, 1,733 shares; Mr. Haughie, 19,178 shares; Mr. Horton, 1,733 shares; Mr. Macadam, 1,733 shares; Mr. McCoy, 1,733 shares; Mr. Ringblom, 15,391 shares; Mr. Sherman, 14,397 shares; Mr. Southern, 77,236 shares; and all current directors and executive officers as a group, 189,012 shares. Also excluded from this table are PSUs held by executive officers for which the performance periods have not yet ended and performance results have not been certified.

(3)	Includes 7,092 shares of Common Stock that Ms. Embree has the right to acquire upon the termination of her service as a director, or upon a change in control of LP, underlying deferred stock units (DSUs) issued to Ms. Embree pursuant to the LP Non-Employee Directors Compensation Plan and the 2013 Omnibus Stock Award Plan, as amended. Please refer to the “Director Compensation” section in this proxy statement for further details on the deferred stock units held by directors.

(4)	Includes shares of Common Stock reserved for issuance under immediately exercisable stock settled stock appreciation rights (SSARs) and options, as follows: Ms. Gottung, options to purchase 7,635 shares; Mr. McCoy, options to purchase 7,635 shares; and Mr. Southern, SSARs that may be exercised for 105,756 net shares (without taking into account withholding taxes), and all current directors and executive officers as a group, 147,037 shares underlying SSARs and options. For purpose of the SSARs, the exercise price is assumed to be $71.70 based upon the closing price of the Common Stock on the NYSE on March 3, 2022. Ms. Gottung has shared voting and dispositive power with respect to 3,818 shares underlying options included in the table above, but no pecuniary interest in such shares, as a result of her divorce settlement.

(5)	Mr. Sims retired from LP effective December 31, 2021. The reported beneficial ownership amount is based on LP’s records and the information contained in the last Form 4 filed on behalf of Mr. Sims on February 26, 2021.

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EXECUTIVE OFFICERS

LP’s executive officers as of March 3, 2022 are:

W. BRADLEY SOUTHERN

Age 62

W. Bradley Southern has been Chief Executive Officer since July 2017 and Chair of the Board of Directors since May 2021, and previously was Executive Vice President, Chief Operating Officer from November 2016 to June 2017. Prior to that, Mr. Southern served as Executive Vice President of OSB beginning in March 2015, Senior Vice President of Siding beginning in 2012 and Vice President of Specialty Operations beginning in 2004.

MICHAEL W. BLOSSER

Age 60

Michael W. Blosser has been Senior Vice President, Manufacturing Services since July 2017, and previously served as manufacturing manager for LP’s siding business before becoming Vice President in June 2007 with responsibility for the corporate safety and environmental efforts, as well as the forest resources division, procurement and logistics.

NICOLE C. DANIEL

Age 53

Nicole C. Daniel has been Senior Vice President, General Counsel and Corporate Secretary since September 2019. From July 2013 to September 2019, Ms. Daniel served as Vice President, General Counsel and Corporate Secretary at Ciner Resources LP, a leading producer of natural soda ash, which was known as OCI Enterprises prior to its purchase by Ciner in 2015. She also previously held general counsel and compliance leadership roles at Albemarle Corp.

ROBIN H. EVERHART

Age 50

Robin H. Everhart has been Senior Vice President, Chief Human Resources and Transformation Officer since April 2019. Prior to joining LP, Ms. Everhart served in a variety of leadership roles at Cintas Corporation from 2005 to April 2019, including: Senior VP and Chief Diversity Officer, Group VP/Operations, Chief Compliance Officer, VP of Corporate Communications and Government Affairs. She also previously held senior compliance and ethics roles at Winn Dixie and The Home Depot.

ALAN J.M. HAUGHIE

Age 58

Alan J. M. Haughie has been Executive Vice President, Chief Financial Officer since January 2019. From 2013 to 2017, he was Senior Vice President and Chief Financial Officer of ServiceMaster Global Holdings Inc., a Fortune 1000 public company that provides residential and commercial services. From 2010 until 2013, Mr. Haughie served as Senior Vice President and Chief Financial Officer of Federal-Mogul Corporation.

JIMMY E. MASON

Age 43

Jimmy E. Mason has been Executive Vice President, General Manager, OSB since February 2022. Prior to that, he served as Vice President, Siding Manufacturing from November 2018 to February 2022, as Director Regional Operations for the Siding business from January 2018 to November 2018, and as Regional Operations Manager for the Siding business from 2015 until January 2018. Mr. Mason has worked in manufacturing operations since 2001, joining LP in 2006. Prior to joining LP, Mr. Mason held positions with International Paper and Milliken & Company.

JASON P. RINGBLOM

Age 39

Jason P. Ringblom has been Executive Vice President, General Manager, Siding and EWP since February 2022. He previously served as Executive Vice President, OSB and EWP from January 2017 to February 2022 and as Vice President of OSB sales and marketing from February 2015 to December 2016, and has held various other sales leadership positions at LP since 2004.

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COMPENSATION OF EXECUTIVE OFFICERS

— COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with LP’s management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in LP’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Respectfully submitted,

Dustan E. McCoy, Chair
Tracy A. Embree
Lizanne C. Gottung
Stephen E. Macadam

This Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this Compensation Committee Report by reference therein.

— COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are named in the section titled “Corporate Governance—Board and Committee Meetings” on page 21 of this proxy statement. No members of the Compensation Committee were officers or employees of LP or any of its subsidiaries during the year, were formerly LP officers, or had any relationship otherwise requiring disclosure. In addition, no executive officer of LP serves, or in the last fiscal year has served, as a director of, or as a member of the compensation committee (or other board committee performing equivalent functions) of, another entity that has one or more of its executive officers serving as a director of LP or as a member of the Compensation Committee.

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— COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

THIS CD&A DESCRIBES LP’S EXECUTIVE COMPENSATION PROGRAM, EXPLAINS HOW THE COMPENSATION COMMITTEE OVERSEES AND IMPLEMENTS THIS PROGRAM, AND REVIEWS THE 2021 COMPENSATION DECISIONS FOR THE NAMED EXECUTIVE OFFICERS IDENTIFIED BELOW. THROUGHOUT THIS CD&A AND ELSEWHERE IN THIS PROXY STATEMENT, WE REFER TO THIS GROUP OF INDIVIDUALS AS THE “NEOS”.

THIS CD&A IS DIVIDED INTO THE FOLLOWING SECTIONS:

SECTION I: 2021 BUSINESS AND FINANCIAL HIGHLIGHTS	47
SECTION II: 2021 COMPENSATION HIGHLIGHTS	49
SECTION III: RESULTS OF THE 2021 SAY-ON-PAY VOTE	50
SECTION IV: ELEMENTS AND PHILOSOPHY OF EXECUTIVE COMPENSATION	51
SECTION V: EXECUTIVE COMPENSATION DECISIONS FOR 2022	55
SECTION VI: ADDITIONAL POLICIES AND GUIDELINES AFFECTING EXECUTIVE COMPENSATION	56

(1)	During 2021, Mr. Ringblom served as Executive Vice President of OSB and EWP, and Mr. Sherman served as Executive Vice President, Siding. Effective February 8, 2022, Mr. Ringblom was appointed as Executive Vice President, Siding (in addition to his roles as Executive Vice President of OSB and EWP) and Mr. Sherman transitioned to the role of President of Entekra Holdings LLC, LP’s off-site framing operation subsidiary. Effective February 28, 2022, Mr. Ringblom’s title changed to Executive Vice President, General Manager, Siding and EWP.
(2)	Mr. Sims retired from LP effective December 31, 2021.

Section I: 2021 Business and Financial Highlights

LP’s performance during 2021, as compared to prior year, is summarized below:

•	Net sales increased by 63% to $4.6 billion
•	Net income attributed to LP increased $878 million to $1.4 billion
•	Siding Solutions net sales increased 27% compared to the prior year
•	OSB net sales increased by $1.2 billion to $2.4 billion
•	Earnings per share (“EPS”) increased from $4.46 to $14.09 per diluted share; Adjusted Diluted EPS* increased from $4.31 to $13.97 per share
•	Adjusted EBITDA* increased $1.2 billion to $2.0 billion
•	Cash provided by operating activities increased $0.8 billion to $1.5 billion
•	Returned $1.4 billion of capital to stockholders in 2021 through share repurchases and quarterly cash dividends, as compared to $265 million in 2020

*	Adjusted EBITDA and Adjusted Diluted EPS are non-GAAP financial measures. Please refer to pages 31-33 of LP’s Annual Report on Form 10-K for the year ended December 31, 2021 for a description and reconciliation of these non-GAAP financial measures.

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The following charts outline LP’s performance against key metrics: net sales, Adjusted EBITDA, Adjusted Diluted EPS and Operating Cash Flow. The Compensation Committee believes the compensation earned by the NEOs in 2021 reflects LP’s solid financial performance in challenging market conditions and continued execution against several metrics tied to increased stockholder value as discussed further in Section IV below.

(1)	TSR is equal to share price change plus dividends based on a 30-day average. Source: FactSet.

What We Do:	What We Don’t Do:
Benchmark target compensation levels of our executive officers against the target median of our compensation peer group	Do not offer excessive perquisites
Engage an independent compensation consultant who reports directly to the Compensation Committee and does not provide any other services to LP	Do not reset internal incentive targets used to determine performance-based award payouts once established at the beginning of the performance period
Maintain a high percentage of executive pay as “at risk” compensation	Do not provide guaranteed bonuses or long-term incentive awards
Align targets for performance-based compensation to stakeholder interests	Do not provide excise tax reimbursement for payments made in connection with a change of control
Maintain meaningful share ownership requirements for executive officers and directors	Do not engage in short-term, hedging or speculative transactions involving LP Common Stock
Manage and assess risk in compensation programs annually	Do not buy and sell options (“put” or “call”)
Mitigate undue risk by having a Recoupment Policy with respect to all performance-based compensation	Do not enter into forward sales contracts, prepaid variable forwards, equity swaps, collars or exchange funds
Periodically, and at least annually, seek stockholder feedback on our executive compensation	Do not grant discounted stock options

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Section II: 2021 Compensation Highlights

LP uses its compensation program to attract, motivate and retain high-quality executive talent to lead the organization. The Compensation Committee has established programs and practices designed to pay for performance and to align executive officers’ interests with those of LP’s stakeholders. The Compensation Committee believes that LP’s compensation program helps drive LP’s performance by providing compensation that is commensurate with performance. The 2021 executive compensation program was guided by the following core principles:

Equity-based compensation aligns executive officers’ interests with stakeholders’ interest, drives performance and facilitates retention of superior talent

LP believes that equity-based compensation aligns executive officers’ interests with those of its stakeholders. Annual equity awards consist of PSUs and RSUs. PSUs granted through December 31, 2021 are settled in shares of LP Common Stock and are only paid out if the performance goals set for a three-year cumulative performance period are met, and assuming the NEO remains employed through the vesting date. Payout upon final achievement of performance goals is also subject to a TSR modifier relative to LP’s capital market peer group. In 2021, the performance goals were based on Cumulative Company Cash Flow (defined below) for the period from January 1, 2021 to December 31, 2023. RSUs are settled in shares of LP Common Stock and vest in three equal annual installments beginning on the first anniversary of the grant date, assuming the NEO remains employed through the vesting date, or under certain retirement provisions.

Cash incentive compensation is designed to drive increasing profits and returns

The Compensation Committee strongly believes that linking compensation to certain critical performance metrics results in increased profits and stronger stockholders returns. For 2021, LP’s annual cash incentive award plan (“Annual Incentive Plan”) for NEOs was based upon Adjusted EBITDA (adjusted for commodity OSB price), Economic Profit (each as defined below) and certain operational improvements. The Compensation Committee determined, for 2021, that operating results for incentive calculation purposes should not be influenced by increases or decreases in commodity OSB pricing. The Economic Profit metric further links asset utilization and financial performance of LP. No amounts would have been payable under the Annual Incentive Plan for 2021 unless the minimum threshold for LP’s performance goal was achieved. In 2021, the minimum threshold for LP’s performance goal was met and annual cash incentives awarded pursuant to the Annual Incentive Plan were paid.

Base salary represents the smallest portion of total target compensation

The Compensation Committee continuously makes efforts to appropriately weight base salary and variable (annual cash and equity incentives) compensation for each NEO. The target compensation mix for LP’s CEO and other NEOs reflects LP’s emphasis on long-term, performance-based compensation that incentivizes LP’s NEOs to make strategic decisions that will strengthen its business and create long-term value for its stakeholders. Performance-based compensation includes PSUs and the Annual Incentive Plan. In 2021, 52% of LP’s CEO’s target compensation and 45% of LP’s other executive officers’ target compensation was performance-based, as shown in the graphs below.

LP CEO TARGET PAY MIX	LP OTHER NEO TARGET PAY MIX

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PEER COMPENSATION CEO TARGET PAY MIX	PEER COMPENSATION NEOS TARGET PAY MIX

The following chart summarizes annual total target compensation awarded to each NEO in 2021:

Named Executive Officer	Annual Base Salary(1) ($)	Annual Incentive Target Value ($)	Long Term Incentive Award Value(2) ($)	2021 Total Target Compensation ($)
W. Bradley Southern	1,100,000	1,320,000	4,000,000	6,420,000
Alan J.M. Haughie	601,120	450,840	925,000	1,976,960
Jason P. Ringblom	484,825	339,378	750,000	1,574,203
Neil Sherman	456,860	319,802	731,000	1,507,662
Michael J. Sims	424,360	254,616	424,000	1,102,976

(1)	The amounts listed in this column reflect the NEO’s annual base salary increases, which were effective February 21, 2021.
(2)	Includes the value of annual equity awards, expressed as the aggregate grant date value of PSUs (at target) and RSUs, determined using the grant date closing stock price of LP Common Stock.

Section III: Results of the 2021 Say-On-Pay Vote

In 2021, approximately 97% of the votes cast on LP’s say-on-pay proposal approved the compensation of LP’s NEOs as disclosed in last year’s proxy statement. Although the vote was non-binding, the Compensation Committee believes this level of approval indicates that stockholders strongly support LP’s executive compensation programs and policies. The Compensation Committee will consider the results of this year’s say-on-pay proposal, as well as feedback from our stockholders, when making future executive compensation decisions.

The Compensation Committee recognizes that the success of LP’s executive compensation program over the long-term requires a robust framework of compensation governance. As a result, the Compensation Committee regularly reviews external compensation practices and trends and incorporates best practices into LP’s executive compensation program.

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Section IV: Elements and Philosophy of Executive Compensation

Elements

For 2021, there were no new elements of compensation provided to NEOs. The following table outlines the objectives and purposes of each element of LP’s executive compensation program:

Element	Objectives	Purpose	Target Competitive Position
Base salary	Attract and retain superior talent	Provide reasonable level of fixed cash based on: • level of responsibility, performance and experience • comparison to market pay information	Median of competitive market
Annual cash incentive	Pay-for-performance	Motivate and reward achievement of annual performance goals through corporate financial goals and other strategic and operational performance goals	Median of competitive market Payout will vary based on actual corporate and business unit financial performance
Long-term equity incentive	Provide stockholder alignment Focus on long-term success Pay-for-performance Retention Facilitate stock ownership by employees	Provide an incentive to preserve and enhance stockholder value and to achieve LP’s long-term objectives, through awards of PSUs and RSUs	Median of competitive market Payout will vary based on actual performance relative to key corporate goals and stock returns
Retirement benefits	Attract and retain superior talent Advance planning and preparing executive for retirement	Provide retirement plan benefits through pension plans, 401(k) plan and other defined contribution plans consistent with market practice	Benefits comparable to those of competitive market
Post-termination compensation (severance and change of control)	Attract and retain superior talent Provide protections and temporary benefits to assist with transition to new employment	Facilitate attraction and retention of executive officers critical to LP’s long-term success and competitiveness consistent with market practice	Benefits aligned with market practice

Review of Compensation Peer Group and Survey Data for Comparison Purposes

To ensure that LP’s compensation programs are reasonable and competitive in the marketplace, the Compensation Committee compares LP’s programs to those of its peers. For 2021, LP’s compensation peer group consisted of the companies identified below, as recommended by FW Cook, the Compensation Committee’s independent compensation consultant, and approved by the Compensation Committee. The companies in this compensation peer group were selected because of similarities in channels, business cycles, manufacturing expertise and size in terms of revenue and market capitalization, among other financial metrics, thus providing appropriate benchmark data.

•	Allegion Public Limited Company	•	Griffon Corporation
•	American Woodmark Corporation	•	JELD-WEN Holding, Inc.
•	A. O. Smith Corporation	•	Lennox International, Inc.
•	Apogee Enterprise, Inc.	•	Masco Corporation
•	Armstrong World Industries, Inc.	•	Masonite International Corporation
•	Boise Cascade Company	•	Owens Corning
•	Builders FirstSource, Inc.	•	Simpson Manufacturing Co., Inc.
•	Cornerstone Building Brands, Inc.	•	Trex Company, Inc.
•	Fortune Brands Home & Security, Inc.	•	Universal Forest Products, Inc.
•	Gibraltar Industries, Inc.

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The Compensation Committee, with assistance from FW Cook, also reviews size-adjusted general industry survey data to supplement the proxy peer data.

In 2021, the Compensation Committee relied on both compensation peer group and general industry survey data to more clearly understand the relevant market for executive talent, and to help inform its decision-making and ensure that LP’s executive compensation program supports its recruitment and retention needs. Specifically, the Compensation Committee compared each executive officer’s base salary, total cash compensation opportunities (salary and target cash incentive award), and total direct compensation opportunities (salary, target cash incentive award, and annualized grant-date present value of equity-based awards) for 2021 against comparable information from the compensation peer group and general industry survey data. The Compensation Committee believes using several benchmark data sources improves the quality of comparison because it may be difficult to identify an appropriate match for some executive officer positions within the compensation peer group alone. In addition, the general industry survey data reflects the broader industries with which LP competes for management talent.

Base Salaries

In setting 2021 base salary levels, the Compensation Committee (together with Mr. Southern for the NEOs other than himself) considered market data, individual performance and competitiveness of total direct compensation for each NEO. In February 2021, each NEO received an annual base salary increase as indicated below.

Named Executive Officer	2021 ($)	2020 ($)	% Increase
W. Bradley Southern	1,100,000	1,025,000	7.3%
Alan J.M. Haughie	601,120	578,000	4.0%
Jason P. Ringblom	484,825	451,000	7.5%
Neil Sherman	456,860	431,000	6.0%
Michael J. Sims	424,360	412,000	3.0%

Annual Cash Incentive Plan

In 2021, LP’s Annual Incentive Plan metrics included corporate financial goals and business unit financial performance goals, as further described below.

CORPORATE FINANCIAL GOALS

The 2021 Annual Incentive Plan performance metrics included an Adjusted EBITDA goal and an Economic Profit goal. Adjusted EBITDA (adjusted for commodity OSB prices) is a non-GAAP financial measure and is defined as income attributed to LP before interest expense, provision for income taxes, depreciation and amortization, and excludes stock-based compensation expense, loss on impairment attributed to LP, product-line discontinuance charges, other operating credits and charges, net loss on early debt extinguishment, investment income, pension settlement charges, and other non-operating items. Economic Profit is Operating income, less tax, minus a capital charge (based on average invested capital multiplied by weighted-average cost of capital). The Adjusted EBITDA goal threshold was $1,450 million with a target of $1,812 million and a maximum payment achieved at $2,084 million. No amounts would have been payable under the Annual Incentive Plan unless the threshold goal was achieved. LP’s reported 2021 Adjusted EBITDA of $1,972 million exceeded the target goal level under the Annual Incentive Plan. LP’s Economic Profit goal had a threshold of $884 million, a target of $1,137 million and a maximum payment achieved at $1,326 million. LP’s 2021 Economic Profit of $1,247 million exceeded the target goal level under the Annual Incentive Plan.

BUSINESS UNIT FINANCIAL PERFORMANCE GOALS

The Compensation Committee established specific business unit financial performance goals to be included in the 2021 Annual Incentive Plan. Following the end of the year, performance is assessed against those goals to determine the CEO’s and each other NEO’s level of achievement. Each goal is assigned a value based on a variety of factors which can result in the performance component ranging from 0–200% based on the level of attainment.

The Compensation Committee has the authority, in its sole discretion, to reduce or eliminate the payout of annual cash incentives under the Annual Incentive Plan, despite its determination that performance was at or above the threshold level, if it finds that paying the awards is not in the best interest of LP.

The Compensation Committee established weightings for LP’s CEO, CFO and Senior Vice President, Corporate Marketing and Business Development for 2021 as follows:

Corporate Financial	Adjusted EBITDA (35%)	70%
	Economic Profit (35%)
Business Unit Financial	OSB Economic Profit (10%)	30%
	Siding Economic Profit (10%)
	South America Economic Profit (10%)

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Weightings for the Executive Vice President, OSB and EWP and Executive Vice President, Siding for 2021 were as follows:

Corporate Financial	Adjusted EBITDA (20%)	40%
	Economic Profit (20%)
Business Unit Financial	Adjusted EBITDA (30%)	60%
	Economic Profit (30%)

The following table summarizes the target payout opportunities for LP’s CEO and the other NEOs and the actual incentive payouts under the Annual Incentive Plan, paid in 2022, reflecting performance in 2021:

	Annual Incentive Target		Actual 2021 Attainment of Corporate Financial Goals(1)	Actual 2021 Attainment of Business Unit Financial Goals(1)	2021 Annual Cash Incentive
Named Executive Officer	% of Base Salary	Amount ($)	% of Target	% of Target	Amount ($)
W. Bradley Southern	120%	1,320,000	158%	165%	2,112,951
Alan J.M. Haughie	75%	450,840	158%	165%	721,669
Jason P. Ringblom	70%	339,378	109%	99%	413,782
Neil Sherman	70%	319,802	109%	120%	581,057
Michael J. Sims	60%	254,616	158%	165%	407,569

(1)	Weighted as set forth in the tables above.

Long-term Equity Incentive Compensation

The Compensation Committee awards long-term equity incentive grants to the CEO and the other NEOs as part of their overall compensation package. These awards are consistent with the Compensation Committee’s objectives of aligning LP’s executive officers with the financial interests of its stakeholders, focusing on long-term success, supporting pay-for-performance, and offering competitive compensation packages. This component comprises the largest portion of the executive officers’ total compensation package with vesting tied to multi-year performance goals and service to LP.

2021 PSU AWARDS

The following table summarizes the award opportunities for 2021:

Named Executive Officer	Performance Stock Units (PSUs) ($)	Restricted Stock Units (RSUs) ($)	Total Long Term Incentive Award Value ($)
W. Bradley Southern	2,000,000	2,000,000	4,000,000
Alan J.M. Haughie	462,500	462,500	925,000
Jason P. Ringblom	375,000	375,000	750,000
Neil Sherman	365,500	365,500	731,000
Michael J. Sims	212,000	212,000	424,000

For 2021, the Compensation Committee determined that awards to the CEO and the other NEOs under the 2013 Omnibus Stock Award Plan would be split between PSUs (50%) and RSUs (50%), based on the relative grant date fair values of the awards.

•	The performance goal for the 2021 PSUs is based on company cash flow, calculated as cumulative 2021 cash flow from operations from 2021-2023, plus after-tax impact of OSB prices at cycle average (“Cumulative Company Cash Flow”).
•	If the performance goal is met at the end of the performance period, the award will be adjusted to reflect LP’s three-year TSR performance relative to its capital market peer group. This TSR modifier can increase or decrease the award by 20%, although the TSR modifier cannot cause the award to exceed the maximum of 200%, and no adjustment will be made to the payout if LP’s TSR performance relative to the capital market group is between the 25th and 75th percentile. The capital market peer group used for purposes of calculating the TSR modifier includes the following companies:

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•	A. O. Smith Corporation	•	Masco Corporation
•	Armstrong World Industries, Inc.	•	Norbord, Inc.
•	Boise Cascade Company	•	Owens Corning
•	CSW Industrials, Inc.	•	Simpson Manufacturing Co., Inc.
•	Fortune Brands Home & Security, Inc.	•	Summit Materials, Inc.
•	James Hardie Industries, plc.	•	Trex Company, Inc.
•	Lennox International, Inc.	•	Universal Forest Products, Inc.

2020 PSU AWARDS

In July 2021, the Compensation Committee, with the guidance of FW Cook, modified the performance vesting criteria of approximately 149,000 PSU awards granted in 2020 to 24 eligible participants (including the NEOs). The modification was considered a Type III modification under Accounting for Share-Based Payments (FASB ASC Topic 718), in which the original awards were canceled, and the modified awards were considered granted on the modification date. The modification corrected the methodology applicable to the adjustment of the underlying performance metric, which was discovered as a result of the significant increase in OSB prices experienced in 2020. Prior to the modification, none of these PSU awards were expected to vest. At the modification date, approximately 100% of the targeted award amount were expected to vest. The incremental fair value related to the modifications is included in the “Stock Awards” column of the “Summary Compensation Table” below.

2019 PSU AWARDS

The Compensation Committee reviewed and approved performance against pre-established goals for the 2019-2021 cycle. Payout amounts for PSUs granted in 2019 (with performance period beginning on January 1, 2019 and ending on December 31, 2021) were as follows:

Year Granted	Performance Period	Goals	Weighting	Results		Targets	% of Targets Attained
2019	3 years	Product Portfolio Growth	50%	20.5%		43.7%	0.00%
		Company Return on Invested Capital (3-year average)	50%	48.4	%*	18.6%	200.00%
*	Achievement of result in excess of 22.3% resulted in 200% achievement of percentage of target attained.

The overall results achieved a payout value equal to 120% of the target PSU awards. This was based on (i) 200% achievement of the Company Return on Investment Capital performance goal, which represented 50% of the PSU award, resulting in payout of 100% of the target PSU award, plus (ii) a +20% modifier as a result of LP’s TSR performance being in the 88th percentile (i.e., above the 75th percentile) relative to the capital market peer group described above.

Retirement & Other Benefits

LP’s qualified retirement plans are designed to provide retirement benefits at a competitive level compared to its peers and the general manufacturing industry. All full-time salaried and hourly U.S. employees participate in LP’s qualified 401(k) and Profit Sharing Plan (the “401(k) and Profit Sharing Plan”). LP also has a defined benefit and pension plan (the “Retirement Account Plan”), which was frozen effective January 1, 2010. U.S. employees of LP that were hired prior to January 1, 2010 remained participants in the Retirement Account Plan, but no further credits were earned by the participants. In November 2021, LP approved and initiated the termination of the Retirement Account Plan, with payments of all accrued benefits due from plan assets expected by the end of 2022.

Employees in the top two levels of LP’s management, including executive officers, participate in LP’s 2004 Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, participants may defer the receipt of up to 90% of base salary and annual bonuses for income tax purposes and receive a 5% match on their contributions. In addition, the Deferred Compensation Plan enables executive officers and other highly compensated employees to obtain benefits comparable to those available under the 401(k) and Profit Sharing Plan without being subject to the limits imposed by the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) on tax-qualified plans.

Additional information about LP’s retirement plans is provided in the “Summary Compensation Table”, the “Pension Benefits for 2021” table, and the “Nonqualified Deferred Compensation for 2021” table. The Compensation Committee believes the retirement benefit plans described above are important parts of LP’s compensation program, and the Compensation Committee will continue to review them periodically to ensure competitiveness.

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Other Compensation

LP provides its NEOs with limited perquisites, consisting of retirement, long-term disability, annual medical exams and life insurance benefits, and personal estate and financial planning services through independent providers. These benefits are discussed in more detail in Note 4 to the “Summary Compensation Table”.

Executive Officer Severance Agreements and Change of Control Employment Agreements

Each of LP’s executive officers is party to a severance agreement and a change of control employment agreement with LP, which provide for the payment of severance compensation and benefits in certain termination and change of control scenarios. The Compensation Committee believes the (i) severance agreements are important because providing severance benefits is an important recruitment and retention tool that is necessary in the competitive marketplace for talented executives and (ii) change of control employment agreements are important to encourage LP’s CEO and other NEOs to continue to work in the best interests of LP and its stakeholders in a potential change of control situation, and to evaluate any possible transaction with the maximum degree of independence and objectivity. Please see “—Potential Payments Upon Termination of Employment or Change of Control of LP” for descriptions of these agreements.

Section V: Executive Compensation Decisions for 2022

As part of the establishment of the 2022 executive compensation targets, the Compensation Committee, in collaboration with FW Cook, reviewed LP’s compensation peer group to ensure it represented similar U.S. organizations with which LP competes for executive talent. LP’s compensation peer group for 2022 in this review is described above under the heading “Review of Compensation Peer Group and Survey Data for Comparison Purposes.”

2022 Annual Salaries

On February 10, 2022, the Compensation Committee approved the following salaries for LP’s NEOs.

Name	2022 Salary ($)	2021 Salary ($)	% increase
W. Bradley Southern	1,125,000	1,100,000	2.3%
Alan J.M. Haughie	643,198	601,120	7.0%
Jason P. Ringblom	518,763	484,825	7.0%
Neil Sherman	479,703	456,860	5.0%

Annual Incentive Plan

On February 10, 2022, the Compensation Committee approved the 2022 Annual Incentive Plan. For Mr. Southern and Mr. Haughie, awards under the 2022 Annual Incentive Plan are based 70% on LP’s corporate financial performance and 30% on LP’s business unit financial performance. For Mr. Ringblom and Mr. Sherman, awards under the 2022 Annual Incentive Plan are based 40% on LP’s corporate financial performance and 60% on executive officer-specific business unit financial performance.

Long-Term Incentive Plan

The Compensation Committee awards long-term equity incentive grants to the NEOs under the 2013 Omnibus Stock Award Plan as part of their overall compensation package. These awards are consistent with the Compensation Committee’s objectives of aligning the financial interests of LP’s executive officers with the financial interests of its stakeholders, focusing on LP’s long-term success, supporting its performance-oriented culture, and offering competitive compensation packages. The long-term equity grant for 2022 consisted of 50% PSUs (which vest based on achievement of performance goals at the end of the three-year performance period) and 50% time-based RSUs (which vest in three equal annual installments beginning on the first anniversary of the grant date). 2022 PSU and RSU award agreements allow the Compensation Committee, in its discretion, to settle the awards in cash, and provide for double-trigger vesting in the event of a change of control, if the acquirer assumes the awards, subject to the terms and conditions set forth in such award agreements.

On February 10, 2022, the Compensation Committee approved the metric with respect to the three-year performance period under the 2022 PSUs, each with a threshold, target and maximum goal. The metric is based on a three-year Cumulative Company Adjusted EBITDA improvement, adjusted to reflect the impact of OSB prices that differ from the baseline year. Adjusted EBITDA

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is a non-GAAP financial measure and is defined as income attributed to LP before interest expense, provision for income taxes, depreciation and amortization, and excludes stock-based compensation expense, loss on impairment attributed to LP, product-line discontinuance charges, other operating credits and charges, net loss on early debt extinguishment, investment income, pension settlement charges, and other non-operating items. If the threshold goal is met at the end of the three-year performance period, the award will be adjusted to reflect LP’s three-year TSR performance relative to a capital market peer group. This TSR modifier can increase or decrease the award by up to 20%. The TSR modifier cannot cause the award to exceed the maximum of 200% and no adjustment will be made to the payout if LP’s TSR performance relative to the capital market group is between the 25th and 75th percentile.

Section VI: Additional Policies and Guidelines Affecting Executive Compensation:

Role of Independent Compensation Consultant

The Compensation Committee selected and engaged FW Cook as its independent compensation consultant to assist in determining the appropriate executive officer compensation in 2021 and advise the Compensation Committee about its executive compensation programs and policies. At the Compensation Committee’s request, FW Cook attends committee meetings and meets with individual committee members to plan for committee meetings. In 2021, the Compensation Committee generally sought input from FW Cook on a range of factors related to the company’s compensation programs, including comparative data, competitive positioning of executive and director pay, plan design, long-term incentive pay practices, and market trends.

FW Cook has had no other business relationship with LP and has received no payments from us other than fees for services to the Compensation Committee and the Governance Committee. See “Corporate Governance—Board and Committee Meetings—Compensation Committee” for additional information about LP’s use of compensation consultants.

Role of Executive Officers in Determining Compensation

LP’s Chief Executive Officer makes recommendations to, and participates in the deliberations with, the Compensation Committee regarding the amount and form of the compensation of the other executive officers, but does not participate in the determination of his own compensation or the compensation of directors.

Timing of Long-Term Equity Grants

LP policies require PSUs and RSUs to be valued as of their respective grant dates based upon the closing price of LP’s Common Stock on the grant date of the award. The Compensation Committee’s practice is to make equity awards at its first Compensation Committee meeting in a given year (generally in the last week of January or the first or second week of February). Compensation Committee meeting dates are set by the Compensation Committee at least one year in advance.

Policy on Incentive Compensation Clawback

A significant percentage of LP’s executive compensation is incentive based. The determination of the extent to which the incentive objectives are achieved is based in part on the Compensation Committee’s discretion and in part on LP’s financial results. Under LP’s Recoupment Policy adopted by the Compensation Committee, if LP’s audited financial statements are restated, LP will be entitled to (i) reimbursement of all or part of the annual cash incentive award under the Annual Incentive Plan paid or payable to any employee that relates to the performance of LP and the employee for such year and (2) cancel all or part of any outstanding equity grant made to such employee in that year, but these rights of reimbursement and cancellation will apply only in situations in which the employee engaged in fraud or intentional misconduct that caused or contributed to the need for the restatement, as determined by the Board. In addition, the Sarbanes-Oxley Act of 2002 mandates that the CEO and the CFO reimburse LP for any bonus or other incentive-based or equity-based compensation paid to them in a year following the issuance of financial statements that are later required to be restated as a result of misconduct.

Executive Stock Ownership Guidelines

LP strongly believes the financial interests of its executive officers should be aligned with those of its stakeholders. Accordingly, the Compensation Committee has established meaningful Stock Ownership Guidelines for LP’s executive officers.

Each of LP’s executive officers is expected to own shares of Common Stock in an amount equivalent to a multiple of such executive officer’s annual base salary as set forth in the following table. Compliance is measured annually at the first regularly scheduled Compensation Committee meeting of the calendar year.

Tier	Base Salary Multiple
Chief Executive Officer	5
Executive Vice President	3
Senior Vice President	2

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Pursuant to the Stock Ownership Guidelines, restricted stock, PSUs subject to time vesting only (based on the minimum number of shares that may be earned) and RSUs granted under the 2013 Omnibus Stock Award Plan that have not yet vested, count toward stock ownership requirements for executive officers. The following are not counted towards the ownership requirements (i) PSUs conditioned on the satisfaction of performance goals, and (ii) shares subject to outstanding stock options and stock settled stock appreciation rights (SSARs). For 2021, all NEOs met the Stock Ownership Guidelines.

Insider Trading and Hedging Transactions

LP’s Insider Trading Policy mandates that directors, officers and employees of LP and their family members do not trade in LP securities while in possession of material nonpublic information about LP and requires that insiders review certain transactions involving LP securities with the CFO or CEO prior to entering into the transactions. LP’s Insider Trading Policy also prohibits LP’s directors, executive officers, and certain employees at LP from engaging in short-term, hedging or speculative transactions as further described under the heading “Corporate Governance—Prohibition on Hedging” above.

Tax Deduction for Executive Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limits the deductibility of compensation paid to certain named executive officers to $1,000,000 per year. Prior to January 1, 2018, performance-based compensation that met certain regulatory requirements was not subject to this deduction limitation. This exception was repealed, however, such that compensation paid in any year to the applicable NEOs in excess of $1,000,000 will not be deductible, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. These changes have caused, and will continue to cause, more of LP’s compensation to be non-deductible under Section 162(m) and have eliminated LP’s ability to structure performance-based awards to be exempt from limitations imposed by Section 162(m).

In designing the executive compensation program and determining the compensation of executive officers, the Compensation Committee considers a variety of factors, including the continued impact of the Section 162(m) deduction limitation. To maintain flexibility to compensate executive officers in a manner designed to promote LP’s short-term and long-term corporate goals, the Compensation Committee has not adopted a policy that all compensation paid to the executive officers of LP must be deductible. The Compensation Committee believes that our stakeholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

Risk Assessment of Executive Compensation Policies and Practices

The Compensation Committee conducted a review of LP’s compensation practices in 2021 to determine if there were any policies and practices that would be reasonably likely to have a material adverse effect on LP. The review included non-executive and executive compensation policies and practices. The non-executive compensation practices were reviewed by LP’s Risk Council and the Compensation Committee. In addition, the Compensation Committee, assisted by FW Cook, reviewed executive compensation policies and practices. The Compensation Committee found that none of LP’s compensation policies or practices were reasonably likely to have a material adverse effect on LP and the design of LP’s compensation programs (i) encourages the achievement of both its short-term and long-term operational and financial goals and (ii) contains certain appropriate risk mitigating features, such as incentive caps for the Annual Incentive Plan and PSUs, and Stock Ownership Guidelines.

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—  SUMMARY COMPENSATION TABLE

The table below summarizes the various elements of compensation paid or accrued to or earned by each of the NEOs listed in the table for the three years ended December 31, 2021. Cash incentive awards paid under LP’s Annual Incentive Plan are included in the “Non-Equity Incentive Plan Compensation” column, which covers non-equity awards that require the satisfaction of pre-established performance goals.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation(4) ($)	Total ($)
W. Bradley Southern Chairman and Chief Executive Officer	2021	1,088,461	—	5,886,144	—	2,112,951	19,982	329,930	9,437,468
	2020	1,054,808	—	3,700,000	—	2,460,000	4,833	271,978	7,491,619
	2019	960,577	—	3,400,000		1,117,953	6,818	250,066	5,735,414
Alan J.M. Haughie Executive Vice President and Chief Financial Officer	2021	597,563	—	1,353,179	—	721,669	—	98,590	2,771,001
	2020	594,846	—	840,000	—	867,000	—	152,814	2,454,660
	2019	507,692	—	800,000	—	414,674	—	56,881	1,779,247
Jason P. Ringblom Executive Vice President, General Manager, Siding and EWP(5)	2021	479,621	—	1,086,463	—	413,782	10,543	101,873	2,092,282
	2020	460,462	—	660,000	—	631,400	3,346	79,915	1,835,123
	2019	402,308	—	600,000	—	468,453	2,908	86,654	1,560,323
Neil Sherman President of Entekra Holdings LLC(5)	2021	535,916	—	1,052,135	—	581,057	39,302	106,868	2,315,278
	2020	492,630	—	630,000	—	603,400	4,660	81,817	1,812,507
	2019	448,027	—	600,000	—	269,149	5,767	87,241	1,410,184
Michael J. Sims(6) Former Senior Vice President, Corporate Marketing and Business Development	2021	422,458	—	634,011	—	407,569	19,195	1,082,113	2,565,346
	2020	425,538	—	412,000	—	494,400	42,955	67,068	1,441,961
	2019	396,154	—	400,000	—	250,171	82,129	80,221	1,208,675

(1)	The amounts shown reflect (i) the aggregate grant date fair value of the awards of PSUs and RSUs under the 2013 Omnibus Stock Award Plan (computed in accordance with FASB ASC Topic 718), for PSUs based upon the target level of achievement for 2021, 2020 and 2019 (the probable outcome of the performance conditions at the grant date), and (ii) for 2021 only, the incremental fair value related to the modifications made in July 2021 to the PSU awards granted in 2020. As required by GAAP and applicable SEC rules, the modifications to the 2020 PSU awards resulted in incremental fair value that is reported as additional compensation in fiscal year 2021 (the year of modification). The incremental fair value was calculated as of the modification date in accordance with FASB ASC Topic 718. The previously recorded compensation expense for the original 2020 PSU awards was fully reversed and the NEOs will only realize pay related to the modified 2020 PSU awards. The following table summarizes the elements included in the “Stock Awards” column reported for fiscal 2021:

	Grant Date Fair Value of RSU Award Granted in 2021 ($)	Grant Date Fair Value of PSU Award Granted in 2021 ($)*	Incremental Fair Value of 2020 PSU Award Modified in July 2021 ($)*	Total Stock Awards for Fiscal 2021 ($)
W. Bradley Southern	2,000,000	2,000,000	1,886,144	5,886,144
Alan J.M. Haughie	462,500	462,500	428,179	1,353,179
Jason P. Ringblom	375,000	375,000	336,463	1,086,463
Neil Sherman	365,500	365,500	321,135	1,052,135
Michael J. Sims	212,000	212,000	210,011	634,011

*	Values based on the achievement of target performance levels.
See “Section IV: Elements and Philosophy of Executive Compensation—Long-term Equity Incentive Compensation—2020 PSU Awards” for further information related to the modification of our 2020 PSUs.
Assumptions used in calculating the fair value are described in Note 12 to LP’s audited financial statements included in its Annual Report on Form 10-K for the year ended on December 31, 2021, except that assumptions regarding forfeitures are ignored. Additional details regarding the terms of awards under the 2013 Omnibus Stock Award Plan are described in the tables captioned “Grants of Plan-Based Awards for 2021” and “Outstanding Equity Awards at December 31, 2021.”
Assuming the maximum level of performance goals were achieved, the grant date fair value for 2021 PSU awards included in the “Stock Awards” column would be $4,000,000 for Mr. Southern; $925,000 for Mr. Haughie; $750,000 for Mr. Ringblom; $731,000 for Mr. Sherman; and $424,000 for Mr. Sims.

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(2)	The amounts shown reflect the annual cash incentive awards under the Annual Incentive Plan based on performance for the year shown and paid in the first quarter of the following year.
(3)	Amounts shown in this column represent the aggregate increase in the actuarial present value of benefits under LP’s Retirement Account Plan based on the assumptions discussed in the table captioned “Pension Benefits for 2021.” Mr. Haughie is not a participant in the Retirement Account Plan.
(4)	Amounts shown in this column for 2021 represent the sum of the amounts attributable to perquisites, personal benefits, severance payments and other items of compensation listed in the table below. In addition to the benefits listed below, LP provided medical, vision and dental insurance benefits to each of the NEOs, which benefits are generally available to all of LP’s employees.

	W. Bradley Southern	Alan J.M. Haughie	Jason P. Ringblom	Neil Sherman	Michael J. Sims
Financial and Tax Planning Services Allowance(a)	$23,355	$—	$23,355	$23,355	$23,355
Life Insurance Premiums(b)	9,552	2,866	4,633	4,117	2,866
Employer Contributions to Defined Contribution Plans(c)	79,833	44,936	33,817	40,182	34,921
Severance Payment(d)	—		—	—	1,018,464
Certain Dividends Equivalents(e)	217,190	50,789	40,068	39,213	2,507
TOTAL	$329,930	$98,591	$101,873	$106,867	$1,082,113

(a)	Certain executive officers receive a perquisite allowance used for expenses associated with financial and tax planning consulting services.
(b)	LP pays the annual group term life insurance premiums for coverage provided to each NEO in an amount equal to four times his or her annual base salary.
(c)	Represents the employer 401(k) and Profit Sharing Plan and Deferred Compensation Plan matching and spillover contributions for each NEO, which are 5% of such NEO’s eligible compensation.
(d)	Represents payment accrued to Mr. Sims as of his retirement pursuant to his severance agreement in an amount equal to 1.5 times the sum of his base salary and annual cash bonus at target, which was paid to Mr. Sims on February 28, 2022.
(e)	Represents the value of dividend equivalents credited in respect of all outstanding PSUs and RSUs for each NEO.

(5)	During 2021, Mr. Ringblom served as Executive Vice President of OSB and EWP, and Mr. Sherman served as Executive Vice President, Siding. Effective February 8, 2022, Mr. Ringblom was appointed as Executive Vice President, Siding (in addition to his roles as Executive Vice President of OSB and EWP) and Mr. Sherman transitioned to the role of President of Entekra Holdings LLC, LP’s off-site framing operation subsidiary. Effective February 28, 2022, Mr. Ringblom’s title changed to Executive Vice President, General Manager, Siding and EWP.
(6)	Mr. Sims retired effective December 31, 2021.

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—  GRANTS OF PLAN-BASED AWARDS FOR 2021

The table below provides information regarding annual cash incentive awards under the Annual Incentive Plan and grants of PSUs and RSUs under the 2013 Omnibus Stock Award Plan to NEOs during 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units(3) (#)	Number of Securities Underlying Options (#)	or Base Price of Option Awards ($/Sh)	Fair Value of Stock and Option Awards(4) ($)
W. Bradley Southern	2/11/2021		660,000	1,320,000	2,640,000
	2/11/2021					22,978	45,956	91,912				2,000,000
	2/11/2021								45,956			2,000,000
	7/29/2021	(5)				29,134	58,268	116,536				1,886,144
Alan J.M. Haughie	2/11/2021		225,420	450,840	901,680
	2/11/2021					5,313	10,627	21,254				462,500
	2/11/2021								10,627			462,500
	7/29/2021	(5)				6,614	13,228	26,456				428,179
Jason P. Ringblom	2/11/2021		169,689	339,378	678,755
	2/11/2021					4,308	8,617	17,234				375,000
	2/11/2021								8,617			375,000
	7/29/2021	(5)					10,394	20,788				336,463
Neil Sherman	2/11/2021		159,901	319,802	639,604
	2/11/2021					5,197	8,398	16,796				365,500
	2/11/2021								8,398			365,500
	7/29/2021	(5)				4,960	9,921	19,842				321,135
Michael J. Sims	2/11/2021		127,308	254,616	509,232
	2/11/2021					2,435	4,871	9,742				212,000
	2/11/2021								4,871			212,000
	7/29/2021	(5)				3,244	6,488	12,976				210,011
(1)	These columns reflect threshold, target and maximum payouts under awards made in 2021 under the Annual Incentive Plan. The threshold amount represents the amount payable, assuming that the Adjusted EBITDA and Economic Profit performance goals were reached at the 50% level. The target amount represents a payout based on achievement of performance goals at the 100% level. In 2021, the maximum award for executive officers was 200% of the target award.
(2)	The amounts shown in these columns reflect the threshold, target and maximum payout opportunities of PSUs granted in 2021 under the 2013 Omnibus Stock Award Plan. See “Compensation of Executive Officers—Compensation Discussion and Analysis—Long-Term Equity Incentive Compensation” for more information regarding the 2021 PSUs. Prior to vesting, participants will be credited with additional PSUs equal in value to cash dividends or other distributions paid on unrestricted shares of Common Stock.
(3)	Reflects awards of RSUs granted in 2021 under the 2013 Omnibus Stock Award Plan. The awards will vest in three equal annual installments beginning on the first anniversary of the grant date, and vesting will accelerate upon a change of control of LP. Prior to vesting, participants will not have voting rights and will be credited with additional RSUs equal in value to cash dividends paid on unrestricted shares of Common Stock.
(4)	The amounts shown represent the grant date fair values of the RSUs and the PSUs at target (the probable outcome of the performance conditions at the grant date). Assumptions used in calculating the grant date fair value are described in Note 12 to LP’s audited financial statements included in LP’s Annual Report on Form 10-K for the year ended December 31, 2021, except that assumptions regarding forfeitures are ignored.
(5)	The amounts shown represent the incremental fair value of the PSUs granted in 2020, as a result of the modification to the methodology used to calculate the performance vesting criteria for such PSUs approved by the Compensation Committee on July 29, 2021 in accordance with FASB ASC Topic 718. See “Section IV: Elements and Philosophy of Executive Compensation—Long-term Equity Incentive Compensation—2020 PSU Awards” for further information related to the modification of our 2020 PSUs. The grant date shown of July 29, 2021 is the modification date of these PSU awards.

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—  OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

The table below provides information regarding SSARs, PSUs and RSUs held by the NEOs at December 31, 2021.

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
W. Bradley Southern	14,341	—	—	20.49	2/7/2013	2/7/2023	157,612	12,348,885	394,064	30,874,938
	22,259	—	—	18.09	1/30/2014	1/30/2024	—	—	—	—
	22,727	—	—	17.04	2/5/2015	2/5/2025	—	—	—	—
	28,612	—	—	15.74	2/4/2016	2/4/2026	—	—	—	—
	53,491	—	—	19.14	2/2/2017	2/2/2027	—	—	—	—
Alan J.M. Haughie	—	—	—	—	—	—	37,302	2,922,629	90,975	7,127,896
Jason P. Ringblom	—	—	—	—	—	—	28,956	2,266,714	71,809	5,626,232
	—	—	—	—	—	—	—	—	—	—
	—		—	—	—	—	—	—	—	—
Neil Sherman	—	—	—	—	—	—	28,410	2,225,921	69,953	5,480,803
	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—
	—		—	—	—	—	—	—	—	—
Michael J. Sims	—	—	—	—	—	—	18,114	1,419,253	33,335	2,611,786
	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—
(1)	Represents grants of SSARs.

(2)	Unvested RSUs held by LP’s NEOs at December 31, 2021 vest on the dates shown below:
	2/6/2022	2/7/2022	2/12/2022	2/6/2023	2/12/2023	2/12/2024	Total
W. Bradley Southern*	20,024	71,603	15,321	20,023	15,321	15,321	157,612
Alan J.M. Haughie	4,545	17,466	3,583	4,545	3,581	3,581	37,302
Jason P. Ringblom	3,572	13,100	2,905	3,571	2,904	2,904	28,956
Neil Sherman	3,409	13,100	2,831	3,409	2,830	2,830	28,410
Michael J. Sims	2,230	8,730	1,642	2,229	1,642	1,641	18,114
*	Amounts presented are net of shares withheld to cover FICA tax liability because Mr. Southern met retirement criteria under the related award agreements for outstanding RSUs awards as of December 31, 2020 and December 31, 2021.
(3)	Based on the closing sale price of the Common Stock on the NYSE on December 31, 2021 of $78.35 per share.

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(4)	Represents the number of PSUs outstanding, together with their market value, as of December 31, 2021, the last trading day of LP’s fiscal year, as shown above, assuming the satisfaction of the goals at the maximum level over the performance period. Assuming the satisfaction of applicable goals at the maximum level over the performance period (except as set forth below), unvested awards of PSUs held by LP’s NEOs at December 31, 2021 vest on the dates shown below:
	2/7/2022*	2/6/2023	2/12/2024	Total
W. Bradley Southern	89,076	120,140	184,849	394,064
Alan J.M. Haughie	20,956	27,274	42,745	90,975
Jason P. Ringblom	15,718	21,431	34,660	71,809
Neil Sherman	15,718	20,456	33,779	69,953
Michael J. Sims	10,107	13,377	9,851	33,335
*	Reflects the actual performance achieved for the 2019 PSUs that vested on February 7, 2022, which was 120% of target.

Option Exercises and Stock Vested During 2021

The following table provides information regarding the exercise of SSARs and the vesting of PSUs and RSUs with respect to LP’s NEOs during 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Bradley Southern	—	—	143,739	6,140,078
Alan J.M. Haughie	—	—	4,496	187,628
Jason P. Ringblom	—	—	23,398	984,730
Neil Sherman	—	—	23,237	978,008
Michael J. Sims	32,968	1,025,529	30,242	1,726,499

—  PENSION BENEFITS FOR 2021

The following table shows the present value of accumulated benefits for each of the NEOs under LP’s Retirement Account Plan, in each case assuming retirement by the NEO at age 62. Amounts shown in the table were calculated as of a December 31, 2021 measurement date, consistent with LP’s financial statements and using the same long-term rate of return, discount rate, rate of compensation increase, and mortality rate assumptions used in the financial statements. See Note 17 to LP’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2021.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During 2021 ($)
W. Bradley Southern	Retirement Account Plan	22	167,355	—
Alan J.M. Haughie(1)	—	—	—	—
Jason P. Ringblom	Retirement Account Plan	18	39,280	—
Neil Sherman	Retirement Account Plan	28	125,943	—
Michael J. Sims	Retirement Account Plan	37	305,957	—
(1)	At December 31, 2021, all NEOs participating in the Retirement Account Plan were vested in their benefits thereunder (subject to early retirement reductions, if applicable). Mr. Haughie is not a participant in the Retirement Account Plan.

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Retirement Account Plan

Executive officers and other salaried employees of LP are eligible to participate in LP’s Retirement Account Plan if they were hired before January 1, 2010. The Retirement Account Plan was frozen to future contribution credits effective January 1, 2010. In November 2021, LP approved and initiated the termination of the Retirement Account Plan, with payments of all accrued benefits due from plan assets expected by the end of 2022. Retirement Account Plan balances, all of which have vested, will continue to accrue interest as described below until the plan termination satisfies all regulatory requirements and the plan is ultimately terminated. Key features of the Retirement Account Plan include:

•	Interest. Interest is credited daily on the cash balance in each participant’s account based on the U.S. Treasury bond rate for November of the prior year.

•	Form of Payment. Payment from the Retirement Account Plan may be made as an annuity payable over the lifetime of the participant, in a lump sum, or pursuant to other arrangements.

•	Other. The Retirement Account Plan does not provide for an offset for Social Security benefits.

— NONQUALIFIED DEFERRED COMPENSATION FOR 2021

The following table summarizes information regarding participation by the NEOs in LP’s Deferred Compensation Plan.

Name	Executive Contributions in 2021(1) ($)	Registrant Contributions in 2021 ($)	Aggregate Earnings in 2021 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2021 ($)
W. Bradley Southern	—	56,633	17,072	—	205,868
Alan J.M. Haughie	—	21,736	350	—	22,086
Jason P. Ringblom	—	19,317	8,633	—	58,325
Neil Sherman	83,034	16,982	36,568	—	359,735
Michael J. Sims	—	11,721	14,318	—	112,756
(1)	Amounts shown in this column are also included in the “Salary” column of the “Summary Compensation Table” above.

All employees who are in LP’s top two levels of management and participate in its Retirement Account Plan or the profit-sharing component of the 401(k) and Profit Sharing Plan are automatically participants in the Deferred Compensation Plan. Key features of the Deferred Compensation Plan include:

•	Deferrals. The Deferred Compensation Plan permits deferrals of up to 90% of a participant’s base salary and annual bonuses.
•	Matching Contributions by LP. The 401(k) and Profit Sharing Plan and Deferred Compensation Plan matching contributions for each NEO are 5% of such NEO’s eligible compensation.
•	Supplemental Credit. LP credits each participating employee’s Deferred Compensation Plan account with the amount that would have been contributed under the profit sharing component of the 401(k) and Profit Sharing Plan, if limits imposed under the Internal Revenue Code did not apply. The Retirement Account Plan supplemental credit ceased after 2009.
•	Make-up Credit. LP credits each participating employee’s Deferred Compensation Plan account with the amount that would have been contributed under the profit sharing component of LP’s 401(k) and Profit Sharing Plan, had the participant not deferred compensation. The Retirement Account Plan make-up credit was discontinued effective January 1, 2010 as a component of LP’s discontinuation of the Retirement Account Plan.
•	Vesting. Participants are immediately vested in credits for their contributions and related earnings. Participants are vested in their rights to LP’s matching contributions and related earnings after two years of service to LP and are vested in their rights to supplemental and make-up credits and related earnings in accordance with the vesting schedule of the profit sharing component of the 401(k) and Profit Sharing Plan. Participants will also become vested in LP’s matching contributions, supplemental credits, and make-up credits upon reaching age 65 or immediately upon death, disability, or a termination within 24 months following a change of control of LP.

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•	Form of Payment. If a participant’s employment with LP is terminated for any reason, the participant is entitled to receive his or her vested Deferred Compensation Plan account balances, either in a lump sum or in the form of an annuity over a period of up to 15 years as designated by the participant, in accordance with the terms and conditions set forth in the Deferred Compensation Plan. Participants may also receive distributions prior to termination, in the event of emergencies or as otherwise specified in the Deferred Compensation Plan.
•	Earnings on Account Balances. Amounts credited to participants’ Deferred Compensation Plan accounts are adjusted to reflect amounts of income, gain or loss, as if the amounts held in such accounts had been invested in investment funds designated under the Deferred Compensation Plan and selected by the participants. The following table shows investment choices made by participants for the purpose of valuing their contribution credits in the Deferred Compensation Plan as of December 31, 2021 and annualized returns for each investment choice for 2021:

Fund	Performance
Vanguard Institutional Index	28.67%
T Rowe Price GS	20.03%
T Rowe Price MC VI	24.53%
T Rowe Price MC Gr	15.06%
DFA US Small Cap	30.61%
Vanguard Tot I S	8.70%
MFS Intl Grth 2	9.79%
MetWest: Total Trn	-1.13%
Vanguard Tot Bd	-1.67%
Vanguard Infl-Prot	5.68%
TRP Retirement 2005	8.07%
TRP Retirement 2010	8.76%
TRP Retirement 2015	9.54%
TRP Retirement 2020	10.36%
TRP Retirement 2025	11.80%
TRP Retirement 2030	13.49%
TRP Retirement 2035	15.03%
TRP Retirement 2040	16.36%
TRP Retirement 2045	17.25%
TRP Retirement 2050	17.37%
TRP Retirement 2055	17.38%
TRP Retirement 2060	17.43%
TRP Retirement 2065	18.26%
T Rowe Price Stable Value	1.86%
T Rowe Price Trs Mny	0.01%

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— POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL OF LP

Potential Payments Upon Termination of Employment

This section describes, and sets forth quantitative disclosure with respect to, payments and benefits to which our NEOs, other than Mr. Sims, would have been entitled if their employment had terminated on December 31, 2021, under various circumstances. Mr. Sims retired from LP effective December 31, 2021. The disclosures provided below for Mr. Sims reflect the actual payments Mr. Sims was entitled to receive as of his retirement.

Severance Agreements and CIC Agreements

Each NEO is party to a severance agreement (each, a “Severance Agreement”) and a change of control employment agreement (each, a “CIC Agreement”) with LP. Upon a termination event, and as a condition to receiving the severance or change of control compensation under the Severance Agreements and CIC Agreements, as applicable, the NEOs are required to timely sign and not revoke a customary release of claims in favor of LP. The Severance Agreements also impose on the NEOs customary confidentiality, intellectual property and mutual non-disparagement restrictive covenants, as well as non-competition and non-solicitation obligations that extend for 24 months (for the CEO) or 18 months (for the other NEOs) after termination (the “Restrictive Covenants”).

As described below, if an NEO experiences a termination of employment that entitles the NEO to compensation or benefits under a CIC Agreement, then the NEO will not be entitled to any compensation or benefits under the NEO’s Severance Agreement, the term of the NEO’s Severance Agreement will immediately cease and the Restrictive Covenants will no longer apply.

The termination of compensation and benefits under the NEO’s Severance Agreement also applies if an NEO’s employment is terminated prior to a change of control of LP and the NEO can reasonably show that such termination is connected to an impending change of control.

Severance Agreements

The following section describes, and sets forth quantitative disclosure with respect to, payments and benefits to which our NEOs, other than Mr. Sims, would have been entitled to under the Severance Agreements in connection with various circumstances. The disclosures provided below for Mr. Sims reflect the actual payments Mr. Sims was entitled to receive as of his retirement effective December 31, 2021.

TERMINATION BY LP FOR CAUSE OR BY THE NEO WITHOUT GOOD REASON

Under the Severance Agreements, if the employment of an NEO is terminated by LP for Cause (as defined below) or by the NEO without Good Reason (as defined below) not following a change of control of LP, the NEO would be entitled to receive:

•	annual base salary and accrued vacation pay through the termination date; and
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

The following table sets forth, for each NEO (other than Mr. Sims), quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO if the NEO’s employment had terminated on December 31, 2021 as a result of a termination of employment by LP for Cause (as defined below) or by the NEO without Good Reason (as defined below) not following a change of control of LP.

Name	Payments Earned but Unpaid(1) ($)	Severance Payments ($)	Equity Awards ($)	Other Benefits(2) ($)	Total ($)
W. Bradley Southern	105,770	—	—	373,223	478,993
Alan J.M. Haughie	46,240	—	—	22,086	68,326
Jason P. Ringblom	46,618	—	—	97,604	144,222
Neil Sherman	43,928	—	—	485,678	529,606
(1)	Assumes that there is no earned but unpaid 2021 base salary at December 31, 2021 and includes accrued but unpaid vacation. Vacation amount included was based on the maximum allowed of 200 hours for each NEO with the exception of Mr. Haughie whose limit is 160 hours based on his hire date, because the NEOs currently have balances greater than the maximum. This payment would be made in a lump sum.
(2)	Includes vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan). The payments would be made in accordance with the NEO’s distribution selection under the corresponding plan.

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Under the Severance Agreements:

•	“Cause” means:
	–	the NEO’s commission of, or guilty plea or plea of no contest to, a felony or any crime that involves moral turpitude (regardless of whether there is injury to LP);
	–	the NEO’s breach of any of the NEO’s restrictive covenant obligations;
	–	the willful and continued failure of the NEO to substantially perform his or her duties (other than failure due to incapacity from a physical or mental illness) after delivery of a written demand for substantial performance; or
	–	the willful breach of a material element of LP’s Code of Business Conduct or other applicable workplace policies or the willful engaging by the NEO in illegal conduct, gross negligence, bad faith or intentional misconduct, in each case which causes, or in the reasonable judgment of LP is likely to cause, either reputational or economic harm to LP.
•	“Good Reason” means:
	–	a material diminution in the NEO’s base salary (other than in connection with an across-the-board reduction affecting all of LP’s officers);
	–	a material diminution of the NEO’s authority, duties, or responsibilities;
	–	a material breach by LP of a material agreement with the NEO; or
	–	transfer of the NEO to a location more than 50 miles from the present location and further from the NEO’s then-current primary residence.

TERMINATION BY LP WITHOUT CAUSE OR BY THE NEO FOR GOOD REASON

If the employment of an NEO is terminated by LP without Cause (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) or by the NEO for Good Reason (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) not following a change of control of LP, such NEO would be entitled to:

•	annual base salary and any accrued vacation pay through the termination date;
•	a pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan for the year in which the termination occurred;
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan);
•	a lump sum cash amount equal to two (for the CEO) or one and a half (for the other NEOs) multiplied by the sum of (a) the NEO’s annual base salary, plus (b) the NEO’s target annual cash incentive;
•	reimbursement for COBRA payments for up to 24 months (for the CEO) or 18 months (for the other NEOs) after the termination date;
•	reimbursement of fees for outplacement services (up to $10,000) for up to 24 months (for the CEO) or 18 months (for the other NEOs) after the termination date;
•	immediate pro-rata vesting of unvested RSUs, stock options and SSARs (based on the number of days employed during the vesting period), with any stock options or SSARs (other than “incentive stock options” for purposes of Section 422 of the Internal Revenue Code) remaining exercisable for up to three months following termination; and
•	pro-rata vesting of unvested PSUs that would have vested following the end of the performance period based on actual performance (based on the number of days employed during the performance period).

The following table sets forth, for each NEO, quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO if the NEO’s employment had terminated on December 31, 2021 as a result of a termination of employment by LP without Cause (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) or by the NEO for Good Reason (as defined under “Termination by LP for Cause or by the NEO Without Good Reason” above) not following a change of control of LP.

Name	Payments Earned but Unpaid(1) ($)	Severance Payments(2) ($)	Equity Awards(3) ($)	Other Benefits(4) ($)	Total ($)
W. Bradley Southern	1,425,770	4,876,679	30,230,416	380,223	36,913,088
Alan J.M. Haughie	497,080	1,624,976	7,063,524	29,086	9,214,666
Jason P. Ringblom	385,996	1,279,971	5,507,268	104,604	7,277,839
Neil Sherman	363,730	1,208,659	5,395,624	492,678	7,460,691
Michael J. Sims(5)	448,373	1,018,464	2,040,520	425,714	3,933,071
(1)	Includes, as applicable, (a) a pro-rata amount of the annual cash incentive award under the Annual Incentive Plan and (b) any accrued but unpaid vacation; assumes that there is no earned but unpaid 2021 base salary at December 31, 2021. Vacation amount included was based on the maximum allowed of 200 hours for each NEO with the exception of Mr. Haughie whose limit is 160 hours based on his hire date, because the NEOs currently have balances greater than the maximum. This payment would be made in a lump sum.

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(2)	Includes (a) a lump sum cash amount equal to two (for the CEO) or one and a half (for the other NEOs) multiplied by the sum of (x) the NEO’s annual base salary plus (y) the NEO’s target annual cash incentive, and (b) a reimbursement for COBRA payments for up to 24 months (for the CEO) or 18 months (for the other NEOs) after the termination date. The value of COBRA reimbursements was determined based on (i) current COBRA coverage rates for 2022-2023, and (ii) LP’s current costs of providing coverage at the coverage levels in effect for the NEO immediately prior to December 31, 2021. Assumes no reimbursement of fees for outplacement services. This payment would be made in a lump sum.
(3)	With respect to awards of RSUs and PSUs subject to accelerated pro rata vesting, based on the closing sale price of the Common Stock on the NYSE on December 31, 2021 of $78.35 per share. 2019 PSUs were calculated based on actual performance achieved at the end of performance period on December 31, 2021. 2020 PSUs and 2021 PSUs were calculated assuming target (100%) performance. Payment of the RSUs would be made as soon as practicable after termination and payment of the PSUs would be made following the end of the applicable performance period and certification of the performance results, at the times specified in the related award agreements.
(4)	Includes outplacement services valued at $10,000 as well as vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan other than Mr. Haughie, who is not a participant in the Retirement Account Plan. The payments would be made in accordance with the NEO’s distribution selection under the corresponding plan.
(5)	Mr. Sims retired from LP effective December 31, 2021. This table reflects the actual payments Mr. Sims was entitled to receive as of his retirement. Assumes no COBRA reimbursements.

DEATH OR DISABILITY

If the employment of an NEO is terminated as a result of death or Disability (as defined below) not following a change of control of LP, the NEO or the NEO’s estate would be entitled to receive:

•	annual base salary and accrued vacation pay through the termination date, and
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

LP also provides long-term disability and life insurance benefits to its NEOs. Additionally, the NEO would be entitled to receive the target annual cash incentive award under the Annual Incentive Plan, the NEO’s equity-based awards outstanding as of December 31, 2021 would vest in accordance with the 2013 Omnibus Stock Award Plan and the related award agreements (described below), and certain benefits under the Deferred Compensation Plan would be accelerated as described under “Nonqualified Deferred Compensation for 2021”. The NEO’s equity-based awards outstanding as of December 31, 2021 would vest as follows: (i) the RSUs would vest pro rata based on the number of months the NEO was employed through the date of termination, and (ii) the PSUs would vest as to a pro rata portion of the target award based on the number of months employed during the performance period unless the change of control occurs after the end of the performance period, in which case the PSUs would vest in an amount equal to the number of performance shares that would have been paid in accordance with the original terms of the PSUs as if the NEO had remained continuously employed through the vesting date. Outstanding vested SSARs granted in or prior to 2015 would remain exercisable for one year after the NEO’s termination due to death or disability, and those granted in 2016 and 2017 would remain exercisable until the earlier of (A) one year after the NEO’s death, or (B) 10 years from the grant date.

The following table sets forth, for each NEO (other than Mr. Sims), quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO or the NEO’s estate if the NEO’s employment had terminated on December 31, 2021 as a result of a termination of employment by reason of death or Disability (not following a change of control of LP).

Name	Payments Earned but Unpaid(1) ($)	Severance Payments ($)	Equity Awards(2) ($)	Other Benefits(3) ($)	Total ($)
W. Bradley Southern	105,770	—	30,589,903	373,223	31,068,896
Alan J.M. Haughie	46,240	—	7,145,416	22,086	7,213,742
Jason P. Ringblom	46,618	—	5,571,682	97,604	5,715,905
Neil Sherman	43,928	—	5,458,552	485,678	5,988,158
(1)	Includes any accrued but unpaid vacation; assumes that there is no earned but unpaid 2021 base salary at December 31, 2021. Vacation amount included was based on the maximum allowed of 200 hours for each NEO with the exception of Mr. Haughie whose limit is 160 hours based on his hire date, because the NEOs currently have balances greater than the maximum. This payment would be made in a lump sum.
(2)	With respect to awards of RSUs and PSUs subject to accelerated pro rata vesting, determined based on the closing sale price of the Common Stock on the NYSE on December 31, 2021 of $78.35 per share. 2019 PSUs were calculated based on actual performance achieved at the end of performance period on December 31, 2021. 2020 PSUs and 2021 PSUs were calculated assuming target (100%) performance. Payments would be made in accordance with the respective award agreements.
(3)	Includes vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan). The payments would be made in accordance with the NEO’s distribution selection under the corresponding plan.

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Under the Severance Agreements, “Disability” means the absence of the NEO from the NEO’s duties with LP on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by a physician selected by LP or its insurers and acceptable to the NEO or the NEO’s legal representative.

CIC Agreements

The following section describes, and sets forth quantitative disclosure with respect to, payments and benefits to which our NEOs, other than Mr. Sims, would have been entitled to under the CIC Agreements in connection with various circumstances. For purposes of this discussion and the calculations made in the tables below, we have assumed that the change of control event occurred on December 31, 2021.

TERMINATION BY LP FOR CAUSE OR BY THE NEO WITHOUT GOOD REASON FOLLOWING A CHANGE OF CONTROL

If the employment of an NEO is terminated by LP for Cause (as defined below) or by the NEO without Good Reason (as defined below) within three years following a change of control of LP, the NEO would be entitled to receive:

•	annual base salary through the termination date; and
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

The NEO’s equity-based awards outstanding as of December 31, 2021 would vest in accordance with the 2013 Omnibus Stock Award Plan and the related award agreements, as a result of the change of control of LP, as follows: (i) the RSUs vest in full, and (ii) the PSUs vest at the target award amount unless the change of control occurs after the end of the performance period, in which case the PSUs vest in an amount equal to the number of performance shares that would have been paid in accordance with the original terms of the PSUs as if the NEO had remained continuously employed through the vesting date. If the NEO is terminated by LP for Cause, outstanding vested SSARs terminate five days after such termination. If the NEO terminates his employment without Good Reason, outstanding vested SSARs granted in or prior to 2015 would remain exercisable for 30 days following the NEO’s termination, those granted in 2016 and 2017 would remain exercisable until the earlier of (A) one year after the NEO’s death, or (B) 10 years from the grant date.

Additionally, the NEO would be entitled to acceleration of, or increases to, certain benefits under the terms of the Deferred Compensation Plan that are triggered if an NEO is terminated within two years following a change of control of LP as described under “Nonqualified Deferred Compensation for 2021.”

The following table sets forth, for each NEO (other than Mr. Sims), quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO if the NEO’s employment had terminated on December 31, 2021 as a result of a termination of employment by LP for Cause (as defined below) or by the NEO without Good Reason (as defined below) within three years following a change of control of LP:

Name	Payments Earned but Unpaid(1) ($)	Severance Payments ($)	Equity Awards(2) ($)	Other Benefits(3) ($)	Total ($)
W. Bradley Southern	—	—	31,275,952	373,223	31,649,175
Alan J.M. Haughie	—	—	7,307,785	22,086	7,329,871
Jason P. Ringblom	—	—	5,697,722	97,605	5,795,327
Neil Sherman	—	—	5,582,214	485,678	6,067,892
(1)	Assumes that there is no earned but unpaid 2021 base salary at December 31, 2021.
(2)	With respect to awards of RSUs and PSUs subject to accelerated vesting, determined based on the closing sale price of the Common Stock on the NYSE on December 31, 2021 of $78.35 per share. 2019 PSUs were calculated based on actual performance achieved at the end of performance period on December 31, 2021. 2020 PSUs and 2021 PSUs were calculated assuming target (100%) performance. Payments would be made in accordance with the respective award agreements.
(3)	Includes vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan). The payments would be made in accordance with the NEO’s distribution selection under the corresponding plan.

Under the CIC Agreements:

•	“Cause” means:
	–	the willful and continued failure of the NEO to substantially perform his or her duties (other than failure due to incapacity from a physical or mental illness) after delivery of a written demand for substantial performance; or
	–	the willful engaging by the NEO in illegal conduct or gross misconduct that is materially and demonstrably injurious to LP.
•	“Good Reason” means:
	–	any change in the NEO’s position, authority, duties, or responsibilities;

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–	any failure by LP to comply with the compensation provisions of the agreement;
–	transfer of the NEO to a location more than 50 miles from the present location or a substantial increase in the amount the NEO is required to travel;
–	any purported termination by LP of the NEO’s employment otherwise than as expressly permitted by the CIC Agreement; or
–	any failure by LP to require any successor to assume and agree to perform the CIC Agreement.

TERMINATION BY LP WITHOUT CAUSE OR BY THE NEO FOR GOOD REASON FOLLOWING A CHANGE OF CONTROL

If the employment of an NEO is terminated by LP without Cause (as defined under “Termination by LP for Cause or by the NEO Without Good Reason Following a Change of Control” above) or by the NEO for Good Reason (as defined under “Termination by LP for Cause or by the NEO Without Good Reason Following a Change of Control” above) within three years following a change of control of LP, such NEO would be entitled to:

•	a lump-sum payment comprised of the following amounts:
	–	annual base salary and accrued vacation pay through the termination date;
	–	a pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan of the year in which the change of control occurred;
	–	an amount equal to three times the sum of the NEO’s (x) annual base salary, plus (y) target annual cash incentive award under the Annual Incentive Plan;
	–	other than for Mr. Haughie, who is not a participant in the Retirement Account Plan, the difference between (x) the retirement benefits that would have accrued under the Retirement Account Plan if the NEO’s employment continued for an additional three years and (y) the actual vested benefit, if any, under the Retirement Account Plan at the termination date; and
	–	interest on the amounts described above from the termination date through the payment date;
•	an amount equal to 36 months cash value of LP’s welfare benefit plans;
•	reimbursement of fees for outplacement services (up to 10% of the NEO’s annual base salary) for 12 months after the termination date; and
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan and any awards or benefits, if any, required to be paid under LP’s 2013 Omnibus Stock Award Plan.

The NEO’s equity-based awards outstanding as of December 31, 2021 would vest in accordance with the 2013 Omnibus Stock Award Plan and the related award agreements, as a result of the change of control of LP, as follows: (i) the RSUs vest in full, and (ii) the PSUs vest at the target award level unless the change of control occurs after the end of the performance period, in which case the PSUs vest in an amount equal to the number of performance shares that would have been paid in accordance with the original terms of the PSUs as if the NEO had remained continuously employed through the vesting date. Outstanding vested SSARs granted in or prior to 2015 would remain exercisable for 30 days following the NEO’s termination, and those granted in 2016 and 2017 would remain exercisable until the earlier of (A) one year after the NEO’s death, or (B) 10 years from the grant date. Additionally, the NEO would be entitled to acceleration of, or increases to, certain benefits under the terms of the Deferred Compensation Plan that are triggered if an NEO is terminated within two years following a change of control of LP as described under “Nonqualified Deferred Compensation for 2021.”

The following table sets forth, for each NEO (other than Mr. Sims), quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO if the NEO’s employment had terminated on December 31, 2021 as a result of a termination of employment by LP without Cause or by the NEO for Good Reason within three years following a change of control of LP, and assumes that the lump sum payment (described above) is made as of December 31, 2021 (with no accrual of interest):

Name	Payments Earned but Unpaid(1) ($)	Severance Payments(2) ($)	Equity Awards(3) ($)	Other Benefits(4) ($)	Total ($)
W. Bradley Southern	1,425,770	7,342,114	31,275,952	483,223	40,527,059
Alan J.M. Haughie	497,080	3,260,851	7,307,785	82,198	11,147,914
Jason P. Ringblom	385,996	2,568,120	5,697,722	146,087	8,797,925
Neil Sherman	363,730	2,427,700	5,582,214	531,364	8,905,008
(1)	Includes (a) a pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan and (b) any accrued but unpaid vacation; assumes that there is no earned but unpaid 2021 base salary at December 31, 2021. Vacation amount included was based on the maximum allowed of 200 hours for each NEO with the exception of Mr. Haughie whose limit is 160 hours based on his hire date, because the NEOs currently have balances greater than the maximum. This payment would be made in a lump sum.
(2)	Includes (a) an amount equal to three times the sum of the NEO’s (x) annual base salary, plus (y) target annual cash incentive award under the Annual Incentive Plan, and (b) an amount equal to 36 months cash value of LP’s welfare benefit plans, with the cash value of LP’s welfare benefit plans being determined as the estimated cost of continuing health, disability and life insurance coverage and other welfare benefits to the NEO and his or her family at the same level as in place at December 31, 2021, for a three-year period. Assumes no reimbursement of fees for outplacement services. This payment would be made in a lump sum.

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(3)	With respect to awards of RSUs and PSUs subject to accelerated vesting, determined based on the closing sale price of the Common Stock on the NYSE on December 31, 2021 of $78.35 per share. 2019 PSUs were calculated based on actual performance achieved at the end of performance period on December 31, 2021. 2020 PSUs and 2021 PSUs were calculated assuming target (100%) performance. Payments would be made in accordance with the respective award agreements.
(4)	Includes outplacement services valued at 10% of each NEOs annual base salary as well as vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan). The payments would be made in accordance with the NEO’s distribution selection under the corresponding plan.

DEATH OR DISABILITY FOLLOWING A CHANGE OF CONTROL

If the employment of an NEO is terminated as a result of death or Disability (as defined below) within three years following a change of control of LP, the NEO or the NEO’s estate would be entitled to receive:

•	annual base salary and accrued vacation pay through the termination date;
•	a pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan for the year in which the change of control occurred; and
•	any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any plan, program, policy or practice or contract or agreement of LP, including any vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan).

LP also provides long-term disability and life insurance benefits to its NEOs. Additionally, in the event of death or Disability (as defined below), the NEO’s equity-based awards outstanding as of December 31, 2021 would vest in accordance with the 2013 Omnibus Stock Award Plan and the related award agreements (described below), and certain benefits under the Deferred Compensation Plan would be accelerated as described under “Nonqualified Deferred Compensation for 2021.” The NEO’s equity-based awards outstanding as of December 31, 2021 would vest as follows: (i) the RSUs would vest pro rata based on the number of months the NEO was employed through the date of termination, and (ii) the PSUs would vest as to a pro rata portion of the target award based on the number of months employed during the performance period unless the change of control occurs after the end of the performance period, in which case the PSUs would vest in an amount equal to the number of performance shares that would have been paid in accordance with the original terms of the PSUs as if the NEO had remained continuously employed through the vesting date. Outstanding vested SSARs granted in or prior to 2015 would remain exercisable for one year after the NEO’s termination due to death or disability, and those granted in 2016 and 2017 would remain exercisable until the earlier of (A) one year after the NEO’s death, or (B) 10 years from the grant date.

Under the CIC Agreements, “Disability” means the absence of the NEO from the NEO’s duties with LP on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness, which is determined to be total and permanent by a physician selected by LP or its insurers and acceptable to the NEO or the NEO’s legal representative.

The following table sets forth, for each NEO (other than Mr. Sims), quantitative disclosure regarding estimated payments and other benefits that would have been received by the NEO or the NEO’s estate if the NEO’s employment had terminated on December 31, 2021 as a result of a termination of employment by reason of death or Disability within three years following a change of control of LP.

Name	Payments Earned but Unpaid(1) ($)	Severance Payments ($)	Equity Awards(2) ($)	Other Benefits(3) ($)	Total ($)
W. Bradley Southern	1,425,770	—	31,275,952	373,223	33,074,945
Alan J.M. Haughie	497,080	—	7,307,785	22,086	7,826,951
Jason P. Ringblom	385,996	—	5,697,722	97,605	6,181,323
Neil Sherman	363,730	—	5,582,214	485,678	6,431,622
(1)	Includes, as applicable, (a) pro-rata amount of the target annual cash incentive award under the Annual Incentive Plan and (b) any accrued but unpaid vacation; assumes that there is no earned but unpaid 2021 base salary at December 31, 2021. Vacation amount included was based on the maximum allowed of 200 hours for each NEO with the exception of Mr. Haughie whose limit is 160 hours based on his hire date, because the NEOs currently have balances greater than the maximum. This payment would be made in a lump sum.
(2)	With respect to awards of RSUs and PSUs subject to accelerated vesting, determined based on the closing sale price of the Common Stock on the NYSE on December 31, 2021 of $78.35 per share. 2019 PSUs were calculated based on actual performance achieved at the end of performance period on December 31, 2021. 2020 PSUs and 2021 PSUs were calculated assuming target (100%) performance. Payments would be made in accordance with the respective award agreements.
(3)	Includes vested account balance under LP’s Deferred Compensation Plan and Retirement Account Plan (other than Mr. Haughie, who is not a participant in the Retirement Account Plan). The payments would be made in accordance with the NEO’s distribution selection under the corresponding plan.

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Potential Payments Upon Change of Control of LP (Not Resulting in a Termination of Employment)

This section describes, and sets forth quantitative disclosure with respect to, payments and benefits to which our NEOs, other than Mr. Sims, would have been entitled upon a change of control of LP that did not result in the termination of such NEOs’ employment with LP. For purposes of this discussion and the calculations made in the table below, we have assumed that the change of control event occurs on December 31, 2021.

Under the CIC Agreements, for so long as the applicable NEO remains employed by LP (or its successor) following a change of control of LP, the NEO would be entitled to:

•	receive an annual base salary in an amount equal to at least 12 times the NEO’s highest monthly base salary paid during the 12 months immediately preceding the month of the change of control;
•	be paid an annual cash bonus in an amount at least equal to the NEO’s target bonus for the year in which the change of control occurs;
•	participate in all incentive, savings and retirement plans, welfare benefit programs and fringe benefits;
•	reimbursement for reasonable expenses per LP’s policies;
•	same/larger office size and support staff; and
•	paid vacation available to other peer executive officers on, generally, at least as favorable terms as those in place during the 120-day period immediately preceding the change of control.

In addition, all outstanding equity-based awards held by LP’s NEOs as of December 31, 2021, including PSUs and RSUs, would vest in accordance with the 2013 Omnibus Stock Award Plan and the related award agreements, as a result of the change of control of LP, as follows: (i) the RSUs vest in full, and (ii) the PSUs vest at the target award level unless the change of control occurs after the end of the performance period, in which case the PSUs vest in an amount equal to the number of performance shares that would have been paid in accordance with the original terms of the PSUs as if the NEO had remained continuously employed through the vesting date. Outstanding vested SSARs granted in or prior to 2015 would remain exercisable until the earlier of (A) five days after the NEO’s involuntary termination for cause, (B) one year after the death or disability of the NEO, (C) 10 years from the date of grant, or (D) 30 days after the NEO ceases to be an employee other than for the reasons described in (A) – (C) above. Outstanding vested SSARs granted in 2016 and 2017 would remain exercisable until the earlier of (x) five days after the NEO’s involuntary termination for cause, (y) one year after the NEO’s death, or (z) 10 years from the grant date.

The following table sets forth, for each NEO (other than Mr. Sims), quantitative disclosure regarding the estimated equity-based awards that would have been received by the NEO, assuming a change of control occurred on December 31, 2021, without termination of employment:

Name	Value of Equity Awards(1) ($)
W. Bradley Southern	31,275,952
Alan J.M. Haughie	7,307,785
Jason P. Ringblom	5,697,722
Neil Sherman	5,582,214
(1)	Consists of the sum of the market value on the date of termination of awards of RSUs and PSUs subject to accelerated vesting based on the closing price of the Common Stock on the NYSE on December 31, 2021 of $78.35 per share. 2019 PSUs were calculated based on actual performance achieved at the end of performance period on December 31, 2021. 2020 PSUs and 2021 PSUs were calculated assuming target (100%) performance. Payments would be made in accordance with the respective award agreements.

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— EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth additional information as of December 31, 2021, regarding shares of Common Stock that may be issued under LP’s existing equity compensation plans and arrangements, all of which have been approved by LP’s stockholders. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options and other rights.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))(3)
Equity compensation plans approved by stockholders(1)	1,327,323	13.36	4,331,151
Equity compensation plans or arrangements not approved by stockholders	N/A	N/A	N/A
TOTAL	1,327,323	—	4,331,151
(1)	Equity compensation plans under which awards are currently outstanding and that were approved by LP’s stockholders include the 2013 Omnibus Stock Award Plan, 1997 Incentive Stock Award Plan, the 1992 Non-Employee Director Stock Option Plan, and the Amended and Restated LP Non-Employee Directors Compensation Plan. The number of shares shown in column (a) as shares subject to outstanding awards include (i) 1,535,216 shares subject to awards of PSUs (assuming the maximum number of PSUs are earned and payable at the end of the applicable performance period), RSUs and DSUs, and (ii) 239,329 shares subject to stock options and SSARs outstanding on December 31, 2021. See the “Outstanding Equity Awards at December 31, 2021” table and the “Director Compensation” section for additional information regarding the vesting of these awards.
(2)	Weighted average exercise price of outstanding options; excludes PSUs and RSUs.
(3)	Includes 2,605,607 shares remaining for future issuance under equity compensation plans and 1,725,544 shares reserved for issuance under LP’s 2019 Employee Stock Purchase Plan.

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CEO PAY RATIO

For the 2021 fiscal year, the ratio of the annual total compensation of W. Bradley Southern, LP’s CEO (“CEO Compensation”), to the median of the annual total compensation of all of LP’s employees and those of its consolidated subsidiaries other than its CEO (“Median Annual Compensation”) was 116 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, the employee who received such Median Annual Compensation is referred to as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was October 1, 2020 (the “Determination Date”). As permitted by SEC rules, we used the same Median Employee that was identified in the preparation of our pay ratio disclosure last year because we believe there has been no change in our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure.

CEO Compensation for purposes of this disclosure was $9,437,468 and represents the total compensation reported for Mr. Southern under the “Summary Compensation Table” for 2021.

For purposes of this disclosure, Median Annual Compensation was $81,300, and was calculated by totaling for LP’s Median Employee all applicable elements of compensation for 2021 in accordance with Item 402(c)(2)(x) of Regulation S-K plus personal benefits and compensation under non-discriminatory benefit plans otherwise not reportable under this Item. The Compensation Committee did not make any cost-of-living adjustments in identifying the Median Employee.

As previously disclosed, to identify the Median Employee, the Compensation Committee first determined LP’s employee population as of the Determination Date. LP had 4,487 employees (other than the CEO), representing all full-time, part-time, seasonal and temporary employees of LP and its consolidated subsidiaries as of the Determination Date. This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. Of LP’s 4,487 total employees, approximately 570 (or 13%) are employed in Chile and approximately 222 (less than 5%) are employed in Brazil. The Compensation Committee has chosen to exclude all 222 Brazilian employees in determining LP’s Median Employee, as permitted under the de minimis exemption to Item 402(u) of Regulation S-K. The Compensation Committee used LP’s number of total employees (4,487) in making its de minimis calculation.

Under the relevant rules, we were required to identify the Median Employee by use of a “consistently applied compensation measure.” Thus, the Compensation Committee measured compensation for the period beginning on January 1, 2020, and ending on September 30, 2020, for 4,487 employees (after the permitted exclusions noted above). This compensation measurement was calculated by totaling, for each employee, salary as shown in LP’s payroll records for the first nine months of 2020. A portion of LP’s employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, the Compensation Committee did not annualize the total compensation for such individuals.

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DELINQUENT SECTION 16(a) REPORTS

Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”) requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC by LP’s officers, directors, and certain other “reporting persons.” Based solely upon a review of copies of Forms 3, 4, and 5 (and amendments thereto) filed by LP’s reporting persons and written representations by such persons, to LP’s knowledge, all Section 16 reporting requirements applicable to such persons were complied with for the period specified in the SEC’s rules governing proxy statement disclosures, other than with respect to the Form 3 filed on December 20, 2021 for Ms. Daniel relating to her designation as a reporting person, and the Form 4s filed on (i) February 3, 2021 for Ms. Embree reporting the acquisition of deferred stock units, (ii) February 22, 2021 for Mr. Doyle reporting the acquisition of restricted stock units and Common Stock, (iii) May 5, 2021 for Ms. Embree reporting the acquisition of deferred stock units, and (iv) November 4, 2021 for Ms. Embree reporting the acquisition of deferred stock units.

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DIRECTOR COMPENSATION

The Governance Committee reviews, on an annual basis, director compensation in relation to other comparable companies and in light of other factors that the Governance Committee deems appropriate, and discusses director compensation with the Board.

Pursuant to our director compensation policy, each of our non-employee directors receives an $85,000 annual cash retainer, each chair of the Audit, Compensation and Governance committees receives an annual cash committee chair retainer, and our Lead Independent Director receives an annual cash retainer, with each retainer paid quarterly, as follows:

Annual Retainer ($)
Non-Employee Director	85,000
Compensation Committee Chair	15,000
Finance and Audit Committee Chair	15,000
Governance and Corporate Responsibility Committee Chair	12,500
Lead Independent Director	25,000

The annual retainer for our Lead Independent Director recognizes the additional time commitment for this role compared to the other independent directors, which currently includes acting as an intermediary in the event the Chair refers to the Lead Independent Director for guidance or to have something taken up at executive session of the independent directors; suggesting calling Board meetings to the Chair when appropriate; calling meetings of the independent directors and setting the agenda for and leading executive sessions of the independent directors; briefing the Chair on issues arising in the executive sessions; collaborating with the Chair to set the Board agenda and provide the Board with information; facilitating discussion among the independent directors on key issues and concerns outside of Board meetings; serving as the exclusive conduit to the Chair of views, concerns and issues of the independent directors; retaining advisors and consultants at the request of independent directors; serving on the Executive Committee of the Board; and coordinating with the Compensation Committee in the performance and evaluation of the CEO.

Under our Amended and Restated LP Non-Employee Directors Compensation Plan (the “Non-Employee Directors Compensation Plan”), any independent director may elect to (i) defer receipt of all or a portion of his or her annual cash retainer to a cash account to be paid at a future date specified in the election form or (ii) exchange all or a portion of his or her annual cash retainer for an award of deferred stock units (which award is a form of restricted stock unit entitling the grantee to the right to the delivery of shares in the future) granted under the 2013 Omnibus Stock Award Plan (“DSUs”). Elections must be made by December 31 for the deferral of fees in the next calendar year and must state the amount or portion of fees to be deferred; whether and to what extent fees are to be deferred to a cash account or exchanged for DSUs; and the date on which such payout of cash or issuance of shares pursuant to any DSUs will commence. In the case of exchanges for DSUs, the number of DSUs to be issued is calculated by dividing the amount of the annual cash retainer to be exchanged by the closing stock price of LP Common Stock as of the date(s) on which the annual cash retainer would otherwise have been paid. DSUs are issued on the date on which the annual cash retainer would otherwise have been paid and credited to the independent director’s DSU recordkeeping account. Any annual cash retainer payment deferred to a cash account will be credited with interest, compounded monthly, from the date the cash would otherwise have been paid until the amount credited to his or her cash account is paid to the independent director. The rate of interest credited for each quarter will be the annual rate on 30-year Treasury securities, as of the first business day of each quarter, on an annual basis. Independent directors holding DSUs or deferred payments in their cash account are entitled to distribution thereof upon the earliest to occur of (i) such independent director’s separation from the Board, (ii) a change in control of LP, or (iii) the distribution date specified in the independent director’s deferral election form, if any (a “Distribution Event”).

In addition, non-employee directors receive an annual grant of RSUs with a grant date fair value of $125,000. The RSUs vest in full on the earliest to occur of one year following the grant date, upon the director’s death, disability or retirement (as defined), or a change of control of LP. If the director ceases to be a director before the restrictions lapse, the shares are forfeited. Equity awards to non-employee directors during 2021 were made pursuant to LP’s 2013 Omnibus Stock Award Plan, as amended. Directors who are also LP employees (i.e., Mr. Southern) receive no additional compensation for their Board service.

The Non-Employee Directors Compensation Plan also permits any independent director of LP to defer receipt of any LP Common Stock issuable pursuant to RSUs that vest according to their terms. Directors who elect to defer settlement of their annual RSU grants receive, on the scheduled RSU vesting date,

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a number of DSUs that is equal to the number of RSUs to which the deferral election applies.

Independent directors who have elected to receive DSUs in lieu of shares from the settlement of their RSUs are entitled to receive one share of LP Common Stock for each DSU upon the occurrence of a Distribution Event.

Pursuant to the Non-Employee Directors Compensation Plan, independent directors will have no rights of ownership in the shares of LP Common Stock underlying DSUs, no right to current dividends, and no right to vote the shares of LP Common Stock underlying DSUs until the date on which the shares of LP Common Stock underlying such DSUs are issued as a result of a Distribution Event. However, from and after the grant date of the DSUs and until such DSUs are settled in shares of LP Common Stock, on the date LP pays a dividend (if any) to holders of shares of LP Common Stock generally, independent directors holding DSUs will be credited with dividend equivalent additional DSUs equal to the number obtained by dividing (i) the amount of the dividend the independent director would have received had he or she owned a number of shares of LP Common Stock equal to the number of DSUs then credited to his or her DSU recordkeeping account, by (ii) the closing price of LP Common Stock on the day before the date of the dividend payment. Such dividend equivalent DSUs are credited to the independent director’s DSU recordkeeping account and paid to such independent director only if, and at the same time as, the shares of LP Common Stock underlying such DSUs are distributed to such independent director pursuant to the terms of the Non-Employee Directors Compensation Plan.

Mr. Horton and Mr. Macadam elected to defer settlement of their 2021 RSU awards that are scheduled to vest on May 7, 2022, pursuant to the Non-Employee Directors Compensation Plan.

Ms. Embree elected to defer cash retainer for 2021 for DSUs pursuant to the Non-Employee Directors Compensation Plan.

— DIRECTOR COMPENSATION FOR 2021

The following table summarizes compensation paid to non-employee directors for services during 2021.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
Jose A. Bayardo(3)	7,160		50,970		—	58,130
Tracy A. Embree	85,000	(4)	125,000		1,090	211,090
Lizanne C. Gottung	99,167		125,000		198	224,365
F. Nicholas Grasberger	98,334		125,000		198	223,532
Ozey K. Horton, Jr.	85,000		125,000	(5)	447	210,447
Kurt M. Landgraf(6)	33,334		—		—	33,334
Stephen E. Macadam	85,000		125,000	(5)	198	210,198
Dustan E. McCoy	128,334		125,000		198	253,532

(1)	The amounts shown reflect the fair value as of the date of grant (computed in accordance with FASB ASC Topic 718) with respect to awards of RSUs under the 2013 Omnibus Stock Award Plan. At December 31, 2021, each of LP’s outside directors except Mr. Bayardo held RSUs for 1,733 shares, which includes divident equivalents equal to 14 shares; Mr. Bayardo held RSUs for 685 shares as of such date. The RSUs granted to directors vest on May 7, 2022, except that Mr. Bayardo’s RSUs vest on December 8, 2022. Each of Mr. Horton and Ms. Embree elected to defer settlement of their 2021 RSU awards that are scheduled to vest on May 7, 2022, pursuant to the Non-Employee Directors Compensation Plan. At December 31, 2021, Ms. Gottung had outstanding options to purchase 7,635 shares and Mr. McCoy had outstanding options to purchase 7,635 shares.
(2)	Represents the value of dividend equivalents credited in respect of all outstanding RSUs for each non-employee director.
(3)	Mr. Bayardo was appointed to the Board effective December 1, 2021. The pro rata portion of his cash retainer earned for December 2021 ($7,160) was paid with the first quarter 2022 installment of his cash retainer.
(4)	Ms. Embree elected to defer her 2021 annual cash retainer in the amount of $84,909.27 in exchange DSUs pursuant to the Non-Employee Directors Compensation Plan, which resulted in quarterly DSUs awarded as follows: 559 DSUs on January 29, 2021, 322 DSUs on April 30, 2021, 383 DSUs on July 30, 2021 and 360 DSUs on October 29, 2021. A balance of $90.73 was paid in cash for retainer monies left over after converting to DSUs in full shares.
(5)	Mr. Horton and Mr. Macadam elected to defer settlement of their 2021 RSU awards pursuant to the Non-Employee Directors Compensation Plan, which will result in the issuance of DSUs upon their vesting on May 7, 2022, in lieu of the issuance of shares of Common Stock.
(6)	Mr. Landgraf served as a Class II director of LP until his retirement effective as of the 2021 Annual Meeting of Stockholders. During his tenure on the Board, Mr. Landgraf was determined by the Board to (i) have no material relationship with LP (either directly or as a partner, stockholder, officer or director of an organization that has a relationship with LP) other than his or her service as a director of LP, and (ii) be independent under the listing standards adopted by the NYSE.

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RELATED PERSON TRANSACTIONS

LP has adopted a policy requiring review by the Board of potential conflicts of interest, including transactions between LP and certain related persons. A summary of the policy is available on LP’s website at www.lpcorp.com by clicking on “Investor Relations,” then “Corporate Governance,” then “Code of Business Conduct & Ethics.”

Under the policy, a conflict of interest means any situation in which the personal interests of an employee, officer, director or 5% stockholder are potentially in conflict with the interests of LP. The policy applies to all transactions between LP and business entities affiliated with LP’s officers and directors.

The policy requires potential conflicts of interest involving a member of the Board or LP’s Chief Executive Officer to be reviewed by the full Board. The policy requires potential conflicts of interest involving an executive officer (other than the Chief Executive Officer) to be reviewed by the Board and the Chief Executive Officer. Upon review of the conflict of interest, the Board and, if applicable, the Chief Executive Officer are required to determine whether the transaction or relationship may proceed. Both disclosure of the potential conflict by the interested party and the results of any review by the Board or Chief Executive Officer are required to be communicated in writing. Approval of any transaction or relationship may be conditioned on implementation of safeguards, controls, or limitations on the individual’s involvement in the transaction or relationship. Ongoing conflicts are reviewed under the policy annually.

In addition, the Audit Committee’s charter provides that it will, on an annual basis and at such other times as may be requested by the Board, review completed and proposed transactions between LP and any current or former director or executive officers of LP (including transactions involving family members or affiliates of directors or executive officers). No director can participate in the approval of an interested transaction for which he or she is a related party or otherwise has a direct or indirect interest. The purpose of the Audit Committee’s review is to help the Board determine if directors are independent, identify potential conflicts of interest, and identify related person transactions required to be disclosed in LP’s proxy materials under applicable SEC disclosure requirements.

In 2021, the Audit Committee and the full Board determined that there were no related person transactions or proposed related person transactions that affect the independence of any of LP’s outside directors or that require disclosure in this proxy statement under Item 404 of Regulation S-K promulgated under the Exchange Act.

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STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2023 Annual Meeting of Stockholders of LP, and who wishes to have the proposal included in LP’s proxy materials for that meeting, must deliver the proposal to the Corporate Secretary of LP no later than November 18, 2022. Any such proposal must meet the informational and other requirements set forth in the SEC’s rules and regulations in order to be eligible for inclusion in the proxy materials for that meeting.

LP’s Bylaws also provide that no business may be brought before an annual meeting of stockholders except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board or by a stockholder of record who has delivered written notice thereof to the Chair by the deadline specified in the Bylaws. In the case of the 2023 Annual Meeting of Stockholders, this notice must be received by LP no earlier than January 2, 2023, and no later than February 1, 2023. Such notice must meet the informational and other requirements set forth in our Bylaws in order to be eligible to be brought before an annual meeting of stockholders. The meeting chairman may, if the facts warrant, determine that any such business was not properly brought before the meeting and so declare to the meeting, in which case such business shall not be transacted.

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GENERAL

The cost of soliciting proxies will be borne by LP. In addition to the solicitation of proxies by the use of the mail and the Internet, some of the officers and regular employees of LP, without extra compensation, may solicit proxies personally or by other means such as telephone, telecopier, or e-mail.

LP will request brokers, dealers, banks, voting trustees, and their nominees who hold Common Stock of record to forward soliciting material to the beneficial owners of such stock and will reimburse such record holders for their reasonable expenses in forwarding material.

— DELIVERY OF ANNUAL REPORT TO STOCKHOLDERS AND PROXY STATEMENT TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers “household” proxy materials, delivering a single Notice of Internet Availability of Proxy Materials or a single set of the Annual Report to Stockholders and proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or Annual Report to Stockholders and proxy statement, as applicable, or if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials or the Annual Report to Stockholders and proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us, or our transfer agent, if you hold registered shares. You can notify us by sending a written request to Corporate Secretary, Louisiana-Pacific Corporation, 414 Union Street, Suite 2000, Nashville, Tennessee, or by oral request by calling 615-986-5600. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of Notice of Internet Availability of Proxy Materials or the Annual Report to Stockholders and proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the Annual Report to Stockholders and proxy statement was delivered.

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ANNEX A LOUISIANA-PACIFIC CORPORATION 2022 OMNIBUS STOCK AWARD PLAN

Article 1.	Establishment and Purpose

1.1	Establishment. This Louisiana-Pacific Corporation 2022 Omnibus Stock Award Plan (the “Plan”) will become effective on the date (the “Effective Date”) on which the Plan is approved by the stockholders of the Louisiana-Pacific Corporation. If the stockholders approve the Plan, then the Louisiana-Pacific Corporation 2013 Omnibus Stock Award Plan, as amended (the “2013 Plan”) will terminate on the Effective Date, and no new awards may be granted under such 2013 Plan; provided that the Prior Plan shall continue to govern awards outstanding as of the date of such Prior Plan’s termination and such awards shall continue in force and effect until terminated pursuant to their respective terms. Nothing herein is intended to alter or amend any outstanding award agreement for grants under the Prior Plan.

1.2	Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by aiding the Corporation in attracting, retaining, and motivating employees, officers, and directors, and to further enhance the mutuality of interests between such employees, officers and directors and the Corporation’s stockholders. The Plan is designed to serve this purpose by periodically granting equity-based Awards and encouraging employees, officers, and directors to acquire and maintain an ownership interest in the Corporation.

Article 2.	Definitions

The following definitions are applicable to the Plan:

“Administrator” has the meaning set forth in Section 3.1 of the Plan.

“Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Corporation, (ii) any entity in which the Corporation has a significant equity interest, (iii) an affiliate of the Corporation, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Corporation has at least fifty percent (50%) of the combined voting power of the entity’s outstanding voting securities, except as otherwise specified by the Board.

“Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal, state or local laws, any Stock Exchange rules or regulations and the applicable laws, rules or regulations of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules and regulations shall be in effect from time to time.

“Award” means an award or grant made to a Participant pursuant to the Plan.

“Award Agreement” means an agreement described in Section 6.4 of the Plan.

“Board” means the Board of Directors of the Corporation.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Cause” means, unless otherwise provided in an applicable Award Agreement or other contractual agreement between the Participant and the Corporation, Termination of a Participant’s Service Relationship for any of the following reasons: (i) Participant’s willful failure to perform his or her duties and responsibilities to the Corporation or Participant’s willful violation or breach of a material element of any written Corporation policy; (ii) Participant’s commission of any act of fraud, embezzlement or dishonesty, or any other misconduct that has caused or is reasonably expected to result in injury to the Corporation (including, for the avoidance of doubt, reputational harm); (iii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Corporation or any other party to whom the Participant owes an obligation of nondisclosure as a result of their relationship with the Corporation; (iv) Participant’s material breach of any of his or her obligations under any written agreement or covenant with the Corporation, including, without limitation, any noncompetition obligation; (v) Participant’s commission of, or guilty plea or plea of no contest to, a felony or other crime involving moral turpitude (regardless of

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whether there is injury to the Company); or (vi) Participant’s gross negligence in connection with his or her performance of services. The determination as to whether a Participant’s Service Relationship has been Terminated for Cause shall be made in good faith by the Corporation and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Corporation’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Corporation” will be interpreted to include any Subsidiary, Affiliate, or any successor thereto, if appropriate.

“Change of Control” means, except as otherwise provided by the Administrator, any of the following events:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (a “Person”)) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of Common Stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not independently constitute (or otherwise cause) a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation that increases the Beneficial Ownership of any other Person, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary; or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section;

(b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board; provided further, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(c)	Consummation by the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who had Beneficial Ownership, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination, maintained Beneficial Ownership, directly or indirectly, of greater than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	A complete liquidation or dissolution of the Corporation.

No Award Agreement shall define a Change of Control in such a manner that a Change of Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a Change of Control of the Corporation (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a Change of Control of the Corporation).

Unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change of Control shall be limited to a “change in the ownership of

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the Corporation,” a “change in the effective control of the Corporation,” or a “change in the ownership of a substantial portion of the assets of the Corporation” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

“Committee” means the Compensation Committee of the Board, or such other committee or subcommittee of Directors as is designated by the Board to administer the Plan in accordance with Article 3 hereof. The Committee shall consist of at least one (1) Director (or such greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board appointed for such purpose).

“Common Stock” means the common stock, $1 par value, of the Corporation or any security of the Corporation issued in substitution, exchange, or lieu thereof, adjusted as provided in Article 12 (Adjustments upon Certain Changes in Capitalization).

“Consultant” means any natural person that provides bona fide services to the Corporation, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act of 1933, as amended.

“Corporation” means Louisiana-Pacific Corporation, a Delaware corporation, or any successor corporation thereto, and each and every Subsidiary.

“Director” means a member of the Board.

“Disability” has the same meaning, except as otherwise provided by the Administrator, as provided in the long-term disability plan or policy maintained by the Corporation or if applicable, most recently maintained, by the Corporation, or if applicable, a Subsidiary or Affiliate, for the Participant, whether or not that Participant actually receives disability benefits under the plan or policy; provided, that if no long-term disability plan or policy was ever maintained on behalf of the Participant, the term means, except as otherwise provided by the Administrator, the absence of the Participant from the Participant’s duties on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation.

“Dividend Equivalents” means a right granted to a Participant in under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

“Effective Date” has the meaning in Section 1.1.

“Employee” means a current employee of the Corporation, a Subsidiary, or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Exchange Act section will be construed to refer to the successor provision to such Exchange Act section.

“Exercise Price” means the purchase price payable to purchase one Share upon the exercise of an Option or the price by which the value of a SAR shall be determined upon exercise.

“Extraordinary Distribution” means a dividend or other distribution payable in cash, Common Stock or other property with respect to the Corporation’s Common Stock, other than normal, recurring cash dividends.

“Fair Market Value” means on any given date, the closing price per share of Common Stock as reported for such day by the principal Stock Exchange on which Common Stock is traded (as determined by the Administrator) or, in the absence of reported sales on such date, on the next preceding day on which sales were reported (or in either case, such other price based on actual trading on the applicable date that the Administrator determines is appropriate). In the event there is no public market for the Common Stock on such date, the fair market value as determined in good faith by the Administrator in a manner that complies with Section 409A of the Code. The determination of Fair Market Value for purposes of income tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

“Good Reason” means “Good Reason” as such term may be defined in the applicable Award Agreement or an employment or other contractual agreement between a Participant and the Corporation (or a Successor) in effect at the time of the Participant’s Termination, or, if there is no such contractual agreement, and such term is not otherwise defined in the applicable Award Agreement, “Good Reason” means (i) (A) a material diminution in the Participant’s base salary (other than a general reduction in base salary that affects all similarly-situated Employees in substantially the same proportions that the Corporation implements in good faith); or (B)  a reduction in the Participant’s annual incentive compensation opportunity, in each case other than any isolated, insubstantial and inadvertent failure by the Corporation that is not in bad faith and is cured within ten (10) business days after the Participant gives the Corporation written notice of such event; (ii) a substantial diminution in the Participant’s title, authority, duties or responsibilities, other than any isolated, insubstantial and inadvertent failure by the Corporation that is not in bad faith and is cured within ten (10) business days after the Participant gives the Corporation written notice of such event; or (iii) a transfer of the Participant’s primary workplace to a location that is more than fifty (50) miles from his or her workplace as of the date of the applicable Award Agreement.

“Incentive Stock Option” or “ISO” means an option to purchase Shares from the Corporation which option is intended to meet the requirements of Section 422 of the Code.

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“Non-Employee Director” means a Director of the Corporation who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated under the Exchange Act.

“Non-Qualified Stock Option” or “NSO” means an option to purchase Shares from the Corporation which option is not intended to be an ISO.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” means any Award granted under Article 11.

“Participant” means an Employee, Non-Employee Director, Consultant or other person having a Service Relationship with the Corporation or any other Service Recipient, to whom one or more Awards have been made and remain outstanding.

“Performance Award” means an Award granted and administered under Article 9.

“Plan” has the meaning set forth in Section 1.1.

“Prior Plan” means, collectively, the 2013 Plan, the Louisiana-Pacific Corporation Amended and Restated 1997 Incentive Stock Award Plan and the Louisiana-Pacific Corporation 1992 Non-Employee Director Stock Option Plan.

“Restricted Stock” means a Share that is subject to a risk of forfeiture, restrictions on transfer and/or other restrictions.

“Restricted Stock Unit” or “RSU” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

“Retirement” means, except as otherwise determined by the Administrator and set forth in an Award Agreement, termination of employment or service with the Corporation as a result of early or normal retirement in accordance with the terms of a retirement plan maintained by the Corporation or, if a Participant is not covered by any such plan, the Participant’s voluntary termination of employment on or after such Participant’s 65th birthday.

“Service Recipient” shall mean, the Corporation, any Subsidiary of the Corporation, or any Affiliate of the Corporation that satisfies the definition of “service recipient” set forth in U.S. Treasury Regulations Section 1.409A-1(g) (or any successor regulation), with respect to which the person is a “service provider” (within the meaning of U.S. Treasury Regulation Section 1.409A-1(f) (or any successor regulation).

“Service Relationship” means any relationship as a full-time Employee, part-time Employee, Director or other key person of the Corporation, an Affiliate, or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time Employee to part-time Employee or to Director, unless otherwise provided by the Administrator).

“Share” means a share of the Corporation’s Common Stock.

“Stock Appreciation Right” or “SAR” means a right that entitles the holder to receive, upon exercise, an amount payable in cash or Shares equal to the number of Shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a Share on the date the Award is exercised, over (b) the Exercise Price specified in the Award Agreement.

“Stock Exchange” means any stock exchange, national market system or other consolidated stock price reporting system on which prices for the Common Stock Shares are quoted at any applicable time.

“Subsidiary” means with respect to the Corporation, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by the Corporation or one or more of the other Subsidiaries of the Corporation or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Corporation or one or more Subsidiaries of the Corporation or a combination thereof.

“Successor” has the meaning set forth in Section 6.7.

“Substitute Award” means an Award granted pursuant to Section 12.3 solely in assumption of, or in substitution for, outstanding awards previously granted by a company participating in a Business Combination with the Corporation.

“Terminated” or “Termination” means that the Participant has for any reason ceased to maintain a continuous Service Relationship. A Participant will not be deemed to have ceased to maintain a Service Relationship while the Participant is on a bona fide leave of absence approved by the Corporation in writing. The Administrator will have sole discretion to determine whether a Participant has Terminated and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Vest” or “Vested” means:

(a)	In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all restrictions;

(b)	In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all restrictions;

(c)	In the case of an Award that is required to be earned by attaining specified performance goals, to be or to become earned and nonforfeitable, freely transferable, and free of all restrictions; or

(d)	In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all restrictions.

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Article 3.	Administration and Authority

3.1	General. The Plan will be administered by (a) the Board or (b) in the Board’s sole discretion, a Committee, which Committee will be constituted to satisfy Applicable Laws (such administrator, the “Administrator”). The Plan may be administered by different administrative bodies with respect to different classes of Participants. The Administrator may also from time to time authorize a subcommittee consisting of one or more members of the Board (including members who are employees of the Corporation) or employees of the Corporation to grant Awards to persons who are not “executive officers” of the Corporation (within the meaning of Rule 16a-1 of the Exchange Act) or Directors, subject to such restrictions and limitations as the Administrator may specify and to the requirements of Applicable Law.

3.2	Administration. In addition to the authority specifically granted to the Administrator in section 3.3 of this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (a) interpret the provisions of this Plan; (b) prescribe, amend and rescind rules and regulations relating to this Plan; (c) correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it deems desirable to carry this Plan into effect; and (d) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

3.3	Authority. Subject to the terms of the Plan, the Administrator will select the Participants, determine the types of Awards to be granted to Participants, determine the Shares subject to Awards, and determine the terms and conditions of individual Award Agreements. The Administrator shall have the authority to amend any outstanding Awards or Award Agreements, provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent.

3.4	Delegation. The Administrator may delegate the administration of the Plan to one or more officers or employees of the Corporation, and such delegate administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Awards, to process or oversee the issuance of Shares under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan; provided that in no case shall any such delegate administrator be authorized (a) to grant Awards under the Plan (except in connection with any delegation made by the Administrator pursuant to Section 3.4), or (b) to take any action inconsistent with the Plan or Applicable Law. Any action by any such delegate administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Administrator and, except as otherwise specifically provided, references in this Plan to the Administrator shall include any such delegate administrator. The Administrator shall have sole authority to determine whether to review any actions and/or interpretations of any such delegate administrator, and if the Administrator shall decide to conduct such a review, any such actions and/or interpretations of any such delegate administrator shall be subject to approval, disapproval or modification by the Administrator. The Board delegates the authority for ministerial administration of the Plan and Awards made under the Plan to the Corporation.

3.5	Liability and Indemnification. No officer or Director will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant. To the maximum extent permitted by law, the Corporation shall indemnify and hold harmless each officer and Director from and against (a) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in bad faith, and (b) any and all amounts paid by him to her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her, provided that such member shall give the Corporation an opportunity, at its own expense, to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s certificate of incorporation, bylaws, by contract, as a matter of law or otherwise or under any other power that the Corporation may have to indemnify or hold harmless each such person.

Article 4.	Duration of the Plan and Shares Subject to the Plan

4.1	Duration of the Plan. The Plan will remain in effect until the earliest to occur of (a) ten years after the Effective Date, (b) the date on which Awards have been granted covering all available Shares and all outstanding Awards have been exercised, settled, or terminated in accordance with the terms of the applicable Award

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Agreement(s), and (c) the date as of which the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

4.2	General Limit on Awards. Subject to adjustment pursuant to Article 12 (Changes in Capitalization) of the Plan, the number of Shares with respect to which Awards may be granted under the Plan (the “Share Reserve”) shall be the sum of (i) 4,018,957 total Shares, which is comprised of 2,293,748 Shares (the number of Shares that were available for issuance as of March 3, 2022 (the “Cutoff Date”) pursuant to the 2013 Plan) and 1,725,209 Shares (the number of Shares newly authorized by the stockholders upon their approval of the Plan), plus (ii) the number of Shares that become available for issuance pursuant to the terms of the Prior Plans following the Cutoff Date, minus (iii) the number of Shares that are subject to Awards granted pursuant to the 2013 Plan after the Cutoff Date. Following the Effective Date, no further Shares shall be made subject to awards under any Prior Plan. An aggregate of three million (3,000,000) Shares shall be available for grant as ISOs over the duration of the Plan.

4.3	Effect of Awards on Share Reserve. Except as otherwise provided by this Plan, the grant of any Award shall reduce the Share Reserve by one Share for each such Share subject to the Award.

4.4	Shares Returning to the Share Reserve. If (a) after the Cutoff Date, any Award is surrendered or forfeited, any Award expires unexercised or any Award is settled for cash (in whole or in part), or (b) after the Cutoff Date, any award under the Prior Plan is surrendered or forfeited, expires unexercised, or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, surrender, expiration or cash settlement, be added to the Share Reserve. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right, or an award other than an option or similar appreciation right granted under the Prior Plan, are satisfied after the Cutoff Date by the tendering of Shares (either actually or by attestation) by the Participant or by the withholding of Shares by the Corporation, each Share so tendered or withheld shall increase the Share Reserve by one (1) Share. Notwithstanding the foregoing, the following Shares will not again become available for Awards under the Plan: (w) Shares tendered or withheld in payment of the Exercise Price of an Option (or the exercise price of an option granted under the Prior Plan), (x) Shares tendered or withheld to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right (or an option or similar appreciation right granted under the Prior Plan), (y) Shares repurchased by the Corporation with proceeds received from the exercise of an Option (or the exercise of an option granted under the Prior Plan), and (z) Shares subject to a Stock Appreciation Right (or a similar appreciation right granted under the Prior Plan) that are not issued in connection with the Share settlement of that Stock Appreciation Right (or similar appreciation right granted under the Prior Plan) upon its exercise. The Administrator may make such other determinations not inconsistent with this Section 4.4 regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by Applicable Laws.

4.5	Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Corporation.

4.6	Minimum Vesting Period. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (a) Substitute Awards, (b) Shares delivered in lieu of fully vested Cash-Based Awards, and (c) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, that, the Administrator may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of 5% of the Share Reserve (as adjusted under Section 12.1); and, provided further, for the avoidance of doubt, that the foregoing provision does not restrict the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change of Control, in the terms of the Award Agreement or otherwise.

4.7	Non-Employee Director Limits. Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year (whether or not such Awards are settled or fees are paid in such calendar year or later), including Awards and cash fees paid by the Corporation to such Non-Employee Director, shall not exceed $700,000 in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to such limit for individual Non-Employee Directors in extraordinary circumstances, such as where any such individual Non-Employee Directors are serving on a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

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Article 5.	Eligibility

Directors, Employees and Consultants who, in the judgment of the Administrator, are or will be contributors to the long-term success of the Corporation will be eligible to receive Awards under the Plan. The mere status of an individual as an Employee, Director, Consultant or otherwise shall not entitle such individual to any rights to an Award hereunder.

Article 6.	Awards

6.1	Types of Awards for Employees. Awards for Employees under the Plan may consist of Cash-Based Awards, Options, Stock Appreciation Rights, Performance Awards, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

6.2	Types of Awards for Non-Employee Directors. Awards for Non-Employee Directors and Consultants under the Plan may consist of: Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

6.3	Canadian Residents. Restricted Stock Units may be awarded to Employees, Directors and Consultants who are residents of Canada.

6.4	Award Agreements. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Administrator, including Vesting requirements, exercise price, performance criteria, exercise and/ or distribution provisions, and forfeiture provisions applicable to the Award. Any Award Agreement may make provision for any matter that is within the discretion of the Administrator or may retain the Administrator’s discretion to approve or authorize any action with respect to the Award during the term of the Award Agreement.

6.5	Nonuniform Determinations. The Administrator’s determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, (d) Vesting of an Award, (e) the status of the Award (whether or not Vested) after termination of employment or service, and (f) elections and determinations made by the Administrator with respect to exercise or payments of Awards, need not be uniform and may be made by the Administrator selectively among Participants and Awards, whether or not Participants are similarly situated. The Administrator may impose restrictions, including confidentiality, non-compete and non-solicitation restrictions, on the grant, Vesting, exercise and/or payment of any Award, as the Administrator deems appropriate.

6.6	Provisions Governing All Awards. All Awards will be subject to the following provisions:

(a)	Transferability. Except as otherwise provided in this Section 6.6(a), each Award (but not Shares issued following Vesting or exercise of an Award) will be nontransferable other than by will or the laws of descent and distribution and Awards requiring exercise will be exercisable during the lifetime of the Participant only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Administrator, in its discretion, may include in any Award Agreement a provision, or otherwise provide, that the Award is transferable, without payment of consideration, to immediate family members of the Participant or to a trust for the benefit of or a partnership composed solely of such family members, but in no event will any Award granted under the Plan be transferrable for value.

(b)	Dividends and Dividend Equivalents. Dividends and Dividend Equivalents shall not be granted with respect to Options or SARs, but in the sole discretion of the Administrator, any other Award may provide the Participant with dividend rights or Dividend Equivalents, payable in cash, Shares, other securities or other property. All dividend rights or Dividend Equivalents which are not paid currently may, at the Administrator’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of Dividend Equivalents credited in connection with Restricted Stock Units or Performance Awards, be credited as additional Shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4.2 shall not be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional Shares or credited as Performance Awards. No Award under this Plan may provide for the payment of dividends or Dividend Equivalent rights unless, and only to the extent that, the underlying Award becomes Vested.

(c)	Employment Rights. Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with the Corporation, nor will it interfere in any way with the right of the Corporation to terminate such person’s employment at any time for any reason, with or without Cause.

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(d)	Acceleration of Vesting. Notwithstanding anything to the contrary contained in this Plan, any Award Agreement may provide, or the Administrator may provide at any time, for the acceleration of the Vesting of the applicable Award in the event of the Retirement, death or disability of the Participant, or upon such other event determined by the Administrator.

(e)	Termination for Cause. Unless an Award Agreement or other contractual agreement between a Participant and the Corporation provides otherwise, if a Participant is Terminated for Cause, any outstanding Awards held by such Participant (whether Vested or unvested) shall terminate immediately upon the Termination Date. For purposes hereof, the Administrator’s determination of the reason for Termination shall be conclusive and binding on the Participant and his or her representatives and legatees.

(f)	Forfeiture. Unless an Award Agreement or other contractual agreement between a Participant and the Corporation provides otherwise, upon a Participant’s Termination, and upon such other times specified in the Award Agreement, the portion of an Award that is not Vested (and does not thereupon become Vested pursuant to the terms of the Award or other applicable contractual provision) as of the date of such Termination shall be forfeited to the Corporation for no consideration.

(g)	Recoupment of Awards. Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Corporation (i) to the extent set forth in any Award Agreement or (ii) to the extent that such Participant is, or in the future becomes, subject to (A) any “clawback” or recoupment policy adopted by the Corporation or any Affiliate thereof to comply with the requirements of any Applicable Laws, rules or regulations, including pursuant to final rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (B) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws, including the Sarbanes-Oxley Act of 2002. No recoupment of compensation described in this Section 6.6 will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with a Participant.

(h)	Deferral of Awards Under the Plan. Subject to the requirements of Section 409A of the Code, the Administrator may permit all or any portion of any Award to be deferred consistent with the requirements and restrictions of Applicable Law. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, any such Award which is deferred and which would otherwise consist of shares of Restricted Stock may be converted, as required to permit the deferral of taxation, to Restricted Stock Units immediately prior to their becoming granted and such Restricted Stock Units shall be settled in shares as of the specified distribution date. Also, notwithstanding any other provision of the Plan or any Award Agreement to the contrary, to the extent that a Participant is eligible for Retirement and therefore would be eligible for accelerated, continued or pro-rated vesting upon termination under his or her individual Award Agreement, any such Award which consists of shares of Restricted Stock may be converted, as required to permit the deferral of taxation, to Restricted Stock Units immediately prior to the Participant becoming eligible for Retirement and such Restricted Stock Units shall be settled in Shares as of the specified distribution date.

6.7	Change of Control.

(a)	Awards Assumed. In the event of a Change of Control in which the entity surviving the Change of Control (the “Successor”) assumes or substitutes for an Award, the original terms of such Award shall continue in effect as adjusted pursuant to Article XII; provided, that (i) any performance provisions of any Performance Awards (for which the applicable performance period has not yet ended) shall be deemed to be achieved at such pro rata performance levels based on actual performance and/or the fractional performance period, in each case determined as of the date of the Change of Control as the Administrator shall determine in its sole discretion at or after grant, or alternatively, (ii) the full amount or a portion of a Performance Award as determined by the Administrator shall revert to a solely time-based Vesting Award for the remainder of the performance period; provided, further, that if the Participant’s employment with the Successor is Terminated without Cause by the Successor or on account of the Participant’s death or Disability, or is Terminated for Good Reason by the Participant, in each case within twelve (12) months following such Change of Control, (x) such Participant’s Options and SARs outstanding as of the date of such Termination will immediately vest, become fully exercisable, and may thereafter be exercised as provided in the applicable Award Agreement, and (y) restrictions, limitations and other conditions applicable to any other outstanding Award of such Participant shall lapse as of the date of such Termination and the Shares underlying such Awards shall thereupon be fully vested and issued to the Participant free of all restrictions, limitations and conditions.

(b)	Awards Not Assumed. In the event of a Change of Control in which the Successor does not assume or substitute for an Award, upon the effective time of the Change of Control, the Plan and all outstanding

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Awards hereunder shall terminate. In such case, except as otherwise provided in an applicable Award Agreement or by the Administrator at any time, all Options and SARs that are not exercisable immediately prior to the effective time of the Change of Control shall become fully exercisable as of immediately prior to the effective time of the Change of Control, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable immediately prior to the effective time of the Change of Control, and all Performance Awards shall become vested and nonforfeitable immediately prior to the effective time of the Change of Control at target performance levels or such other levels as determined by the Administrator in its sole discretion at or after grant. In the event of such a termination of the Plan and the Awards hereunder, the Corporation may (in its sole discretion) (i) make or provide for a payment, in cash or in kind, to Participants holding Options and SARs, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Fair Market Value of a Share in the Change of Control multiplied by the number of Shares subject to outstanding Options and SARs (to the extent then exercisable at prices not in excess of the Fair Market Value of a Share) and (B) the aggregate exercise prices of all such outstanding Options and grant prices of all such outstanding SARs; or (ii) permit each Participant, within a specified period of time prior to the consummation of the Change of Control as determined by the Committee, to exercise all outstanding Options and SARs (to the extent then exercisable) held by such Participant. In addition, the Corporation may (in its sole discretion) make or provide for a payment, in cash or in kind, to the Participants holding other Awards in an amount equal to the Fair Market Value of a Share in the Change of Control multiplied by the number of Vested Shares under such Awards.

6.8	Prohibition on Repricing. Except for adjustments pursuant to Article 12 (Adjustments upon Certain Changes in Capitalization) hereof, at no time shall the Exercise Price of an Option or Stock Appreciation Right granted hereunder be subsequently repriced during the period of its exercisability. For purposes of this Section 6.8, repricing means any of the following or any other action that has the same effect:

	(a)	lowering the Exercise Price of an Option or Stock Appreciation Right after the Option or Stock Appreciation Right has been granted, or canceling Options or Stock Appreciation Rights and granting Options or Stock Appreciation Rights having an Exercise Price below the Exercise Price of the cancelled Awards in replacement thereof;

	(b)	canceling an Option or Stock Appreciation Right at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares, in exchange for cash or another stock-based Award; or

	(c)	taking any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the Stock Exchange;

in each case without the approval of the Corporation’s stockholders.

Article 7.	Stock Options

7.1	General. The Administrator may, in its sole discretion, grant an Award of an Option to an eligible individual with respect to whom Common Stock constitutes “service recipient stock” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iii) which shall be subject to the terms and conditions of the Plan and any other terms and conditions which the Administrator deems appropriate for inclusion in an Award Agreement. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the number of Shares subject to the Option. Any Option not expressly identified as an ISO, or any such designated Option that fails to qualify as an ISO for any reason, shall be treated as an NSO. ISOs shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. The aggregate Fair Market Value (determined as of the grant date) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Corporation or any Parent or Subsidiary of the Corporation) will not exceed $100,000 (or such other limit provided by the Code).

7.2	Exercise Price; Term. The Administrator in its sole discretion shall establish the Exercise Price of each Option at the time such Option is granted pursuant to the Plan; provided, that except in the case of Substitute Awards, the Exercise Price of an Option may not be less than 100% of the Fair Market Value of a Share on the date of grant. Each Option and all rights and obligations thereunder shall expire on the date and under the circumstances determined by the Administrator and specified in the Award Agreement, which date shall not exceed 10 years from the date such Award is granted.

7.3	Exercise.

(a) Exercisability. Subject to Section 7.2, each Option shall be exercisable at such times and subject to such terms and conditions as the Administrator may, in its sole discretion, specify in the applicable Award Agreement or thereafter. No Option shall

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be exercisable unless the Participant has (i) delivered an executed copy of the applicable Award Agreement to the Corporation, or (ii) has otherwise agreed to be bound by the terms of the Award Agreement by such means as may be approved by the Administrator. Options may be exercised with respect to whole Shares only. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares to the Participant pursuant to such exercise will not violate Applicable Laws.

(b)	Method of Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been received by the Corporation in accordance with the terms of such Award by the person entitled to exercise such Award and full payment for the Shares underlying the Award that is exercised has been made.

(c)	Form of Consideration. The Administrator may, in its sole discretion and to the extent permitted by Applicable Law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods: (i) in cash or cash equivalents, (ii) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and that accepting such Shares will not result in any adverse financial accounting consequences to the Corporation, (iii) consideration received by the Corporation under cashless exercise program (whether through a broker or otherwise) implemented by the Corporation in connection with the Plan, (iv) with the exception of ISOs, through net exercise directly with the Corporation, and (v) by such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws. The Administrator may provide in any Award Agreement for the automatic exercise of an Option upon such terms and conditions as established by the Administrator.

(d)	Termination of Employment. Except as otherwise provided in an Award Agreement or by the Administrator, the Vested and exercisable portion of an Option shall expire upon the effective date of a Participant’s Termination.

(e)	Certain Additional Provisions. Payment instruments will be received subject to collection. The transfer to the Participant on the records of the Corporation or of the transfer agent of the Shares to be purchased pursuant to the exercise of an Option will be contingent upon receipt from the Participant (or a purchaser acting in his stead in accordance with the provisions of the Award Agreement) by the Corporation of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Award Agreement or Applicable Laws (including the satisfaction of withholding taxes). In the event a Participant chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the Participant upon the exercise of the Option shall be net of the number of attested Shares.

Article 8.	Stock Appreciation Rights

8.1	General. The Administrator may, in its sole discretion, grant an Award of a Stock Appreciation Right to an eligible individual with respect to whom Common Stock constitutes “service recipient stock” within the meaning of Treasury Regulation Section 1.409A-1(b)(5) (iii) which shall be subject to the terms and conditions of the Plan and any other terms and conditions which the Administrator deems appropriate for inclusion in an Award Agreement.

8.2	Terms. Except in the case of Substitute Awards, the Exercise Price per Share of a Stock Appreciation Right shall in no event be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted. Each Stock Appreciation Right granted independent of an Option shall be defined as a right of a Participant, upon exercise of such Stock Appreciation Right, to receive an amount equal to the product of (a) the excess of (i) the Fair Market Value of one Share on the exercise date, over (ii) the Exercise Price per Share of such Stock Appreciation Right, multiplied by (b) the number of Shares covered by the Stock Appreciation Right. Payment of the Stock Appreciation Right shall be made in Shares (including, if provided by the Administrator, restricted Shares) or in cash, or partly in Shares and partly in cash (any such Shares valued at the Fair Market Value on the date of the payment), all as shall be determined by the Administrator. In addition to other restrictions contained in the Plan, a Stock Appreciation Right granted under this Section 8.2 may not be exercised more than 10 years after the date it is granted. A Stock Appreciation Right may be exercised by giving written notice to the Corporation specifying the whole number of Stock Appreciation Rights which are being exercised and by executing such documents as the Administrator may reasonably request. The Administrator may provide in any Award Agreement for the automatic exercise of a Stock Appreciation Right upon such terms and conditions as established by the Administrator.

8.3	Termination of Employment. Except as otherwise provided in an Award Agreement or by the Administrator, the Vested and exercisable portion of a Stock Appreciation Right shall expire upon the effective date of a Participant’s Termination.

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Article 9.	Share-Based Performance Awards

9.1	General. The Administrator may, in its sole discretion, grant to an eligible individual a Performance Award, which shall be subject to the terms and conditions of the Plan and any other terms and conditions which the Administrator deems appropriate for inclusion in an Award Agreement. Performance Awards granted pursuant to this Article 9 shall be denominated in Shares, including in the form of Restricted Stock or Restricted Stock Units.

9.2	Vesting Conditions. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued maintenance of a Service Relationship) in its discretion which, depending on the extent to which they are met, will determine the number of Shares that will be paid to the Participant on account of the Performance Award. The time period during which the performance objectives or other vesting provisions must be met is referred to as the “Performance Period.” Each Performance Award will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Corporation-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

9.3	Performance Goals for Executive Officers. The performance goals for Performance Awards granted to executive officers of the Corporation may relate to corporate performance, business unit performance, or a combination of both. Corporate performance goals will be based on financial performance goals related to the performance of the Corporation as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, cash flow, revenue growth, return on equity, return on assets, return on invested capital, or other measures. Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives; introductory products; constructing facilities; environmental, social and governance related objectives; or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenue growth, earnings, profitability, efficiency, operating profit, costs of production, cash flow, return on equity, return on assets, return on invested capital, or other measures. Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

9.4	Payments of Performance Awards. After the applicable Performance Period has ended, the holder of the Performance Award will be entitled to receive the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Award, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award. Payment or settlement of earned Performance Awards will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Awards in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Award at the close of the applicable Performance Period) or in a combination thereof. The Administrator may provide for the deferral of earned Performance Awards consistent with Section 409A.

9.5	Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Performance Awards until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). The Administrator, in its discretion, may provide in the Award Agreement evidencing any Performance Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Performance Award is settled or forfeited. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional Shares as of the date of payment of such cash dividends on such number of Shares as set forth in the Performance Award. The number of additional Shares to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Performance Award previously credited to the Participant by (ii) the Fair Market Value per Share on such date. Such additional Shares shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Shares originally subject to the Performance Award. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined

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by the Administrator, and shall be paid on the same basis as settlement of the related Shares subject to the Performance Award. In the event of a dividend or distribution paid in Shares, appropriate adjustments shall be made in the Participant’s Performance Award so that it represents the right to receive upon settlement any and all additional securities or other property to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

Article 10.	Restricted Stock; Restricted Stock Units

10.1	Restricted Stock.

	(a)	Award of Restricted Stock. The Administrator may, in its sole discretion, grant or offer to sell to an eligible individual an Award of Restricted Stock, which shall be subject to such terms and conditions set forth in the Award Agreement as the Administrator deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such Restricted Stock and provisions that such Restricted Stock be forfeited upon Termination of the Participant’s employment for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement. The Award Agreement for a Restricted Stock Award may also, in addition to conditioning Vesting of the Award on continued employment, further condition Vesting on the attainment of performance goals. Such Awards will be subject to the same limitations on types of performance goals as provided in Article 9 of the Plan. In the event that a stock certificate is issued in respect of Restricted Stock, such certificate will be registered in the name of the Participant but will be held by the Corporation until the end of the restricted period. The employment conditions and the length of the period for Vesting of Restricted Stock Awards will be established by the Administrator at the time of grant and set forth in the Award Agreement.

	(b)	Rights as Shareholder. Except as otherwise provided in an applicable Award Agreement, a Participant holding Shares of Restricted Stock will be entitled to (i) all voting rights with respect to such Shares, (ii) subject to Section 6.6(b), all ordinary dividends paid (whether in cash or additional Shares) with respect to such Shares, and (iii) all other rights of a holder of unrestricted Shares with respect to such Shares. Any Restricted Stock Award may provide for the payment of dividends or Dividend Equivalents to the holder thereof either in cash or in Shares, provided that dividends or Dividend Equivalents on Restricted Stock Awards that Vest on attainment of performance goals will be deferred until and paid contingent upon the achievement of the applicable performance goals.

10.2	Restricted Stock Units.

	(a)	Award of Restricted Stock Units. The Administrator may, in its sole discretion, grant to an eligible individual an Award of Restricted Stock Units, which shall be subject to the terms and conditions of the Plan and any other terms and conditions which the Administrator deems appropriate for inclusion in an Award Agreement.

	(b)	Vesting Conditions. Each Award Agreement shall specify the vesting requirements applicable to the Restricted Stock Units subject thereto, subject to Section 4.6 and such further rights of the Corporation or its assigns as may be specified in the Award Agreement.

	(c)	Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Vesting of the Restricted Stock Units or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A of the Code. The Administrator, in its sole discretion, may provide for the settlement of Vested Restricted Stock Units in cash, Shares, or a combination of both.

	(d)	Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). The Administrator, in its discretion, may provide in an applicable Award Agreement that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled or forfeited. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole or fractional Restricted Stock Units as of the date of payment of such cash dividends on Shares. The number of additional Restricted Stock Units to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant by (ii) the Fair Market Value per Share on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions, including but not limited to Vesting conditions,

LOUISIANA-PACIFIC CORPORATION  •  2022 PROXY STATEMENT    A-12

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and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Award with respect to which the Dividend Equivalents relate. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. In the event of a dividend or distribution paid in Shares, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all additional securities or other property to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such additional securities or other property shall be immediately subject to the same Vesting conditions as are applicable to the Award.

Article 11.	Other Stock-Based and Combination Awards

11.1	Stock-Based Awards. The Administrator may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. For such other stock-based awards that are granted to executive officers of the Corporation and that condition Vesting of such Awards, in whole or in part, on attaining performance goals, such Awards will be subject to the same limitations on types of performance goals as provided in Article 9 of the Plan. The Administrator may also grant Awards under the Plan in tandem or combination with other Awards or in exchange for Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of the Corporation.

11.2	Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles a Participant to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become Vested or payable, and such other provisions as the Administrator shall determine. Cash-Based Awards that are granted to executive officers of the Corporation will be subject to the same limitations on types of performance goals as provided in Article 9 of the Plan. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash. Notwithstanding the forgoing, the Administrator shall have discretion to settle Cash-Based Awards in Shares. The grant of a Cash-Based Award shall not affect the Share Reserve, unless and to the extent such Cash-Based Award is ultimately settled in Shares.

Article 12.	Adjustments Upon Certain Changes in Capitalization

12.1	Share Events. In the event of a stock split (including a reverse stock split), a stock dividend or an Extraordinary Distribution affecting the Corporation’s Common Stock, the Administrator will adjust, proportionally, the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and the terms of outstanding Awards to reflect the effect of such stock split, stock dividend or Extraordinary Distribution.

12.2	Material Business Events. In the event of any merger or consolidation, separation (including a spin-off), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), partial or complete liquidation, or other corporate transaction or change in capitalization affecting the Common Stock not specifically addressed above (a “Material Business Event”), the Administrator in its sole discretion (and, as applicable, in such manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder) shall make such substitution or adjustment, if any, that it deems to be equitable as to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or outstanding Awards (including the provision for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect), to the exercise price or grant price applicable to outstanding Awards, the amount and type of payment to be received under outstanding Awards, and any other revisions to outstanding Awards to reflect the effect of such event, including provision for a cash payment to the holder of an outstanding Award. Additionally, upon any such Material Business Event, the Administrator, in its sole discretion, shall make appropriate adjustments and modifications in the terms and conditions of outstanding Awards under this Plan, including modifications and accelerations of Vesting provisions, performance goals or targets and restriction periods. The determination of the occurrence of a Material Business Event, as well the appropriate adjustments or modifications, shall be made in the sole discretion of the Administrator, and its determinations shall be conclusive and binding on all interested parties, including Participants under this Plan.

LOUISIANA-PACIFIC CORPORATION  •  2022 PROXY STATEMENT    A-13

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12.3	Substitute Awards. The Corporation may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Corporation assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the purchase price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code). In the event the Corporation elects to grant a new Option or Stock Appreciation Right in substitution rather than assuming an existing stock right, such new Option or Stock Appreciation Right may be granted with a similarly adjusted Exercise Price. Any Shares subject to Awards issued by the Corporation as Substitute Awards as provided in this Section 12.3 shall not reduce the Share Reserve, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan under the circumstances provided by Section 4.4.

In addition, in the event that a company acquired by the Corporation or with which the Corporation combines has shares available under a pre-existing plan approved by such other company’s stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards and shall not reduce the Share Reserve; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not employees or directors of the Corporation prior to such acquisition or combination.

Article 13.	Amendment and Termination

13.1	Amendment to the Plan. The Board may amend, modify, suspend, add to, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without stockholder approval if such approval is required by Applicable Laws. Unless otherwise specified by the Board, an amendment to the Plan will be deemed to be an amendment to any outstanding Award issued prior to such Plan amendment. Any such amendment which the Administrator determines, in its sole discretion, to be necessary or appropriate to conform the Award to, or otherwise satisfy, Applicable Laws (including, without limitation, the provisions of Sections 409A and 422 of the Code or the regulations or rulings promulgated thereunder), may be made retroactively or prospectively and without the approval or consent of the Participant. Additionally, the Administrator may, without the approval or consent of the Participant, make adjustments in the terms and conditions of an Award in recognition of unusual or nonrecurring events affecting the Corporation or the financial statements of the Corporation in order to prevent the dilution or enlargement of the benefits intended to be made available pursuant to the Award.

13.2	Rights of Participants. No amendment, alteration, suspension or termination of the Plan or an Award may materially and adversely impair the rights of any Participant, other than pursuant to Section 6.7 or Article XII, unless mutually agreed otherwise in writing between the Participant and the Corporation, except as such modification or amendment is provided for or contemplated in the terms of the Award or this Plan.

Article 14.	Miscellaneous

14.1	Tax Withholding. The Corporation will have the right to deduct from any settlement of any Award under the Plan, including the delivery or Vesting of Shares, any U.S. federal, state or local or non-U.S. taxes of any kind required by Applicable Laws to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan must make arrangements satisfactory to the Corporation for the satisfaction of any such withholding tax obligations. The Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied. The Administrator, in its discretion, may permit a Participant to satisfy the Participant’s U.S. federal, state or local or non-U.S. tax, or related tax withholding obligations with respect to an Award by having the Corporation retain (or the Participant tender) the number of Shares having a Fair Market Value equal to the amount of taxes or withholding

LOUISIANA-PACIFIC CORPORATION  •  2022 PROXY STATEMENT    A-14

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taxes under such circumstances, in each case to the extent such action will not cause the Corporation to incur an adverse financial accounting consequence. In no event will the amount of any Shares so withheld exceed the amount necessary to satisfy required U.S. federal, state and local and non-U.S. taxes and related withholding obligations using the maximum or other applicable statutory withholding rates for such tax purposes, including payroll taxes, that are applicable to supplemental wages or similar tax measure.

14.2	Code Section 409A. Notwithstanding anything to the contrary contained in this Plan, to the extent that the Administrator determines that any Award granted under this Plan is subject to Section 409A of the Code and unless otherwise specified in the applicable Award Agreement, the agreement evidencing such Award shall incorporate terms and conditions that are intended to avoid the consequences described in Section 409A(a) (1) of the Code, and to the maximum extent permitted under Applicable Laws (and unless otherwise stated in the applicable Award Agreement), this Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Section 409A(a) of the Code and any U.S. Treasury Regulations or other interpretive guidance issued under Section 409A of the Code (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this Section 14.2), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code and the Guidance is a “specified employee” (as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code and the Guidance) or, if earlier, the date of the Participant’s death. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2 ½ month period” as defined therein.

14.3	Securities Law Restrictions. No Shares will be issued under the Plan unless counsel for the Corporation is satisfied that such issuance will be in compliance with Applicable Laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under Applicable Laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Administrator may postpone any grant, exercise, Vesting or payment of an Award for such time as the Administrator in its sole discretion may deem necessary in order to permit the Corporation (a) to effect, amend or maintain any necessary registration of the Plan or the Shares issuable pursuant to the Award under Applicable Laws; (b) to take any action in order to (i) list such Shares on a Stock Exchange if the Shares are not then listed on such exchange, or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its Shares; (c) to determine that such Shares are exempt from such registrations or that no action of the kind referred to in (b)(ii) above needs to be taken; (d) to comply with any other Applicable Laws; or (e) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period. Any such postponement shall not extent the term of the Award and neither the Corporation nor its Directors or officers nor the Administrator shall have any obligation or liability to any Participant or to any other person with respect to Shares or payments as to which the Award shall lapse because of such postponement.

14.4	No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Corporation has no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising such Award. Furthermore, the Corporation has no duty or obligation to warn or otherwise advise such Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Corporation has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Corporation shall not have any obligation to indemnify or otherwise hold any Participant harmless from any of such taxes or penalties. As a condition to accepting an Award under the Plan, each Participant agrees to not make any claim against the Corporation, or any of its officers, Employers, Directors, Subsidiaries, and Affiliates related to tax liabilities arising from such Award or other Corporation compensation.

14.5	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

14.6	No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.

LOUISIANA-PACIFIC CORPORATION  •  2022 PROXY STATEMENT    A-15

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14.7	Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among the Corporation and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Corporation and its Subsidiaries and Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Corporation or its Subsidiaries and Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Corporation and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Corporation and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Corporation with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Corporation or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Corporation holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section in writing, without cost, by contacting the local human resources representative. The Corporation may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

14.8	No Trust Relationship. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or shall be construed to create a trust or any kind, or a fiduciary relationship between the Corporation, the Administrator or any officers or Directors, on the other hand, and any Participant or any other person or entity on the other hand.

14.9	Fractional Shares. Fractional Shares may be issued or delivered pursuant to the Plan or any Award in the discretion of the Administrator.

14.10	Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Corporation of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Administrator, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the preparation of the Award Agreement or related grant documentation, the corporate records will control, and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documentation.

14.11	Changes in Status and Leaves of Absence. The Administrator shall have the discretion to determine (whether by establishing a policy applicable to the treatment of any or all Awards in such circumstances, or by making an individualized determination) at any time whether and to what extent any tolling, reduction, vesting-extension, forfeiture or other treatment should be applied to an Award in connection with a Participant’s leave of absence or a change in a Participant’s regular level of time commitment to the Corporation (e.g., in connection with a change from full-time to part-time status); provided, however, that the Administrator shall not have any such discretion (whether pursuant to a policy or specific determination) to the extent that the grant of such discretion would cause any tax to become due under Section 409A of the Code.

14.12	No Effect on Retirement and Other Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Corporation or any Subsidiary or Affiliate, except as such plan otherwise expressly provides. The Corporation expressly reserves its rights to amend, modify, or terminate any of the Corporation’s or any Subsidiary or Affiliate’s employee benefit plans. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Corporation for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

LOUISIANA-PACIFIC CORPORATION  •  2022 PROXY STATEMENT    A-16

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14.13	Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Corporation’s insider trading policies and procedures, as in effect from time to time, and compliance with Applicable Law.

14.14	Electronic Communication. The Administrator may, in its sole discretion, decide to deliver any documents related to Awards and all other documents that the Corporation is required to deliver to security holders by email or other electronic means (including posting them on a website maintained by the Corporation or a third party under contract with the Corporation). As a condition to participating in the Plan, Participants agree to receive such documents by electronic delivery and agree to participate in the Plan through any online or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

14.15	Beneficiaries. Unless stated otherwise in an Award Agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Corporation. A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then, after a Participant’s death, any Vested Award(s) shall be transferred or distributed to the Participant’s estate.

14.16	Governing Law.

(a)	Delaware Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Delaware.

(b)	International Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Administrator may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Corporation or any Subsidiary or Affiliate outside of the United States of America or who provide services to the Corporation or any Subsidiary or Affiliate under an agreement with a foreign nation or agency, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Corporation.

Article 15.	Stockholder Approval

The Plan was approved by the Board on February 17, 2022, and is submitted for approval by stockholders at the 2022 annual meeting of stockholders.

LOUISIANA-PACIFIC CORPORATION  •  2022 PROXY STATEMENT    A-17

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LOUISIANA-PACIFIC CORPORATION
ATTN: NICOLE DANIEL
414 UNION STREET
SUITE 2000
NASHVILLE, TN 37219

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 26, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LPX2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted indicate that you agree to receive or access proxy materials electronically for future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 26, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69530-K32281-P66674

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LOUISIANA-PACIFIC CORPORATION

The Board of Directors recommends you vote FOR all the nominees listed in the following proposal:

1. Election of Class I Directors

Nominees:	For	Against	Abstain
1a. Tracy Embree	☐	☐	☐
1b. Lizanne C. Gottung	☐	☐	☐
1c. Dustan E. McCoy	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as LP's independent registered public accounting firm for 2022.	☐	☐	☐
3. Approval of the Louisiana-Pacific Corporation 2022 Omnibus Stock Award Plan.	☐	☐	☐
4. Advisory vote to approve named executive officer compensation.	☐	☐	☐

NOTE: This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other business properly comes before the meeting, this proxy will be voted by the proxies named herein in accordance with their best judgment.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint holders should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Annual Meeting of Stockholders

LOUISIANA-PACIFIC CORPORATION
April 27, 2022

The Annual Meeting of Stockholders of Louisiana-Pacific Corporation will be held via audio webcast at http://www.virtualshareholdermeeting.com/LPX2022 on Wednesday, April 27, 2022 at 7:30 a.m. Central time. Your voted proxy card should be detached and returned as soon as possible in the enclosed postage-paid envelope.

Nicole Daniel

SVP, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D69531-K32281-P66674

LOUISIANA-PACIFIC CORPORATION
Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders to be held on April 27, 2022

The undersigned hereby constitutes and appoints Stephen E. Macadam, as his or her true and lawful agent and proxy, with full power of substitution, to represent and vote, as provided on the reverse side, all shares of common stock of Louisiana-Pacific Corporation ("LP"), which the undersigned may be entitled to vote and, in his discretion, to vote upon such other business as may properly come before the Annual Meeting of LP Stockholders to be held at http://www.virtualshareholdermeeting.com/LPX2022 on Wednesday, April 27, 2022 at 7:30 a.m. Central time; and at any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. By signing on the reverse, you acknowledge receipt of the 2022 Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and Annual Report, and revoke all proxies heretofore given by you to vote at said meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side